Table of Contents

As filed with the Securities and Exchange Commission on June 15, 2023

Registration No. 333-_______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

STAR ALLIANCE INTERNATIONAL CORP.

(Exact name of registrant as specified in its charter)

Nevada	1040	37-1757067
State or other jurisdiction	Primary Standard Industrial	(I.R.S. Employer
incorporation or organization	Classification Code Number)	Identification Number)

Star Alliance International Corp.

5743 Corsa Avenue Suite 218

Westlake Village, CA 91362

310-571-0020

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

with copy to

Mark Crone, Esq.

Joe Laxague, Esq.

The Crone Law Group, P.C.

420 Lexington Avenue, Suite 2446

New York, NY 10710
Telephone: (775) 234-5221

jlaxague@cronelawgroup.com

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Approximate Date of Commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions “large accelerated filer,” “accelerated file,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filed	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and these securities may not be sold until that registration statement becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED: JUNE 15, 2023

Star Alliance International Corp.

Up to 71,000,000 shares of Common Stock

This prospectus relates to the offer and sale, from time to time, of up to an aggregate of 71,000,000 shares (the “Shares”) of common stock, $0.001 par value per share (the “Common Stock”) of Star Alliance International Corp., a Nevada corporation (the “Company”), to be offered by the selling stockholder, Keystone Capital Partners, LLC (“Keystone” or “Selling Stockholder”) identified in this prospectus. We are registering the offer and sale of the Shares by the Selling Stockholder to satisfy registration rights we have granted to the Selling Stockholder under Common Stock Purchase Agreement (the “Purchase Agreement”) and a registration rights agreement (the “Registration Rights Agreement”), each dated March 15, 2023.

 The Selling Stockholder may sell the Shares of Common Stock described in this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Stockholder may sell its shares of Common Stock in the section titled “Plan of Distribution.” The Selling Stockholder has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the Common Stock.

All net proceeds from the sale or other disposition of the shares of Common Stock sold by the Selling Stockholder covered by this prospectus will go to the Selling Stockholder. The Company will not realize any proceeds from sales by the Selling Stockholder.

The Selling Stockholder is an underwriter within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and any broker-dealers or agents that are involved in selling the Shares may be deemed to be underwriters within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholder will pay all underwriting discounts and selling commissions relating to the sale of these shares. We have agreed to pay the legal, accounting, printing, and other expenses related to the registration of the resale of the Shares.

Our Common Stock is traded on the OTC Pink Market under the symbol “STAL”. On June 14, 2023, the last reported sale price of our Common Stock was $0.0102 per share.

Investing in our Common Stock involves a high degree of risk. The trading volume in our stock has been limited. Before making any investment in our securities, you should read and carefully consider risks described in the “Risk Factors” section beginning on page 7 of this prospectus.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment thereto. We have not authorized anyone to provide you with different information.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Prospectus dated __________, 2023

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About This Prospectus

This prospectus is part of a registration statement on Form S-1 that we filed with the U.S. Securities and Exchange Commission (the “SEC”). You should read this prospectus and the information and documents incorporated herein by reference carefully. Such documents contain important information you should consider when making your investment decision. See “Where You Can Find Additional Information” in this prospectus.

You should rely only on the information contained in or incorporated by reference into this prospectus. Neither we nor the Selling Stockholder named herein have authorized anyone to provide you with information different from, or in addition to, that contained in or incorporated by reference into this prospectus. This prospectus is an offer to sell only the securities offered hereby but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in or incorporated by reference into this prospectus is current only as of their respective dates or on the date or dates that are specified in those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

If required, each time the Selling Stockholder offers shares of Common Stock, we will provide you with, in addition to this prospectus, a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize the Selling Stockholder to use one or more free writing prospectuses to be provided to you that may contain material information relating to that offering. We may also use a prospectus supplement and any related free writing prospectus to add, update or change any of the information contained in this prospectus or in documents we have incorporated by reference. This prospectus, together with any applicable prospectus supplements, any related free writing prospectuses and the documents incorporated by reference into this prospectus, includes all material information relating to this offering. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in a prospectus supplement. Please carefully read both this prospectus and any prospectus supplement together with the additional information described below before buying any of the securities offered.

As used in this prospectus, unless otherwise designated, the terms “we,” “us,” “our,” the “Company,” and “our company” refer to Star Alliance International Corp. a Nevada corporation.

Unless otherwise indicated, information contained in this prospectus or incorporated by reference herein concerning our industry and the markets in which we operate is based on information from independent industry and research organizations, other third-party sources (including industry publications, surveys and forecasts), and management estimates. Management estimates are derived from publicly available information released by independent industry analysts and third-party sources, as well as data from our internal research, and are based on assumptions made by us upon reviewing such data and our knowledge of such industry and markets, which we believe to be reasonable. Although we believe the data from these third-party sources is reliable, we have not independently verified any third-party information. In addition, projections, assumptions and estimates of the future performance of the industry in which we operate and our future performance are necessarily subject to uncertainty and risk due to a variety of factors, including those described in “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

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PROSPECTUS SUMMARY

This summary highlights some information from this prospectus, and it may not contain all the information important to making an investment decision. This summary is not complete and does not contain all of the information that should be considered before investing in our Common Stock. Potential investors should read the entire prospectus carefully, including the more detailed information regarding our business provided below, the risks of purchasing our Common Stock discussed under the “Risk Factors” section, and our financial statements and the accompanying notes to the financial statements.

Overview

We are an early-stage company in the business of acquiring gold mining and other mining properties worldwide and environmentally safe and other new technologies both in mining and other business areas. As of the date of this prospectus, we have not commenced our mining operations or other business activities. We anticipate starting our mining operations in the third quarter of 2023.

The Company was incorporated in the State of Nevada on April 17, 2014 under the name Asteriko Corp.” Our prior business plan, which generated limited or no earnings, included interior decorating products, and a travel and tourism service. Following the change of control transaction, on May 14, 2018, when our current Chairman, President and director, Richard Carey, acquired approximately 62.15% ownership of the Company, the Company developed its new business plan, focusing on the acquisition and development of gold mining as well as certain other mining properties and acquisition of other business with significant patented and environmentally safe technologies both in mining and other business areas.

On August 13, 2019, the Company acquired its first assets, the assets of Troy Mining Corp, a Nevada corporation pursuant to the asset purchase agreement dated June 13, 2019 (the “Troy Asset Acquisition”), which included 78 gold mining claims consisting of approximately 4800 acres, located east/southeast of El Portal, California, in Mariposa County. In consideration for the Troy Asset Acquisition, the Company issued to Troy a promissory note in principal amount of $500,000 (the “Purchase Note”), and 1,883,000 shares of a newly-designated Series B Preferred Stock. The Purchase Note was repaid in full in April, 2022.

On January 1, 2022, the Company acquired 51% of the capital stock of Compania Minera Metalurgica Centro Americana (Commsa), a Honduran Corporation, pursuant to the share exchange agreement dated December 15, 2021 between the Company and Commsa’s sole shareholder, Juan Lemus (the “Share Exchange Agreement”), in consideration for $1,000,000 in cash and the issuance of 5,000,000 shares of the Company’s common stock to Mr. Lemus. In addition, the Company has agreed to provide up to $7,500,000 in working capital to expand the mining operations in a gold mining project (Rio Jalan Project) in Olancho state in the highlands of Central Honduras. As the result of this acquisition, the Company now owns the mining rights to five operating mines that run along a 12.5-mile stretch of the Rio Jalan River that are being prepared for production. As of the date of this prospectus, the Company is not in compliance with its obligations under the Share Exchange Agreement, since it issued to Mr. Lemus only 200,000 shares of its Common Stock and paid only $75,000 toward the required $1,000,000 cash payment.

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On February 7, 2023, the Company issued a 12% convertible promissory note to Quick Capital LLC (“Quick Capital”). The note is convertible at the lessor of 1) $0.05, or a price per share equal to the 65% of the lowest trading price of the Company’s common stock during the 20 consecutive trading days prior to the date on which lender elects to convert all or part of the Note. In addition the Company issued Quick Capital warrants to purchase up to 1,211,111 shares of common stock. The Warrants are exercisable for shares of the Company’s common stock at a price of $0.05 per share and expire 5 five years from the date of issuance.

On February 8, 2023, the Company executed a 10% convertible promissory note with AES Capital Management, LLC (“AES”). The note is convertible at the lessor of 1) $0.02, or a price per share equal to the 65% of the lowest trading price of the Company’s common stock during the 20 consecutive trading days prior to the date on which AES elects to convert all or part of the Note.

Recent Developments

Purchase Agreement and Registration Rights Agreement with Keystone.

On March 15, 2023, the Company entered into and executed the Purchase Agreement and a Registration Rights Agreement (the “RRA”) with Keystone, pursuant to which the Company shall have the right, but not the obligation, to direct Keystone, an unrelated third party, to purchase up to 75,000,000 shares of its Common Stock (the “Shares”, pursuant to separate purchase notices to be delivered by the Company to Keystone from time to time (each, a “Purchase Notice”). The Purchase Agreement provides that each Purchase Notice may be for not less than $20,000 and not more than $75,000 worth of the Company’s Common Stock. The price per share of Common Stock shall be eighty-five percent (85%) of the average of the closing prices per share of the Company’s Common Stock for five (5) trading days preceding the purchase.

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Our ability to require Keystone to purchase the Shares under the Purchase Agreement is subject to various limitations and conditions, including but not limited to the following:

•	The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Purchase Agreement and the Registration Rights Agreement to be performed, satisfied or complied with by the Company;

●	The Company shall deliver to Keystone on the Commencement Date (as defined in the Purchase Agreement) the compliance certificate executed by the Company’s executive officer

•	This Initial Registration Statement, which covers the resale by Keystone of the Registrable Securities (as defined in the Registration Rights Agreement), including the Commitment Shares and the shares to be issued pursuant to the Purchase Notice, shall have been declared effective under the Securities Act by the SEC, and Keystone shall be permitted to utilize the prospectus therein to resell (a) all of the Commitment Shares and (b) all of the Shares included in the prospectus

•	The applicable purchase price for each Purchase Notice must be not less than $0.01 per share

•	At least five (5) trading days must have passed since the last Purchase Notice

•	The Company’s Common Stock must be DWAC eligible

•

Keystone’s beneficial ownership of the Company’s common stock is limited such that Keystone may not purchase shares of Star’s common stock to the extent that, immediately following such purchase, Keystone would own more than 4.99% of Star’s total issued and outstanding common stock.

•	Selling Stockholder shall have received an opinion from our outside legal counsel in the form previously agreed to.

•	Trading of the Company’s Common Stock shall not have been suspended by the SEC, the Trading Market or the FINRA

In consideration for Keystone entering into the Purchase Agreement and to induce Keystone to execute and deliver the Purchase Agreement, the Company has agreed to issue to Keystone Commitment Shares (as defined below) and to provide Keystone with certain registration rights with respect to the Commitment Shares in accordance with the terms of the Purchase Agreement. The Commitment Shares include (i) 1,000,000 shares of its Common Stock issued to Keystone on the date of the execution of the Purchase Agreement, (b) 500,000 shares of the Company’s Common Stock to be issued to Keystone on the date this initial Registration Statement will be declared effective, and (c) 2,274,588 additional shares of the Company’s Common Stock having an aggregate dollar value of $75,000 upon the investment by Keystone of more than $500,000 in the Company under the Purchase Agreement.

The shares of Common Stock that may be issued to Keystone pursuant to the Purchase Notices and the Commitment Shares, were issued and will be issued pursuant to an exemption from registration under the Securities Act.

There is no guarantee that we will be able to meet the foregoing conditions or any other conditions under the Purchase Agreement or that we will be able to draw down any portion of the amounts available under the Purchase Agreement.

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We also entered into the Registration Rights Agreement with Keystone, pursuant to which, we have filed this Initial Registration Statement, , which includes this prospectus, with the SEC relating to Keystone’s resale of any shares of Common Stock it purchased under the Purchase Agreement, including the Commitment Shares we issued and will issue, taking into account the limitation pursuant to Rule 415 under the Securities Act, with respect to the maximum number of the Registrable Securities that may be covered by this Initial Registration Statement. The effectiveness of this Initial Registration Statement is a condition precedent to our ability to sell shares of our Common Stock to Keystone under the Purchase Agreement. The Company will use its commercially reasonable efforts to amend the Initial Registration Statement or file a new Registration Statement, to cover all of such Registrable Securities, subject to any limits that may be imposed by the SEC pursuant to Rule 415 under the Securities Act.

If all 71,000,000 shares offered in this Initial Registration Statement pursuant to this prospectus were sold, they would represent approximately 24.9 % of the total number of shares of our Common Stock outstanding as of the date of this prospectus. Issuance of the shares in this offering will not affect the rights or privileges of our existing stockholders except that the economic and voting interests of each of our existing stockholders will be diluted as a result of any such issuances. Although the number of shares of our Common Stock that our existing stockholders own will not decrease, the shares owned by our existing stockholders will represent a smaller percentage of our total outstanding shares after any issuances of shares of our Common Stock to the Selling Stockholder.

Acquisition of 51% of Lion Works and Genesis

On March 19, 2023, the Company entered into and executed a share purchase agreement (the “Share Purchase Agreement”) with Lion Works Advertising, SA, a Guatemalan corporation (“Lion Works”) and Juan Lemus, the sole shareholder of Lion Works, pursuant to which it acquired from Mr. Lemus 51% of the capital stock of Lion Works, including 51% of the intellectual property rights and know-how related to the Genesis extraction system (“Genesis”), The Share Purchase Agreement superseded the terms of the binding Letter of Intent that the parties entered into and executed by the parties on November 21, 2021. Pursuant to the terms of the Share Purchase Agreement, Genesis will be managed by a new company, in which the Company will own 51% interest, with the remaining 49% interest to be owned by Juan Lemus. The Company’s title and rights to Genesis are subject to the satisfaction of the following obligations:

•	The Company shall pay the total purchase price of $5,100,000 in cash, with the first minimum payment in the amount of $2,550,000 to be paid by September 30, 2023, and the remaining outstanding balance of $2,550,000 to be paid by September 30, 2024, within 12 months of the first payment.

•	The Company will invest an additional 5,000,000 as a working capital toward the development of the Genesis plants, with $2,000,000 to be paid by July 31, 2023 and the remaining $3,000,000 to be paid by July 31, 2024, within 12 months of the first payment.

•	The Company will engage a patent attorney and pay for the cost of that patent attorney to prepare the patent application related to Genesis and to register that patent, provided that Lion Works will engage an expert to prepare a report on the Genesis system, to be used in this patent application.

To secure the Company’s obligations under the Share Purchase Agreement, Juan Lemus placed the lien on the 51% of the Company’s capital stock in Lion Works and, upon formation of a new company, that lien will be placed on the Company’s ownership in that newly formed subsidiary. Such lien shall continue until the Company performs all its obligations under the Share Purchase Agreement, which subjects the Company to the risk of losing its title to Genesis in the event of breach of its obligations set forth in the Share Purchase Agreement.

Corporate Information

Our principal executive offices are located at 5743 Corsa Avenue Suite 218, Westlake Village, CA 91362. Our telephone number is 833-443-7827.

Employees

The Company currently has two employees, its President and Chairman, Richard Carey, Anthony Anish, Chief Financial Officer, and Corporate Secretary. The management of the Company expects to use consultants, attorneys and accountants as necessary, and does not anticipate a need to engage any full-time employees so long as it is seeking and evaluating business opportunities. The need for employees and their availability will be addressed in connection with the decision whether or not to acquire or participate in specific business opportunities.

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SUMMARY OF THE OFFERING

Issuer:	Star Alliance International Corp.

Securities Being Offered by the Selling Stockholder:	Up to 71,000,000 shares of our Common Stock, including (i) 1,000,000 issued to the Selling Stockholder as Commitment Shares, (ii) 500,000 Commitment Shares of the Company’s Common Stock to be issued to the Selling Stockholder on the date this Registration Statement will be declared effective, (iii) 2,274,588 additional shares of the Company’s Common Stock having an aggregate dollar value of $75,000, to be issued upon the investment by the Selling Stockholder of more than $500,000 in the Company under the Purchase Agreement and (iv) the remaining shares may be purchased by the Selling Stockholder and issuable under the Purchase Agreement (the reduced number of shares of Common Stock issuable under the Purchase Agreement reflects the limitation pursuant to Rule 415 under the Securities Act, with respect to the maximum number of the Registrable Securities that may be covered by this Initial Registration Statement).

Offering Price:	The Selling Stockholder may offer, sell, or distribute all or a portion of the Shares registered hereby either through public or private transactions at prevailing market prices or at negotiated prices. See “Plan of Distribution”.

Common stock outstanding before this offering:	213,603,598 shares (1)

Common stock outstanding after the offering:	284,603,598 shares. Assumes that the Selling Stockholder sells all of the Shares offered pursuant to this prospectus.

Terms of the offering:	The Selling Stockholder will determine when and how it sells the Shares offered in this Prospectus as described in “Plan of Distribution.”

Use of proceeds:	We will not receive any proceeds from the sale of the Shares by the Selling Stockholder. We have agreed to bear the expenses relating to the registration of the Shares. See “Use of Proceeds.”

Risk factors:	See “Risk Factors” and the other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our Common Stock.

Market Information	Our shares of Common Stock are traded on the Pink Market of OTC Markets, Inc. under the symbol “STAL.”

(1) As of June 15, 2023.

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RISK FACTORS

Investing in our Common Stock involves a high degree of risk. Before investing in our Common Stock, you should carefully consider the risks described below, as well as the other information in this prospectus, Investors should consider carefully the following information about these risks, together with the other information contained in this prospectus, including our consolidated financial statements and the related notes. If any of the following risks actually occur, the business, financial condition or results of operations of the Company could be materially adversely affected, the market price of the Common Stock would likely decline, and investors could lose all or a portion of their investment.

Risks Related to our Business and Industry.

Risks Related to the Company

We are an early operational stage company and our success is subject to the substantial risks inherent in the establishment of a new business venture.

The implementation of our business strategy and our business operations are in the early stage and subject to all of the risks inherent in the establishment of a new business venture. Accordingly, our intended business operations may not prove to be successful in the near future, if at all. Any future success that we might enjoy will depend upon many factors, several of which may be beyond our control, or which cannot be predicted at this time, and which could have a material adverse effect upon our financial condition, business prospects and operations and the value of an investment in our company.

Our financial situation creates doubt whether we will continue as a going concern.

Since inception, the Company has incurred significant operating losses and has a working capital deficit and accrued liabilities. The financial statements have been prepared assuming that the Company will continue as a going concern and, accordingly, do not include any adjustments that might result from the outcome of this uncertainty. The Company’s existing operational cash flow is not sufficient to fund presently anticipated operations, and the Company will need to raise additional funds through alternative sources of financing. The Company also has contractual obligations to various parties to make cash payments timely. As of the date of this prospectus, the Company is in default with its obligations under the Share Exchange Agreement in connection with its purchase of 51% of Commsa. It also has obligations to pay $2,000,000 by July 31, 2023 with respect to “Genesis” program it just acquired and the outstanding. There is no assurance that the Company will be able to obtain additional funding when it is needed, or that such funding, if available, will be obtainable on terms acceptable to us. There can be no assurances that we will ever be able to achieve a level of revenues adequate to generate sufficient cash flow from operations or obtain additional financing through private placements, public offerings and/or bank financing necessary to support our working capital requirements and to pay our contractual obligations. If we cannot obtain needed funds, we may be forced to reduce or cease our activities with a consequent loss to investors. In addition, should we incur significant presently unforeseen expenses or delays, we may not be able to accomplish our goals. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. If the Company is unable to obtain sufficient funding, our business, prospects, financial condition and results of operations will be materially and adversely affected, and we may be unable to continue as a going concern.

We may have difficulty raising additional capital, which could deprive us of necessary resources.

We expect to continue to devote significant capital resources to fund set up and marketing. In order to support the initiatives envisioned in our business plan, we will need to raise additional funds through public or private debt or equity financing, collaborative relationships or other arrangements. Our ability to raise additional financing depends on many factors beyond our control, including the state of capital markets, the market price of our common stock and the development or prospects for the development of competitive technology by others. Because our common stock is listed on the OTC Markets, many investors may not be willing or allowed to purchase it or may demand steep discounts. Sufficient additional financing may not be available to us or may be available only on terms that would result in further dilution to the current owners of our common stock. If we are unsuccessful in raising additional capital, or the terms of raising such capital are unacceptable, we may have to modify our business plan and/or significantly curtail our planned activities and other operations.

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Failure to manage our growth effectively could cause our business to suffer and will have an adverse effect on our financial condition and operating results.

Failure to manage our growth effectively could cause our business to suffer and have an adverse effect on our financial condition and operating results. To manage our growth effectively, we must continually evaluate and evolve our business and manage our employees, operations, finances, technology and development, and capital investments efficiently. Our efficiency, productivity and the quality of our business may be adversely impacted if we fail to appropriately coordinate across our business operations. Additionally, rapid growth may place a strain on our resources, infrastructure, and ability to maintain the quality of our production. If and when our structure becomes more complex as we add additional staff, we will need to improve our operational, financial and management controls as well as our reporting systems and procedures. Our failure to manage our growth could disrupt our operations and ultimately prevent us from generating revenues.

If our business plans are not successful, we may not be able to continue operations as a going concern and our shareholders may lose their entire investment in us.

Our ability to manage growth effectively will depend on our ability to quickly scale-up operations and to recruit, train and manage operations, management, and technical personnel. There can be no assurance that management will be able to manage growth effectively. However, our current plan calls for retaining the current successful management team and adding experienced personnel to the team to enable us to meet our production expansion plan.

If we do not properly manage the growth of our business, we may experience significant strains on our management and operations and disruptions in our business. Our failure to properly manage our planned rapid transition to fully active mining operations at the California mining properties could negatively impact our ability to execute our operating plan and, accordingly, could have an adverse impact on our business, and our cash flow and results of operations. In addition, we may not have sufficient working capital to fund the expansion of our operations and to provide the working capital necessary for our ongoing operations and obligations. We may need to raise significant additional capital to fund our operating expenses, pay our obligations, and grow our company. Therefore, our future operations may be adversely impacted.

Our intellectual property rights are critical to our success, and the loss of such rights could materially adversely affect our business.

We acquired intellectual property rights related to Genesis, which is critical to our success, and we attempt to protect such intellectual property with registered and common law trademarks, restrictions on disclosure and other actions to prevent infringement. However, there can be no assurance that other third parties will not infringe or misappropriate our trademarks and similar proprietary rights. If we lose some or all of our intellectual property rights, our business may be materially adversely affected.

We may be subject to intellectual property infringement claims, which may be expensive to defend and may disrupt our business and operations.

We cannot be certain that our operations or any aspects of our business do not or will not infringe upon or otherwise violate intellectual property rights held by third parties. We have not but in the future may be, subject to legal proceedings and claims relating to the intellectual property rights of others. There could also be existing intellectual property of which we are not aware that our products may inadvertently infringe. We cannot assure you that holders of intellectual property purportedly relating to some aspect of our technology or business, if any such holders exist, would not seek to enforce such intellectual property against us in the United States, or any other jurisdictions. We could be required to participate in interference proceedings involving issued patents and pending applications of another entity. The cost to us of any such proceeding could be substantial. An adverse outcome in an interference proceeding could require us to cease using the technology, substantially modify it or to license rights from prevailing third parties. In addition, third parties may, in the future, assert other intellectual property infringement claims against us with respect to our services and technologies. If we are found to have violated the intellectual property rights of others, we may be subject to liability for our infringement activities or may be prohibited from using such intellectual property, and we may incur licensing fees or be forced to develop alternatives of our own.

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Our future acquisitions and capital raises may dilute our existing shareholders’ ownership, the value of their equity securities and/or have other adverse effects on our operations.

All our recent acquisitions resulted in the issuance of equity securities by the Company, and we are planning more acquisitions in the near future which will require the Company to issue equity securities. Also, we may raise additional capital by issuing equity securities or debt instruments. The issuance of additional shares of common stock in future acquisitions or subsequent offerings for the will result in immediate and substantial dilution to our existing shareholders. If we raise additional funds by issuing debt instruments, these debt instruments could impose significant restrictions on our operations, including liens on our assets. If we raise additional funds through collaborations and licensing arrangements, we may be required to relinquish some rights to our technologies or products, or to grant licenses on terms that are not favorable to us or could diminish the rights of our shareholders. Furthermore, if we offer to sell our shares of common stock in subsequent offerings for the purchase price that is less than the purchase price of shares of common stock offered pursuant to this prospectus, this may impact the value of equity securities of out existing shareholders. In addition, the issuance of such additional shares may impact the ability of any investor to sell their shares once such shares are eligible for sale.

Our failure to adopt certain corporate governance procedures may prevent us from obtaining a listing on a national securities exchange.

We do not have an audit, compensation, or nominating and corporate governance committee. The functions such committees would perform are performed by the board as a whole. Consequently, there is a potential conflict of interest in board decisions that may adversely affect our ability to become a listed security on a national securities exchange and as a result adversely affect the liquidity of our common stock.

Since our management beneficially owns substantial voting power, their interests may differ from the interests of our other shareholders, which could cause a material decline in the value of our shares.

As of the date of this Initial Registration Statement, our officers and directors beneficially own approximately 41.2% of shares of Common Stock. In addition, our Chairman and President owns 1,000,000 shares of Series A Preferred Stock, which vote with the common stock as if each share of Series A Preferred Stock had been converted into 500 shares of common stock. Accordingly, management beneficially controls most of the voting stock of the Company. As a result, management has significant influence on determining the outcome of any matters submitted to the shareholders for approval, including mergers, consolidations, the election of directors and other significant corporate actions. This ownership and control may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination that may be in the best interest of the Company. Without the consent of management, we may be prevented from entering into transactions that could be beneficial to us or our minority shareholders. The interest of management may differ from the interests of our other shareholders. The concentration in the ownership of our shares may cause a material decline in the value of our shares. We cannot assure you that management will act in our best interests given management’s ability to control a significant majority of our voting shares.

Risks Related to Our Business

Mining and Exploration activities involve a high degree of risk.

When we commence operations on our mining properties, we will be subject to all the hazards and risks normally encountered in the mining of and exploration for deposits of gold and other minerals. These hazards and risks include, without limitation, unusual and unexpected geologic formations, seismic activity, rock bursts, pit-wall failures, cave-ins, flooding and other conditions involved in the drilling and removal of material, any of which could result in damage to, or destruction of, mines and other producing facilities, damage to life or property, environmental damage and legal liability. Milling operations, if any, are subject to various hazards, including, without limitation, equipment failure and failure of retaining dams around tailings disposal areas, which may result in environmental pollution and legal liability.

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The parameters that would be used at our properties in estimating possible mining and processing efficiencies would be based on the testing and experience our management has acquired in operations elsewhere. Various unforeseen conditions can occur that may materially affect estimates based on those parameters. In particular, past mining operations with respect to gold mining properties we acquired from Troy indicate that proper steps are taken to ensure that the underground mining operations are executed as planned. Other unforeseen and uncontrollable difficulties may occur in planned operations at our properties that could lead to failure of the operation. When we are ready to re-open mining properties we acquired from Troy and build a gold mining operation based on existing or additional deposits of gold mineralization that may be discovered and proven, we plan to process the resource using Genesis innovative technology, where plants can be placed in customer mining sites including mining sites we acquired from Troy. This green, environmentally friendly, process, extracts up to 98% of the gold ore from the rock. Furthermore, the process takes no more than 24 hours which is considerably shorter than the 40 to 120 days’ other leaching processes take. We believe that this technology will be very efficient, however it may not be as economical, as we anticipate, and we may never achieve profitability. Furthermore, this project will require us to invest up to $5,000,000 with respect to using the “Genesis” ore extraction process. We may also lose our title to Genesis if we do not perform all of our obligations under the Share Purchase Agreement, as a lien was placed on the Company’s 51% ownership, which will be later placed on our ownership in the new company that will own Genesis.

Growing production costs could affect our financial condition.

We anticipate that costs at our projects that we may explore or develop, will frequently be subject to variation from one year to the next due to a number of factors, such as changing ore grade, metallurgy and revisions to mine plans, if any, in response to the physical shape and location of the ore body. In addition, costs are affected by the price of commodities such as fuel, rubber, and electricity. Such commodities are at times subject to volatile price movements, including increases that could make extraction at certain operations less profitable. A material increase in costs at any significant location could have a significant effect on our profitability.

Shortage of equipment and supplies could adversely affect our ability to operate our business.

We are dependent on various supplies and equipment to carry out our mining exploration and, if warranted, development and production operations. The shortage of such supplies, equipment and parts could have a material adverse effect on our ability to carry out our operations and therefore limit or increase the cost of reaching production.

We may be adversely affected by a fluctuation and potential decrease in gold prices.

The value and price of our securities, our financial results, and our exploration activities may be significantly adversely affected by declines in the price of gold and other precious metals. Gold prices fluctuate widely and are affected by numerous factors beyond our control such as interest rates, exchange rates, inflation or deflation, fluctuation in the relative value of the United States dollar against foreign currencies on the world market, global and regional supply and demand for gold, and the political and economic conditions of gold producing countries throughout the world. The price for gold fluctuates in response to many factors beyond anyone’s ability to predict. The prices that would be used in making any economic assessment estimates of mineralized material on our properties would be disclosed and would probably differ from daily prices quoted in the news media. Percentage changes in the price of gold cannot be directly related to any estimated resource quantities at any of our properties, as they are affected by a number of additional factors. For example, a ten percent change in the price of gold may have little impact on any estimated quantities of commercially viable mineralized mining properties we acquired from Troy and in Honduras and would affect only the resultant cash flow. Because any future mining at these properties would occur over a number of years, it may be prudent to continue mining for some periods during which cash flows are temporarily negative for a variety of reasons, including a belief that a low price of gold is temporary and/or that a greater expense would be incurred in temporarily or permanently closing a mine there. In addition to adversely affecting any of our mineralized material estimates and its financial aspects, declining metal prices may impact our operations by requiring a reassessment of the commercial feasibility of a particular project. Such a reassessment may be the result of a management decision related to a particular event, such as a cave-in of a mine tunnel or open pit wall. Even if any of our projects may ultimately be determined to be economically viable, the need to conduct such a reassessment may cause substantial delays in establishing operations or may interrupt on-going operations, if any, until the reassessment can be completed.

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Government regulation may adversely affect our business and planned operations.

Our mining activities are subject to various laws governing prospecting, mining, development, production, taxes, labor standards and occupational health, mine safety, toxic substances, land use, water use, land claims of local residents and other matters in the United States. New rules and regulations may be enacted or existing rules and regulations may be applied in a manner that could limit or curtail exploration at our mining properties in California and Honduras. The economics of any potential mining operation on our properties would be particularly sensitive to changes in the tax regimes.

Amendments to current laws, regulations and permits governing our operations and the general activities of mining and exploration companies, or more stringent implementation thereof, could cause unanticipated increases in our exploration expenses, capital expenditures or future extraction or production costs, or could result in abandonment or delays in establishing operations at our mining properties in California and Honduras.

Our activities are subject to environmental laws and regulation that may materially adversely affect our future operations, in which case our operations could be suspended or terminated.

We are subject to a variety of federal, state and local statutes, rules and regulations in connection with our exploration activities. We are required to obtain various governmental permits to conduct exploration at and development of our property. Obtaining the necessary governmental permits is often a complex and time-consuming process involving numerous federal, state and local agencies. The duration and success of each permitting effort is contingent upon many variables not within our control. In the context of permitting, including the approval of reclamation plans, we must comply with known standards, existing laws, and regulations that may entail greater or lesser costs and delays depending on the nature of the activity to be permitted and the interpretation of the laws and regulations implemented by the permitting authority. The failure to obtain certain permits or the adoption of more stringent permitting requirements could have a material adverse effect on our business, plans of operation, and property in that we may not be able to proceed with our exploration programs. Compliance with statutory environmental quality requirements may require significant capital investments, significantly affect our earning power, or cause material changes in our intended activities. Environmental standards imposed by federal, state, or local governments may be changed or become more stringent in the future, which could materially and adversely affect our proposed activities. As a result of these matters, our operations could be suspended or cease entirely.

Minerals exploration and mining are subject to potential risks and liabilities associated with pollution of the environment and the disposal of waste products occurring as a result of mineral exploration and production. Insurance against environmental risk (including potential liability for pollution or other hazards as a result of the disposal of waste products occurring from exploration and production) is not generally available to us (or to other companies in the minerals industry) at a reasonable price. To the extent that we become subject to environmental liabilities, the remediation of any such liabilities would reduce funds otherwise available to us and could have a material adverse effect on our financial condition. Laws and regulations intended to ensure the protection of the environment are constantly changing, and are generally becoming more restrictive.

Federal legislation and regulations adopted and administered by the U.S. Environmental Protection Agency, Forest Service, Bureau of Land Management (“BLM”), Fish and Wildlife Service, Mine Safety and Health Administration, and other federal agencies, and legislation such as the Federal Clean Water Act, Clean Air Act, National Environmental Policy Act, Endangered Species Act, and Comprehensive Environmental Response, Compensation, and Liability Act, have a direct bearing on U.S. exploration and mining operations within the United States. These regulations will make the process for preparing and obtaining approval of a plan of operations much more time-consuming, expensive, and uncertain. Plans of operation will be required to include detailed baseline environmental information and address how detailed reclamation performance standards will be met. In addition, all activities for which plans of operation are required will be subject to review by the BLM, which must make a finding that the conditions, practices or activities do not cause substantial irreparable harm to significant scientific, cultural, or environmental resource values that cannot be effectively mitigated.

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U.S. federal initiatives are often administered and enforced through state agencies operating under parallel state statutes and regulations. Although some mines continue to be approved in the United States, the process is increasingly cumbersome, time-consuming, and expensive, and the cost and uncertainty associated with the permitting process could have a material effect on exploring and mining our properties. Compliance with statutory environmental quality requirements described above may require significant capital investments, significantly affect our earning power, or cause material changes in our intended activities. Environmental standards imposed by federal, state, or local governments may be changed or become more stringent in the future, which could materially and adversely affect our proposed activities. As a result of these matters, our operations could be suspended or cease entirely.

Our mining properties in California include federal lands, and, therefore we need to file plans of operations with the BLM. We also could be subject to obtaining watercourse diversion permits from the U.S. Army Corp of Engineers. There may also be regulations in Honduras and Guatemala that we are not aware of or that might change without notice.

Land reclamation requirements for our properties may be burdensome and expensive.

Although variable depending on location and the governing authority, land reclamation requirements are generally imposed on mineral exploration companies (as well as companies with mining operations) in order to minimize long term effects of land disturbance.

Reclamation may include requirements to:

•	control dispersion of potentially deleterious effluents; and
•	reasonably re-establish pre-disturbance land forms and vegetation.

In order to carry out reclamation obligations imposed on us in connection with our potential development activities, we must allocate financial resources that might otherwise be spent on further exploration and development programs. If we are required to carry out unanticipated reclamation work, our financial position could be adversely affected.

Future legislation and administrative changes to the mining laws could prevent us from exploring and operating our properties.

New local, state and U.S. federal laws and regulations, amendments to existing laws and regulations, administrative interpretation of existing laws and regulations, or more stringent enforcement of existing laws and regulations, could have a material adverse impact on our ability to conduct exploration and mining activities. Any change in the regulatory structure making it more expensive to engage in mining activities could cause us to cease operations. We are at this time unaware of any proposed U.S. federal laws and regulations or California laws and regulations that would have an adverse impact on the future of our California mining properties.

Regulations and pending legislation governing issues involving climate change could result in increased operating costs, which could have a material adverse effect on our business.

A number of governments or governmental bodies have introduced or are contemplating regulatory changes in response to various climate change interest groups and the potential impact of climate change. Legislation and increased regulation regarding climate change could impose significant costs on us, our venture partners and our suppliers, including costs related to increased energy requirements, capital equipment, environmental monitoring and reporting and other costs to comply with such regulations. Any adopted future climate change regulations could also negatively impact our ability to compete with companies situated in areas not subject to such limitations. Given the political significance and uncertainty around the impact of climate change and how it should be dealt with, we cannot predict how legislation and regulation will affect our financial condition, operating performance and ability to compete. Furthermore, even without such regulation, increased awareness and any adverse publicity in the global marketplace about potential impacts on climate change by us or other companies in our industry could harm our reputation. The potential physical impacts of climate change on our operations are highly uncertain and would be particular to the geographic circumstances in areas in which we operate. These may include changes in rainfall and storm patterns and intensities, water shortages, changing sea levels and changing temperatures. These impacts may adversely impact the cost, production and financial performance of our operations.

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We do not have insurance against all risks.

Our insurance policies will not cover all the potential risks associated with our operations. We may also be unable to maintain insurance coverage to cover these risks at economically feasible premiums. Insurance coverage may not continue to be available or may not be adequate to cover any resulting liability. Moreover, insurances against risks such as environmental pollution or other hazards as a result of exploration and production are not generally available to us or to other companies in the mining industry on acceptable terms. We might also become subject to liability for pollution or other hazards for which we may not be insured against or for which we may elect not to insure against because of premium costs or other reasons. Losses from these events may cause us to incur significant costs that could have a material adverse effect upon our financial condition and results of operations.

We compete with larger, better capitalized competitors in the mining industry.

The mining industry is acutely competitive in all of its phases. We face strong competition from other mining companies in connection with the acquisition of exploration stage properties, or properties capable of producing precious metals. Many of these companies have greater financial resources, operational experience and technical capabilities than us. As a result of this competition, we may be unable to maintain or acquire attractive mining properties on terms we consider acceptable or at all. Consequently, our revenues, operations and financial condition and possible future revenues could be materially adversely affected by actions by our competitors.

We may experience cybersecurity threats.

We rely on secure and adequate operations of information technology systems in the conduct of our operations. Access to and security of the information technology systems are critical to our operations. Given that cyber risks cannot be fully mitigated and the evolving nature of these threats, we cannot assure that our information technology systems are fully protected from cybercrime or that the systems will not be inadvertently compromised, or without failures or defects. Potential disruptions to our information technology systems, including, without limitation, security breaches, power loss, theft, computer viruses, cyber-attacks, natural disasters, and noncompliance by third party service providers and inadequate levels of cybersecurity expertise and safeguards of third party information technology service providers, may adversely affect our operations as well as present significant costs and risks including, without limitation, loss or disclosure of confidential, proprietary, personal or sensitive information and third party data, material adverse effect on its financial performance, compliance with its contractual obligations, compliance with applicable laws, damaged reputation, remediation costs, potential litigation, regulatory enforcement proceedings and heightened regulatory scrutiny.

Newly adopted rules regarding mining property disclosure by companies reporting with the SEC may result in increased operating and legal costs.

On October 31, 2018, the SEC adopted new rules to modernize mining property disclosure in reports filed with the SEC in order to harmonize SEC disclosure requirements with international standards.  These rules became effective after January 1, 2021. The new rules require the preparation and filing of technical reports on the Company’s properties on a more frequent basis than the Company’s historical practice.  Such changes to the Company’s reporting requirements and the preparation of technical reports and assessments result in increased compliance costs.

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Risks Related to Our Common Stock

Since our common stock is traded on the OTC Pink Market, an active, liquid trading market for our common stock may not develop or be sustained.

 Presently, our common stock is traded on the OTC Pink Market. Presently there is limited trading in our stock and there is no assurance that an active market will develop further. In the absence of an active trading market, investors may have difficulty buying and selling or obtaining market quotations, market visibility for shares of our common stock may be limited, and a lack of visibility for shares of our common stock may have a depressive effect on the market price for shares of our common stock. The lack of an active market impairs your ability to sell your shares at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market may also reduce the fair market value of your shares. Any such market price of the common stock may not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value, and may not be indicative of the market price for the common stock in the future.

Trading in stocks quoted on the OTC Pink Market is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with our operations or business prospects. The securities market has, from time to time, experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of shares of our common stock. Moreover, the OTC Pink Market is not a stock exchange and is not an established market, and trading of securities is often more sporadic than the trading of securities listed on a national stock exchange like the NYSE. Accordingly, you may have difficulty reselling any shares of common stock.

Even if an active market develops, the trading price of our common stock is likely to be volatile, which could result in substantial losses to investors.

The trading price of our common stock is likely to be volatile and could fluctuate widely due to factors beyond our control. This may happen because of broad market and industry factors, including the performance and fluctuation of the market prices of other companies with business operations located outside of the United States. In addition to market and industry factors, the price and trading volume for our common stock may be highly volatile for factors specific to our own operations, including the following:

•	variations in our revenues, earnings and cash flow;

•	announcements of new investments, acquisitions, strategic partnerships or joint ventures by us or our competitors;

•	announcements of new offerings, solutions and expansions by us or our competitors;

•	changes in financial estimates by securities analysts;

•	detrimental adverse publicity about us, our brand, our services or our industry;

•	additions or departures of key personnel;

•	sales of additional equity securities; and

•	potential litigation or regulatory investigations.

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In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations. Any of these factors may result in large and sudden changes in the volume and price at which our common stock will trade.

There is no assurance that we will be able to pay dividends to our shareholders, which means that you could receive little or no return on your investment.

Payment of dividends from our earnings and profits may be made at the sole discretion of our Board of Directors. There is no assurance that we will generate any distributable cash from operations. Our Board may elect to retain cash for operating purposes, debt retirement, or some other purpose. Consequently, you may receive little or no return on your investment.

Our shares will be subordinate to all of our debts and liabilities, which increases the risk that you could lose your entire investment.

Our shares are equity interests that will be subordinate to all of our current and future indebtedness with respect to claims on our assets. In any liquidation, all of our debts and liabilities must be paid before any payment is made to our shareholders. The amount of any debt financing we incur creates a substantial risk that in the event of our bankruptcy, liquidation or reorganization, we may have no assets remaining for distribution to our shareholders after payment of our debts.

Our Board of Directors may authorize and issue shares of new classes of stock that could be superior to or adversely affect you as a holder of our common stock.

Our Board of Directors has the power to authorize and issue shares of classes of stock, including preferred stock that have voting powers, designations, preferences, limitations and special rights, including preferred distribution rights, conversion rights, redemption rights and liquidation rights without further shareholder approval which could adversely affect the rights of the holders of our common stock. In addition, our Board could authorize the issuance of a series of preferred stock that has greater voting power than our common stock or that is convertible into our common stock, which could decrease the relative voting power of our common stock or result in dilution to our existing common stockholders.

Any of these actions could significantly adversely affect the investment made by holders of our common stock. Holders of common stock could potentially not receive dividends that they might otherwise have received. In addition, holders of our common stock could receive less proceeds in connection with any future sale of the Company, whether in liquidation or on any other basis.

We are subject to the penny stock rules, which will make shares of our common stock more difficult to sell.

We are subject now and, in the future, may continue to be subject, to the SEC’s “penny stock” rules if our shares of common stock sell below $5.00 per share. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that prior to a transaction, the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for shares of our common stock. As long as our shares of common stock are subject to the penny stock rules, the holders of such shares of common stock may find it more difficult to sell their securities.

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The sale or availability for sale of substantial amounts of our common stock could adversely affect their market price.

Sales of substantial amounts of our common stock in the public market, or the perception that these sales could occur, could adversely affect the market price of our common stock and could materially impair our ability to raise capital through equity offerings in the future. Shares held by our existing shareholders may be sold in the public market in the future subject to the restrictions in Rule 144 and Rule 701 under the Securities Act. We cannot predict what effect, if any, market sales of securities held by our significant shareholders or any other shareholder or the availability of these securities for future sale will have on the market price of our common stock.

Keystone will pay less than the then-prevailing market price for our Common Stock.

We will sell shares of our Common Stock to Keystone pursuant to the Purchase Agreement at 85% of the average of the closing price per share of the Company’s Common Stock on its trading market for five (5) trading days preceding the purchase, associated with the applicable Purchase Notice during which the purchase price is valued. Keystone has a financial incentive to sell our Common Stock immediately upon receiving the shares to realize the profit equal to the difference between the discounted price and the market price. If Keystone sells the shares, the market price of our Common Stock could decrease.

The sale of shares of our Common Stock to Keystone may cause dilution, and the subsequent resale of the shares of our Common Stock acquired by Keystone, or the perception that such resales may occur, could cause the price of our Common Stock to fall.

Under the Purchase Agreement, we may require Keystone to purchase up to 75,000,000 shares of Common Stock, except that, pursuant to the terms of the Purchase Agreement, we would be unable to sell shares to Keystone if such purchase would result in its beneficial ownership of more than 4.99% of our outstanding Common Stock. After Keystone has acquired our shares, it may sell all, some, or none of those shares. Therefore, sales to Keystone by us could result in substantial dilution to the interests of other holders of our Common Stock. Additionally, the sale of a substantial number of shares of our Common Stock to Keystone, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish. Under the Purchase Agreement, Keystone’s per-share purchase price for our shares will be equal to eighty-five percent (85%) of the average of the closing price per share of the Company’s Common Stock for five (5) trading days preceding the purchase, associated with the applicable Purchase Notice during which the purchase price is valued. Depending on market liquidity at the time, resales of these shares may cause the trading price of our Common Stock to fall.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

The Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may have the effect of reducing the level of trading activity in our Common Stock. As a result, fewer broker-dealers may be willing to make a market in our Common Stock, reducing a stockholder’s ability to resell shares of our Common Stock.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based upon our current assumptions, expectations and beliefs concerning future developments and their potential effect on our business. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “approximately,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” or the negative of these terms or other comparable terminology, although the absence of these words does not necessarily mean that a statement is not forward-looking. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements.

We cannot predict all of the risks and uncertainties. Accordingly, such information should not be regarded as representations that the results or conditions described in such statements or that our objectives and plans will be achieved. We do not assume any responsibility for the accuracy or completeness of any of these forward-looking statements. These forward-looking statements are found at various places throughout this prospectus and include information concerning possible or assumed future results of our operations, including statements about potential acquisition or merger targets; business strategies; future cash flows; financing plans; plans and objectives of management; any other statements regarding future acquisitions, future cash needs, future operations, business plans and future financial results, and any other statements that are not historical facts.

All forward-looking statements speak only as of the date of this prospectus. We undertake no obligation to update any forward-looking statements or other information contained herein. Shareholders and potential investors should not place undue reliance on these forward-looking statements. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements in this prospectus are reasonable, we cannot assure stockholders and potential investors that these plans, intentions or expectations will be achieved.

These forward-looking statements represent our intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, uncertainties and other factors. Many of those factors are outside of our control and could cause actual results to differ materially from the results expressed or implied by those forward-looking statements. Considering these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. All subsequent written and oral forward-looking statements concerning other matters addressed in this prospectus and attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to herein.

Except to the extent required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, a change in events, conditions, circumstances or assumptions underlying such statements, or otherwise.

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SELLING STOCKHOLDER

We are registering for resale by the Selling Stockholder up to an aggregate of 71,000,000 shares of Common Stock pursuant to the provisions of the Registration Rights Agreement we entered into with Keystone on March 15, 2023, in order to permit the Selling Stockholder to offer the shares of our Common Stock for resale from time to time. Except for the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement, the Selling Stockholder has not had any material relationship with us within the past three years. For additional information regarding the issuance of common stock covered by this prospectus, see the section titled “Purchase Agreement” and “Registration Rights Agreement” above.

These transactions were and will be exempt from registration under Section 4(a)(2) of the Securities Act as not involving any public offering. Except as described in “Prospectus Summary” above or as described in the table below, the Selling Stockholder has not had any material relationship with us within the past three years. The Selling Stockholder may sell all or a portion of their shares through public or private transactions at prevailing market prices or at privately negotiated prices.

All expenses incurred with respect to the registration of the Shares will be borne by us, but we will not be obligated to pay any underwriting fees, discounts, commissions or other expenses incurred by the Selling Stockholder in connection with the sale of such Shares.

Neither the Selling Stockholder nor any of its associates or affiliates has held any position, office, or other material relationship with us in the past three years.

The Shares being offered hereby are being registered to permit public secondary trading, and the Selling Stockholder may offer all or part of the Shares for resale from time to time. However, the Selling Stockholder is under no obligation to sell all or any portion of the Shares.

The table below presents information regarding the Selling Stockholder and the shares of common stock that it may offer from time to time under this prospectus. This table is prepared based on information supplied to us by the Selling Stockholder and reflects holdings as of June 15, 2023. The number of shares in the column “Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus” represents all of the shares of common stock that the Selling Stockholder may offer under this prospectus. The Selling Stockholder may sell some, all or none of its shares in this offering.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes shares of common stock with respect to which the selling stockholder has voting and investment power. The percentage of shares of common stock beneficially owned by the selling stockholder prior to the offering shown in the table below is based on an aggregate of 213,603,598 shares of our common stock outstanding on June 15, 2023. Because the purchase price of the shares of Common Stock issuable under the Purchase Agreement is determined based on the date of such purchase, the number of shares that may actually be sold by the Company under the Purchase Agreement may be fewer than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by the Selling stockholder pursuant to this prospectus.

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering		Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering
	Number(1)	Percent(2)		Number(3)	Percent(2)
Keystone Capital Partners, LLC(4)	1,000,000	*	71,000,000	284,603,598	24.9%

________________

*       Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

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(1)	This number represents 1,000,000 shares of Common Stock we issued to the Selling Stockholder on March 16, 2023 as Commitment Shares in consideration for entering into the Purchase Agreement with us. In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares beneficially owned prior to the offering all of the shares that Selling Stockholder may be required to purchase under the Purchase Agreement, because the issuance of such shares is solely at our discretion and is subject to conditions contained in the Purchase Agreement, the satisfaction of which are entirely outside of Selling Stockholder’s control. including the Initial Registration Statement that includes this prospectus becoming and remaining effective. Furthermore, the purchases of common stock are subject to certain agreed upon maximum amount limitations set forth in the Purchase Agreement. Also, the Purchase Agreement prohibits us from issuing and selling any shares of our common stock to Keystone Capital to the extent such shares, when aggregated with all other shares of our common stock then beneficially owned by the Selling Stockholder, would cause its beneficial ownership of our common stock to exceed the 4.99% beneficial ownership cap.

(2)	Applicable percentage ownership is based on 213,603,598 shares of our common stock outstanding as of June 15, 2023.

(3)	Assumes the sale of all shares being offered pursuant to this prospectus.

(4)	The business address of Selling Stockholder is 139 Fulton Street, Suite 412, New York, NY 10038. Keystone Capital Partners, LLC’s principal business is that of a private investor. Ranz Group, LLC, a Delaware limited liability company, is the managing member of Selling Stockholder and the beneficial owner of 97% of the membership interests in Keystone Capital Partners, LLC. Fredric G. Zaino is the managing member of Ranz Group, LLC and has sole voting control and investment discretion over securities beneficially owned directly by Keystone Capital, LLC and indirectly by Ranz Group, LLC. We have been advised that none of Mr. Zaino, Ranz Group, LLC or Keystone Capital Partners, LLC is a FINRA member, or an independent broker-dealer, or an affiliate or associated person of a FINRA member or independent broker-dealer. The foregoing should not be construed in and of itself as an admission by Mr. Zaino as to beneficial ownership of the securities beneficially owned directly by Keystone Capital Partners, LLC and indirectly by Ranz Group, LLC.

Material Relationships with the Selling Stockholder

Other than in connection with the transactions described above, we have not had any material relationships with the Selling Stockholder in the last three (3) years.

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USE OF PROCEEDS

We will not receive any proceeds from the sale of the Common Stock by the Selling Stockholder in this Offering.

DETERMINATION OF OFFERING PRICE

The prices at which the shares of Common Stock covered by this prospectus may actually be sold will be determined by the prevailing public market price for shares of our Common Stock, by negotiations between the Selling Stockholder and buyers of our Common Stock in private transactions, or as otherwise described in “Plan of Distribution.”

PLAN OF DISTRIBUTION

The shares of Common Stock offered by this prospectus are being offered by the Selling Stockholder. These shares may be sold or distributed from time to time by the Selling Stockholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents. The sales could be made at prices and at terms then prevailing or at prices related to the then current market price on the OTC Markets or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. The Selling Stockholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlement of short sales;
•	in transactions through broker-dealers that agree with the Selling Stockholder to sell a specified number of such securities at a stipulated price per security;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.

The Selling Stockholder may also sell securities under Rule 144 under the Securities Act, if available, rather than under this Prospectus.

The Selling Stockholder is deemed to be statutory underwriter within the meaning of Section 2(a)(11) of the Securities Act and may sell all or a portion of the shares of common stock beneficially owned by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents.

The Selling Stockholder has informed us that it intends to use one or more registered broker- dealers to effectuate all sales, if any, of our common stock that it has acquired and may in the future acquire from us pursuant to the Purchase Agreement. Selling Stockholder has informed us that each such broker-dealer will receive commissions from Selling Stockholder that will not exceed customary brokerage commissions.

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Brokers, dealers, underwriters or agents participating in the distribution of the shares of our common stock offered by this prospectus may receive compensation in the form of commissions, discounts, or concessions from the purchasers, for whom the broker-dealers may act as agent, of the shares sold by the Selling Stockholder through this prospectus. The compensation paid to any such particular broker-dealer by any such purchasers of shares of our common stock sold by the selling stockholder may be less than or in excess of customary commissions. Neither we nor the selling stockholder can presently estimate the amount of compensation that any agent will receive from any purchasers of shares of our common stock sold by the Selling Stockholder. We know of no existing arrangements between the selling stockholder or any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of our common stock offered by this prospectus.

Any agents, dealers or underwriters that participate in the distribution of the Shares may be deemed to be “underwriters” under the Securities Act, and any discounts, commissions or concessions received by any such underwriters, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Stockholder and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers. If the shares of common stock are sold through underwriters or broker-dealers, the Selling Stockholder will be responsible for underwriting discounts or commissions or agent’s commissions. The Company will not receive any proceeds from the sale of the shares by the Selling Stockholder. The Selling Stockholder does not currently have an agreement with any underwriters with respect to the sale of the shares pursuant to this prospectus. There can be no assurance that any Selling Stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The Selling Stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the Selling Stockholder and any other participating person. We have advised the Selling Stockholder that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the selling stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock, including making any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

We may from time to time file with the SEC one or more supplements to this prospectus or amendments to the registration statement of which this prospectus forms a part to amend, supplement or update information contained in this prospectus, including, if and when required under the Securities Act, to disclose certain information relating to a particular sale of shares offered by this prospectus by the selling stockholder, including the names of any brokers, dealers, underwriters or agents participating in the distribution of such shares by the selling stockholder, any compensation paid by the selling stockholder to any such brokers, dealers, underwriters or agents, and any other required information.

We will pay the expenses incident to the registration under the Securities Act of the offer and sale of the shares of our common stock covered by this prospectus by the selling stockholder. As consideration for its irrevocable commitment to purchase our common stock under the Purchase Agreement, we have issued to Keystone Capital 1,000,000 shares of our common stock as Commitment Shares. We will also issue an additional 500,000 shares of our Common Stock as Commitment Shares upon the effective date of this registration statement plus additional 2,274,588 shares of Common Stock once Keystone has invested $500,000 in accordance with the Purchase Agreement.

The Selling Stockholder has represented to us that at no time prior to the date of the Purchase Agreement has Keystone or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our common stock or any hedging transaction, which establishes a net short position with respect to our common stock. Keystone has agreed that during the term of the Purchase Agreement, neither Keystone, nor any of its agents, representatives or affiliates will enter into or effect, directly or indirectly, any of the foregoing transactions.

This Offering will terminate on the date that all shares of our common stock offered by this prospectus have been sold by the Selling Stockholder.

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MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Price for our Common Stock

Our Common Stock is quoted on the Pink Market of OTC Markets, Inc. under the symbol “STAL.” Over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not necessarily represent actual transactions.

Trading volume in our Common Stock has often been limited. As a result, the trading price of our common stock have been subject to significant fluctuations. There can be no assurance that a liquid market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or “blue sky” laws of certain states and foreign jurisdictions. Consequently, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time. Over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

Holders

On June 14, 2023, the closing price on our Common Stock was $0.0102 per share. There were 111 holders of record. The number of record holders does not include an indeterminate number of shareholders whose shares are held by brokers in street name.

Dividend Policy

We have not paid any cash dividends since our inception. Any future determination as to the declaration and payment of dividends on shares of our Common Stock will be made at the discretion of our Board of Directors out of funds legally available for such purpose. We are under no contractual obligations or restrictions to declare or pay dividends on our shares of Common Stock. In addition, we currently have no plans to pay such dividends. Our Board of Directors currently intends to retain all earnings for use in the business for the foreseeable future.

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OUR BUSINESS

Corporate History and Structure

The Company was incorporated in the State of Nevada on April 17, 2014 under the name the name “Asteriko Corp.” Our prior business plan, which generated limited or no earnings, included interior decorating products, and a travel and tourism service. On January 6, 2017, the Company amended its Articles of Incorporation, effecting the change of its name to “Star Alliance International Corp.”

As of the date of this prospectus, the Company has two subsidiaries in which it has majority ownership:

1)	Compania Minera Metalurgica Centro Americana (Commsa), a Honduran corporation, in which the Company owns 51% of capital stock and
2)	Lion Works, Inc., a Guatemalan corporation, in which the Company owns 51% of capital stock.

On May 14, 2018, our current Chairman, President and Director, Richard Carey, acquired approximately 62.15% ownership of the Company, constituting a change of control transaction.

On August 13, 2019, the Company completed the Troy Asset Acquisition which included 78 gold mining claims consisting of approximately 4800 acres, located east/southeast of El Portal, California, in Mariposa County. In consideration for the Troy Asset Acquisition, the Company issued to Troy a promissory note in principal amount of $500,000 (the “Purchase Note”), and 1,883,000 shares of a newly-designated Series B Preferred Stock. The Purchase Note was repaid in full in April, 2022.

On January 1, 2022, the Company acquired 51% of capital stock of Commsa, a Honduran Corporation, pursuant to the share exchange agreement dated December 15, 2021 (the “Share Exchange Agreement”), in consideration for the payment of the purchase price, consisting of$1,000,000 in cash and 5,000,000 shares of common stock. In addition, the Company has agreed to provide up to $7,500,000 working capital to expand the mining operations in a gold mining project (Rio Jalan Project) in Olancho state in the highlands of Central Honduras. Commsa owns the mining rights to five operating mines that run along a 12.5 mile stretch of the Rio Jalan River that are being prepared for production. As of the date of this prospectus, the Company issued only 200,000 shares of its common stock to Juan Lemus and paid only $75,000 toward $1,000,000 cash payment. Accordingly, it is in default of its obligations to Mr. Lemus.

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On March 19, 2023, the Company entered into and executed the Share Purchase Agreement with Lion Works and Juan Lemus, the sole shareholder of Lion Works, pursuant to which it acquired from Mr. Lemus 51% of the capital stock of Lion Works, including 51% of the intellectual property rights and know-how related to the Genesis extraction system (“Genesis”), The Share Purchase Agreement superseded the terms of the Lion Works LOI that the parties entered into and executed by the parties on November 21, 2021. Pursuant to the terms of the Share Purchase Agreement, Genesis will be managed by a new company, in which the Company will own 51% interest, with the remaining 49% interest to be owned by Juan Lemus. The Company’s title and rights to Genesis are subject to the satisfaction of the following obligations:

•	The Company shall pay the total purchase price of $5,100,000 in cash, with the first minimum payment in the amount of $2,550,000 to be paid by September 30, 2023, and the remaining outstanding balance of $2,550,000 to be paid by September 30, 2024, within 12 months of the first payment.

•	The Company will invest an additional 5,000,000 as a working capital toward development of the Genesis plants, with $2,000,000 to be paid by July 31, 2023 and the remaining $3,000,000 to be paid by July 31, 2024, within 12 months of the first payment.

•	The Company will engage a patent attorney and pay for the cost of that patent attorney to prepare the patent application related to Genesis and to register that patent, provided that Lion Works will engage an expert to prepare a report on the Genesis system, to be used in this patent application. for the acquisition of Genesis

To secure the Company’s obligations under the Share Purchase Agreement, Juan Lemus placed the lien on the Company’s 51% ownership in Lion Works, and, upon formation of a new company, that lien will be placed on the Company’s ownership in that newly formed subsidiary. Such lien shall continue until the Company performs all its obligations under the Share Purchase Agreement, which subjects the Company to the risk of losing its title to Genesis in the event of breach of its obligations set forth in the Share Purchase Agreement.

Business Overview

We are an early-stage company in the business of acquiring gold mining and other mining properties worldwide and environmentally safe and other new technologies both in mining and other business areas. As of the date of this prospectus, we have not commenced our mining operations We anticipate starting our mining operations in the third quarter of 2023. This will require, among other things, the completion of the Plan of Operation and obtaining the approval from the Bureau of Land Management and Forestry Service. In order to start operation in Honduras we need to purchase the equipment necessary and obtain a final mining permit.

Our mining assets include: (1) the mining assets we acquired from Troy pursuant to the Asset Purchase Agreement (the “Troy Asset Acquisition”) on August 13, 2019 and (2) mining rights to five mines in Honduras we acquired on January 1, 2022 upon acquisition of 51% of Commsa.

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The Company requires substantial funding and additional work to implement its business plan with respect to its mining properties, the funding for the acquisition of Genesis ore extraction plants. The Company also needs to invest up to $5,000,000 in connection with its completed acquisition of the controlling 51% interest in Lion Works Advertising, SA, a Guatemala Corporation that owns the “Genesis” ore extraction process, which will be used to grow the business, building a number of Genesis plants that can be placed in customer mining sites including our own Troy mining site.

Troy Asset Acquisition

As a result of the Troy Asset Acquisition, the Company acquired 78 gold mining claims consisting of approximately 4800 acres, located east/southeast of El Portal, California, in Mariposa County, together with all of Troy’s rights to related equipment and buildings currently located on the mining claims, including a production processing mill together with associated buildings, all the mining and support equipment at the Troy mine site, all the Troy mining claims, and related geological reports relating to the property, assay reports on the property, and all core drilling samples. The reserves have been estimated at 2 million ounces by Robert Garcia, a qualified geologist who prepared his report for the US government. Based upon the extensive geological reports, core drilling samples, and existing portals, Star believes it can rapidly bring this mining property into economic production. See Garcia Valuation and Gold Reserves respecting AT&E claims (a.k.a. USA Mining claims) of which the Troy claims are a subset. The Garcia Valuation and Gold Reserves Report respecting AT&E claims (a.k.a. USA Mining claims) of which the Troy claims are a subset is attached as Exhibit 99.1 to this registration statement.

Description	Garcia Valuation	Est. Reserves	Est. Reserve Value
Mining Claims	2,048,720 oz	2,048,720 ozA	$4.062 billionB

A       See Garcia Valuation and Gold Reserves

B       The price of gold per troy ounce at the close on June 1, 2023 (e.g., $1,983.00/troy oz.)

This valuation was prepared on August 5, 2004, and although this area has not been mined since that time the Company recognizes that a new NI 43-101 appraisal prepared under US current standards and regulations with extensive core drilling is needed. Management intends to use some of the funds raised from the S 1 registration to complete the drilling and updated valuation.

The Company is currently working with the Forestry Service and BLM to finalize the permits to reopen the mine. The Company expects to restart mining operations in 2023.

Overview of Mining Property in Mariposa County, CA, acquired from Troy

Location and Means of Access to the Troy Claims

The 78 current mining claims registered to Troy Mining Corporation are located west/southwest of El Portal, California and are located on BLM land. The claims are accessible via California State route 140 with the prime portals located approximately two to two and one-half (2 – 2 ½) miles east of Hwy 140 (based on a direct route). There is a graded dirt road that connects the portals located the greatest distance from Hwy 140 with the highway that is owned and maintained by Star. This road is approximately eight (8) miles in length due to the many required switch-backs in order to build the road into the side of the mountain. With proper maintenance, which can be accomplished by the mining company using the equipment purchased for working the mine, this road is normally passable year-round. The road is shared with the Forestry Department who use it to maintain visual surveillance of the area and for fire fighting access. In addition to this road, there are additional roads owned by Troy that connect the main portal with additional portals located within the claim area. Further, the claims are located at what is considered to be the east base of what is commonly known as the Mother Lode gold-quartz vein system.

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Overview of Previous Mining Operations on the Troy Claims

There are three main portals (Hite Mine, Gibbs/Williams Brothers Mine and the Gold Star Mine) located within the area currently included in the Troy mining claims that have been worked from as early as 1849 to as recently as 1996 (Note: in total there are 17 portals on the property). These mines have never been worked with modern equipment but have always been worked with dynamite and pick & shovel with the ore being transported via donkey prior to the construction of the access road. The roadway system currently in place allows for the ore to be moved via truck either to the processing mill located at the site of the main portal or to off-site locations if it should be desired to do so. All of the mining done in this area is what is known as Hardrock or below-grade, tunnel mining. The total production from the mines located within this area is estimated to exceed 1,000,000 ounces. A large portion of this production was done when the price of gold was around $20 per ounce but based on today’s prices this would equate to over $600,000,000. During the production years for these mines, the technique followed by the Hardrock miners was known as “drift mining” where the miner located an external outcropping and then followed the gold vein until it petered out then he moved to another outcropping location. Underground mining extended to 900 feet with development extending down to 1200 feet in depth. Elsewhere on the property, mining and development all occurred within 100 feet of the surface.

Previous Work on the Troy Claims

The history of gold mining in Mariposa County dates back to placer mining by Mexicans or Californians of Spanish descent in 1848. Details concerning work in this time are limited. The discovery of lode gold in Mariposa is generally credited to Kit Carson and the discovery of the Mariposa mine in 1849; however, it is possible that the Mexicans were mining bedrock gold in Mariposa County prior to this discovery.

Subsequent to this discovery, large portions of Mariposa County were covered by land grants issued to John Fremont (The Las Mariposas Spanish Land Grant) and the Cook Estate. Because these grants and their private administration covered much of the Mother Lode, mining and development of the area was not conducted in the same fashion as claims located on public land.

Report on the Troy Mining Property

 Below is a summary of the report prepared October 2010 by Jon Grossman, current shareholder of Troy Mining & former officer of USA Mining, which acquired the former ATE (AT&E) Mining property.

(The following is provided as information only and is based on various records, reports and publications obtained by Management which are assumed to be authentic and accurate. Based on the consistency of the historic reports compared with recent date geological reports, Management believes the information to be well-founded. In some instances, the information has been paraphrased or summarized for ease of reading and understanding. Any opinions are those solely of the writer).

1.0 Executive Summary

The Mother Lode is the most extensive mineral zone in the State of California. It extends from the southern part of Mariposa County to the northern part of El Dorado County, a distance of 300 miles, then extends northeast along the Sierra Nevada foothills. Some of the most famous and productive gold mines in the West are located along the length of this mineral zone. The Mother Lode Gold Belt is a long, narrow strip on the western foothills of the Sierra Nevada mountain range. There is a wall-like mass of quartz that outcrops at intervals along the belt. The wide zone of parallel and discontinuous gold vein deposits is referred to as the Mother Lode System.

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From the discovery of gold at Sutter's Mill on the American River in January 24, 1848 to the present, the area known as the “Mother Lode Region” has been one of most prolific gold producing areas in the world. In 1849, Quartz lode mining began on claims that currently make up part of the Troy Mining claims. Later this mine was one of the first to install a stamp mill, which ground the quartz ore to separate out the free gold.

The Troy Mining (Troy) property is specifically located geologically, at the southern end of the “Mother Lode System” in Central East California, Mariposa County, approximately 200 miles east of San Francisco. The property borders on the western the age of Yosemite National Park in the El Portal, California quadrangle, and is three miles southwest of the town of the El Portal, California. The mining property is bounded on the north by the Middle Fork of the Merced River and on the south by the South Fork of the Merced River. The property ranges in elevation from 1,700 feet to 5,500 feet and with worker housed on-site, can be worked year-round. All claims are contiguous.

The former AT&E Company controlled approximately 10,500 acres of ground in Mariposa County, California, covering 250 mining claims. The property was acquired from AT&E in the late 90’s by USA Mining and then the 79 most important claims were reinstated by Troy Mining in the early 2000’s (Note: both these transactions occurred when gold was less than $300/oz). The property includes more than 50 mine portals dating back to the late 1800’s or early 1900’s most of which have not been located and viewed by the current owner. Because of the existence of historical mining records, nine of these mines have been characterized as former gold producing mines. Included in this list of mines is the Hite Mine. With estimated total production of at least 150,000 ounces, the Hite Mine is ranked as the fifth largest historic gold producing mine in Mariposa County.

The following should be considered as a brief review of the property and entails my thoughts and opinions of future prospects. This review will summarize previous assessments done on the property and will touch on different aspects, including geology, mineralization, historic production and published reserves from past operations. In addition. A review of the potential of additional prospects on the property has been undertaken.

The property has a gravity mill with a sulfide circuit with a rated capacity of 500 tons per day throughput. The area’s historic mining method is cut and fill stoping. Timbers for the underground operations were, in the past, cut on an on-site sawmill that no longer exists and surface exploration by AT&E was conducted by using a reverse circulation drilling rig that will also need to be replaced.

Because of some historic records, the property includes the following historic recognized gold mines: (1) Bunker Hill, (2) Emma I, (3) Eureka III, (4) Georgia Point, (5) Hite, (6) Hite Central, (7) Kaderitas, (8) Mexican II, and Williams Brothers. In addition, there are at least 50 additional mining portals which at one time in the last 150 years were actively producing gold in unknown quantities. Mind you, actively producing with pick and shovel in pack-mule days. No modern equipment or scientific means of geological study were employed. Considering the fact that these other 50 or so mines were scattered on both faces of a single piece of terrain gives some indication of the potential value of the property.

2.0 Introduction

Mariposa County, California, has a long history of gold production from small lode and placer mining operations. The county covers part of the Sierra Nevada Mother Lode belt first discovered in the 19th century. Historic production data indicates approximately $48 million in gold was taken from the mines in the county up to 1957. The majority of gold production occurred prior to 1900 and was taken from mineralized quartz veins. At a gold price of $20.00/ounce (the then prevailing price) the total production is calculated to be approximately 2.4 million ounces of gold, which at today’s market value (Note: e.g., January 2020, $1562.90/oz) would be equal to three billion seven hundred and fifty million dollars ($3,750,960,000).

The former AT&E Mining Company operated and mined gold sporadically from the Williams Brother Mine from about 1980 to 1995 (Note: a period during which gold remained largely below $400/oz.). Both USA Mining and Troy Mining have had no mining operations during their ownership.

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The purpose of this overview is to review the property and to provide information concerning the merits for investment in the property. The scope of this report includes the following:

Review of property location and infrastructure;

Review of general geology and mineralization;

Discussion of the previous operations;

Discussion of reserves on the property as determined by third parties;

Conclusions and recommendations.

3.0 Property Location and Infrastructure

The property encompasses approximately 10,500 acres of ground between the north and south forks of the Merced River. Elevations on the property range from 1,600 feet along the banks of the Merced River to approximately 5,000 feet above sea level. Relief on the property is generally severe and is characterized by steep slopes from narrow valleys up too ridge crests. Vegetation consists of dense stands of chaparral and greasewood giving way to yellow pine and sparse oak vegetation at higher levels.

There is no present mining activity on the property. The Williams Brothers (also referred to as the Gibbs) mine, where the mill is presently located, is on the southeast slope of Brown Peak at an elevation of 4,500 feet. Access to the mine site is via a steep, single lane switchback road accessible from Route 140.

4.0 Geology and Mineralization

The property lies within the Western Metamorphic Belt of the Sierra Nevada Province identified by Bateman and Warhaftig (1966). This Belt is composed of strongly deformed Late Paleozoic and Mesozoic marine sediments and volcanic rocks contained in a northwest-trending band. These sediments lap on the east with the Sierra Nevada Batholith, the predominant feature of the Sierra Nevada Province. The Sierra Nevada Batholith is composed of predominantly granitic rocks of Mesozoic age. Chemically, the range of compositions of the Sierra Nevada Batholith ranges from diorite-granodiorite through aplites.

The gold deposits of the property belong to the East Belt of gold mineralization as described by Bowen and Gray (op. cit.).

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5.0 Previous Work

The history of gold mining in Mariposa County dates back to placer mining by Mexicans or Californians of Spanish descent in 1848. Details concerning work in this time are limited. The discovery of lode gold in Mariposa is generally credited to Kit Carson and the discovery of the Mariposa mine in 1849; however, it is possible that the Mexicans were mining bedrock gold in Mariposa County prior to this discovery.

Bowen and Gray (1957 op. cit.) have identified ten (10) historic mining areas that lie within the confines of the property. These are identified as follows (number in parentheses identify the property given by Bowen and Gray), I have added an 11th mine which is adjacent to the property:

Bunker Hill (52)

Emma 1 (81)

Eureka III (95)

Georgia Point (97)

Hite (113)

Hite Central (114)

Kaderitas (124)

Mexican II (158)

Williams Brothers (253)

Blue Star Mine (295)

Clearing House Mine

All of these prospects, except for the last one, relate to historic area of gold mining. Mining area #10 (Blue Star Group) is the site of a tungsten mine where a small amount of material (200 tons) was mined in the 1950’s. More complete descriptions of each of the gold mines is provided below. In general, the information contained in this section is obtained from Bowen and Gray (1957 op. cit. pp. 69-187 and pp. 223-343.). Additional, references for this section include the California Bureau of Mines Report of the State Mineralogist (various) and Clark (1970 p.64).

Mine	Description
Bunker Hill

Discovered in 1851. Located on Pinoche Ridge 1.5 miles southeast of Hite Cove and discovered in 1851. No production data but was equipped with one of the first quartz mills in California. Also known as the Squirrel prospect. Gold mineralization occurs in northwest- striking, southwest dipping veins in slate and hornfels.

Emma I

Located 1.5 miles southwest of Browns Peak, 1.5 miles west of the Williams Brothers mine. Mineralization occurs in two (2) parallel northwest trending, northeast dipping quartz veins. It is indicated that the veins pinch and swell rapidly, and ore shoots are limited but rich. Apparently last worked in 1920 when a 90-foot tunnel was driven into the vein and previously-caved workings. Hangingwall and footwall rocks are reported to be slate and diorite respectively. No production data available.

Eureka III

Old property active prior to 1868. Vein reported to be 3.5 feet wide and consisting of galena, sphalerite, pyrite, native gold, and tellurides in quartz. Reported that ore mined between 1868 and 1880 ran an average of between $40 and $100 per ton ( 2-5 ounces). The Mill onsite was water powered arrastra.

Georgia Point

This is a patented property consisting of the Spring Tunnel, Georgia Point, and South Side claims. Vein is indicated to be an extension of the Hite gold mineralized system. Workings at this site indicated to be superficial.

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Hite

Located on the north shore of the South Fork of the Merced River. Discovered in 1862 by John Hite. Initial mining occurred at the Hite Mine during the period 1862-1881. Reported production from this mine totaled approximately $3 million worth of gold (150,000 ounces). (At today’s price of $1,325 the present value would be $198,000,000.) Mineralization occurs in quartz veins that trend northwest and are steeply northeast dipping. The majority of the production has been taken from a single vein that is split by large lens of slate and schist. Overall vein thickness ranges from a few feet up to 25 feet. The veins of the Hite deposit crop out on the slope of a west-trending ridge. Mineralization occurs in metasedimentary rocks consisting of slate, graphitic schist, quartzite, metasandstone, and quartz-biotite hornfels. These rocks are cut by a series of dikes and sills ranging from aplite to granodiorite. Access to the veins at the Hite Mine was done through 2 crosscut adits connected with the drift levels. Overall, it is indicated that the ore of the hangingwall vein was of, much lower grade than in the footwall vein. It is indicated that the mine was last operated in the early 1900's with limited production from the lower levels. However, several crosscuts accessed by a winze were created within the lower levels of the mine; it is not known whether) or not significant production has occurred from these workings. Figure 4 is a longitudinal projection of the Hite Mine showing the location of ore taken from the mine.

Ore was processed through a 40-stamp mill with a nominal capacity of 72 tons per day. It is reported that the quartz is free milling and contains an average of 1.5% sulfides.

Hite Central	This is a patented property, 4 acres in size, that adjoins the Hite property to the southeast. The geology is reported to be similar to that of the Hite Mine. Workings on this property are indicated to be superficial.
Kaderitas	Also known as the Caderitas, Cader Idra, and Little Wonder. Located on the south slope of Browns Peak! approximately 0.25 miles from the Williams Brothers Mine. At one time was known as the Mina de la Libertad. The mineralized quartz vein strikes northwest and dips steeply to the northeast. The vein mineral assemblage is described as gold, pyrite, arsenopyrite, galena, and sphalerite in milky quartz. Wall rocks at the Kaderitas consist of graphitic slate and schist with intrusions of granodiorite. Mine workings consist of an adit approximately 100 feet long and superficial workings. Vein is indicated to extend to the Mexican II mine and thus represents an extension of this mineralized zone. Last worked in 1953-1954. No production data is available.
Mexican II	Also known as the El Carmen mine. Located on the south slope of Browns Peak. Indicated to adjoin the Kaderitas Mine. First discovered at about the time of the Hite Mine by Mexicans. Ore at this mine is indicated to be high grade but patchy. Ore occurs in 2 roughly northwest trending, steep northeast dipping quartz veins. Development of the mine was undertaken by an inclined shaft approximately 150 feet deep that accesses workings which includes 625 feet of drifts, and two tunnels of length 240 and 380 feet. Quartz veins are enclosed in slate and massive quartz biotite rock. No production data is available.
Williams Bros.

Also known as the Gibbs mine. Located on the southeast slope of Browns Peak. First indicated to be worked in the 1860's through three drift adits. Due to its inaccessibility, little development work was done prior to 1949. Property is now accessed by a 9-mile switchback road from State Route 140. Ore was initially processed through a 5-stamp mill. Ore from the mine was reported to run as high as $27.22/ton (1.36 oz/ton). Mineralization occurs in a northwest striking vein that dips northeast at angles ranging from approximately 25° to nearly vertical. The vein ranges from 6 to 20 feet in thickness with an estimated average of 6 to 8 feet. The mineralogy of the vein consists of fractured, friable pyrite, gold, and ankerite in milky to glassy quartz. Gold mineralization is closely associated with the pyrite. Ore occurs in shoots and pods.

During the ATE period of ownership, the mine was being exploited on a limited basis from 2 headings. A 500 ton- per day gravity mill with a sulfide circuit was added to the site. Spotty production records exist.

Clearing House	The Clearing House Mine, which is NOT on the property but is directly across and several hundred yards northwest of the Gold Star Mine, is said to have mined from a 1000 ft deep shaft, more than $3.35 million (approx. $225 million - Oct 2010) in gold through 1937. It is believed by many that the vein structure trends toward the Gold Star and Hite Mines which are on the property.

Clearly, the property has been the subject of significant historic production. Data pertaining to the majority of the operations are sketchy and it is assumed that the cessation of operations at each of these operations occurred as the result of the pinching out of the vein structure and the inability of the miners to locate the continuing vein.

30

6.0 Data Review

For the purposes of conducting a data review, several sources of information were utilized. These sources include information gained from AT&E records and published data described above and at the end of this review. The data review is concerned with the Williams Brothers Mine, the Kaderitas and Mexican mines, and the Hite mine. Other prospects described above are not included, as insufficient data are available to make any statements regarding historic production.

It is a known fact that Reserve Estimates are sometimes reduced significantly to reduce the tax impact – especially in the state of California where the property is located.

Geology and Gold Sources on the Troy Claims

Geological Summary

The property lies within the Western Metamorphic Belt of the Sierra Nevada Province identified by Bateman and Warhaftig (1966). This Belt is composed of strongly deformed Late Paleozoic and Mesozoic marine sediments and volcanic rocks contained in a northwest-trending band. These sediments lap on the east with the Sierra Nevada Batholith, the predominant feature of the Sierra Nevada Province. The Sierra Nevada Batholith is composed of predominantly granitic rocks of Mesozoic age. Chemically, the range of compositions of the Sierra Nevada Batholith ranges from diorite-granodiorite through aplites.

Structurally, the sedimentary and volcanic rocks of the area exhibit a preferred foliation direction of northwest. This is generally consistent with the entire Western Metamorphic Belt. In this area, Bateman and Warhaftig (1966, op.cit pp.114-116) note that complex folding and faulting and the resultant beds, cleavages, and lineations are steeply to vertically dipping. Additionally, evidence of a large synclinorium trending northwest indicates a preferred northeast-southwest orientation of compressional stress. Numerous large-scale thrust faults are identified throughout the area; this thrusting has resulted in reversing the directions of bedding tops and jumbling the overall sequence of rocks within the belt.

Bedrock gold mineralization occurs in discontinuous quartz veins of general northwest trend. Collectively, the vein systems form part of the so-called California Mother Lode, an a really extensive system of vein mineralization. The Mother Lode is grouped into East and West Belts in Mariposa County, a nomenclature which reflects broad trends of mineralized zones.

Gold mineralization within these quartz systems generally occurs as steeply plunging, discontinuous ore shoots. The average down-plunge length of these shoots is estimated to be 300 feet (Bowen and Gray, 1957, p.72) with reported plunge lengths up to 600 feet. Ore mineralogy generally consists of an assemblage of gold, quartz, ankerite, Cr-mica (mariposite), and graphitic material. The timing of emplacement of gold mineralization is indicated to be primarily syntectonic with the Nevadan Orogeny; however, occurrences of indicated post-tectonic mineralization are noted.

The method of emplacement of gold vein mineralization, and the generally rodded nature of higher grade gold mineralization within larger zones of quartz veining is consistent with models of dilation within zones of bulk, inhomogeneous flattening as described by Hodgson (1993). In these cases, preferred zones of mineralization occur at the intersection of non-parallel shears within a deformation zone and the overall geometry of the deposits is controlled by the three-dimensional layout of these intersection points.

The gold deposits of the property belong to the East Belt of gold mineralization as described by Bowen and Gray (op. cit.).

31

Available Data on Potential Gold Reserves on the Troy Claims

For the purposes of conducting a data review, several sources of information were utilized. These sources include information gained from AT&E records and published data described above and at the end of this review. The data review is concerned with the Williams Brothers Mine, the Kaderitas and Mexican mines, and the Hite mine. Other prospects described above are not included, as insufficient data are available to make any statements regarding historic production.

It is a known fact that Reserve Estimates are sometimes reduced significantly to reduce the tax impact – especially in the state of California where the property is located. One Confidential document written by Geoffrey A. Clarke, M.Sc., prepared for Lakefield Minerals in Canada (1995) wrote the following about the AT&E property and mines.

The Troy Mining Zone Location Map – Mariposa County

32

Location of Star’s Mining Property
Within the Historic “California Mother Load”

DIVISION OF MINES AND GEOLOGY
JAMES F. DAVIS, STATE GEOLOGIST

STATE OF CALIFORNIA - PETE WILSON, GOVERNOR
THE RESOURCES AGENCY - DOUGLAS P. WHEELER, SECRETARY
DEPARTMENT OF CONSERVATION - LAWRENCE J. GOLDZBAND, DIRECTOR

MAP OF CALIFORNIA HISTORIC GOLD MINES
THE CALIFORNIA GOLD DISCOVERY TO STATEHOOD SESQUICENTENNIAL (1998-2000) EDITION

"It was known that mines of the precious metals existed to a considerable extent in California at the time of its acquisition. Recent discoveries render it probable that these mines are more extensive and valuable than was anticipated. The accounts of the abundance of gold in that territory are of such an extraordinary character as would scarcely command belief * * *. The effects produced by the discovery of these rich mineral deposits, and the success which has attended the labors of those who have resorted to them, have produced a surprising change in the state of affairs in California."

James K. Polk
The President of the United States
December 5, 1848

MAP OF CALIFORNIA HISTORIC GOLD MINES

The California Gold Discovery To Statehood Sesquicentennial (1998 - 2000) Edition

Poster Prepared by Les Youngs

1998

DEPARTMENT OF CONSERVATION
Division of Mines and Geology

Troy's Mining Claims Covering 10,500 acres
Sacramento
PACIFIC
OCEAN
Del Norte
Siskiyou
Modoc
Shasta
Lassen
Humboldt
Trinity
Tehama
Plumas
Butte
Mendocino
Glenn
Sierra
Nevada
Yuba
Sutter
Colusa
Lake
Placer
El Dorado
Yolo
Sonoma
Napa
Amador
Alpine
Calaveras
Solano
Sacramento
Marin
San Francisco
Contra Costa
San Joaquin
Tuolumne
Mono
Alameda
Stanislaus
Mariposa
San Mateo
Santa Clara
Merced
Santa Cruz
Madera
Fresno
San Benito
Inyo
Monterey
Tulare
Kings
San Luis Obispo
Kern
Santa Barbara
Ventura
Los Angeles
San Bernardino
Riverside
Orange
San Diego
Imperial
Scale 1:1,500,000

EXPLANATION

- Historic Lode Gold Mine Location
- Historic Placer Gold Mine Location
- Active Gold Mine Location (1996-1998)

This map shows the locations of 9,259 historic lode gold mines and prospects, the locations of 4,112 historic placer gold mines, and the locations of 18 active gold mines. The data are from the California Department of Conservation's Division of Mines and Geology and Office of Mine Reclamation.

Dry diggings, circa 1850s.
Division of Mines and Geology archives.

Basic lode mining, circa 1920s.
Division of Mines and Geology archives.

Station 1000 feet level, Omaha Mine - Grass Valley, circa 1860s.
Division of Mines and Geology archives.

Head of Auburn Ravine, 1852.
Division of Mines and Geology archives.

A circa 1870s outing at a hydraulic mining operation.
Division of Mines and Geology archives.

Chinese gold miners working a 'Coyote Hole' in the Folsom area, circa 1900.
Courtesy Natomas Company collection, Sacramento Archive and Museum Collection Center.

The working dredge Folsom No. 2, June 28, 1906.
Division of Mines and Geology archives.

"The men who settled the country [California] imparted to it a good deal of their own nature, which knows no period of boyhood. The Americans spring at once from childhood, or almost infancy, to manhood; and California, no less rapid in its growth, became a full-grown State, while one-half of the world still doubted its existence."

J. D. Borthwick
Three Years In
California, 1857

California Department of Conservation, Division of Mines and Geology, P.O. Box 2980, Sacramento, California 95812-2980, (916) 445-5716, Web Site: http://www.consrv.ca.gov/

33

There are seven (7) portals. The method Troy used to stake its claims was to land-lock the area surrounding these claims in a way to prevent outside interests to stake the additional original AT&E claims. Since existing roads, trails, etc. may be expanded but no new ones constructed without further government approval, this program proved effective. Troy’s plan was at such time as it was ready to begin opening the various portals for production to survey and stake the additional 290+ claims facilitated by its road and trail structure that provides access to them. These additional claims together with the existing claims would provide Star with control over ~10,500 acres, 130 miles due East of San Francisco Bay.

Photographs of the Troy Mining Zone

The Mining Property, showing site buildings

34

Mining Property

35

Mining Property

36

Mine Shaft

37

Bunker

38

Main Road

39

Mine

40

Mill

41

Mill

42

Mill

43

Mill

44

Mill Building

45

Rock Face Inside the Mine Showing Ore

46

Bunker

Mine Map	Inside Mine	Inside Mine

47

Several Pictures Taken at the Mine Site late November 2019 Follow

48

commsa mining rights

Upon acquisition of 51% of Compania Minera Metalurgica Centro Americana SA (Commsa), a Honduran Corporation on January 1, 2022, the Company acquired Commsa’s mining rights to five mines that run along a 12.5 mile stretch of the Rio Jalan River. These five operating mines run along a 12.5 mile stretch of the Rio Jalan River that are being prepared for production. The environmental licenses have been obtained and exploration is ongoing. Local small mining operations are producing a minimum of 250 to 300 oz of gold per site per month while losing approximately 50% of the recoverable gold particles. We expect that our expanded operations, using modern equipment and our new Genesis program, recently acquired, should result in up to a 98% rate of recoverable gold, leading to significantly higher quantities of gold per site.

Below is a mineral resource summary for the Clavos. The report is compiled from internationally validated exploration documentation that meets the standards set by Canadian National Instrument 43-101, (NI 43-101) and National Instrument 43-101CP, and National Instrument 43-101F1.

GENERAL OVERVIEW

506000
507000
508000
1470000
1469000
1468000
NW CORNER OF POTOSI
EXPLOITATION CONCESSION
NE CORNER OF POTOSI
EXPLOITATION CONCESSI
P4
P1
P2
P3
PROPERTY
POTOSI
SAN ANTONIO
POTOSI 2
CERRO COPAL
EL TAJO
CHELLON
SW CORNER OF POTOSI
EXPLOITATION CONCESSION
SE CORNER OF POTOSI
EXPLOITATION CONCESSION

CONCESSION
COORDINATES SYSTEM DATUM NAD 27

VERTEX	EAST	NORTH
P1	507999.897	1470000
P2	507999.897	1467999.884
P3	505999.923	1467999.884
P4	505999.923	1470000

AREA= 4,000,180.603m2
40.00 Km2

VEINS OR BODIES	NAME
	SAN ANTONIO
	CERRO COPAL
	POTOSI
	POTOSI 2

PROPERTY

GRAPHIC SCALE
0 200 400 600 800 1,000
METROS

PROYECTO:
CONTENIDO: VEINS OR BODIES
FECHA: FEBRERO, 2022
ESCALA: 1:5,000

VEINS OR BODIES

ESCALE: 1/5,000

49

Belize
Guatemala
Gulf of Honduras
Bay Islands
Honduras
Colón
Atlántida
Cortés
Santa Bárbara
Yoro
Gracias a Dios
Copán
Lempira
Olancho
Comayagua
Ocotepeque
Intibucá
La Paz
Francisco Morazán
El Paraíso
Clavos
El Salvador
Valle
Choluteca
Nicaragua
Pacific Ocean
N
W
E
S
U.S.A
Atlantic Ocean
Gulf of Mexico
Cuba
República Dominicana
Honduras
Mexico
Belize
Jamaica
Haiti
Mar Caribe
Guatemala
El Salvador
Nicaragua
Venezuela
Panamá
Costa Rica
Colombia
Pacific Ocean

Clavos

Location Map

50

Executive exploration summary: Choluteca Project

1996 sampling traverses by Entre Mares personnel (geologists Scoretz, Malfair, Cheng, Fraser and McCarthy at different times) indicated that anomalous gold was present at Clavos zone in structurally and stratigraphically favorable terrain. Then by an independent group of Geologist from Guatemala lead by Ruben Leal in 2005 and then by 2020 Golden Jaguar made a detail sampling from Clavos to confirm the ancient mineralized zones, new potential ones and complete economics and metallurgic reports.

Drilling, reconnaissance mapping and sampling by BMG's D. Mashburn in 1994 discovered spectacular gold values (up to 305.2g/T/0.3m in DDH 94-5 at the San Antonio zone) at Clavos.

These values, added to the proximity to the Nicaraguan Depression qualified the area for further geological exploration.

Golden Jaguar now owns land property, rents of lands and the license permits since 2020 focus on start production in the Clavos Zone. With the capacity of grow through the economic gold concentrations in properties included within a 390km2 around our license. We finish having a 3D model of proven reserves and inferred ones. 10.2 Km of grid lines were cut and mapped before a total of 2435.5m were drilled on the Clavos area. The property is in southern Honduras, Central America.

Location and Access

Choluteca, the fourth largest city in Honduras, has a wide range of hotels and rental dwellings as well as good supply, repair, and communications infrastructure. The city and the national capital, Tegucigalpa, are joined by 130km of the paved highway. The highway also provides access from Choluteca to Clavos road, one of many logging and agricultural roads throughout the area. Potosi is reached by driving 50km east on the highway from Choluteca and taking the dirt road to Porteritos, a total of 1.5 hours driving time. The highway has both passenger and heavy transport capabilities.

Choluteca is serviced by twelve daily bus runs. Daily international airline service is available to Tegucigalpa from every country while Choluteca is serviced by an airstrip capable of landing 737 sized aircraft. International flights can go to Choluteca by a small-time scale at Tegucigalpa.

A large, skilled labor force with some mining experience, can be mobilized in most Honduran towns and Guatemala.

Physiography and Climate

The Choluteca concessions encompass an area characterized by steep hills, rugged relief interspersed with rounded coast mountains and ridges and domes interspersed with precipitous valleys. Cliffs are not uncommon particularly along zones of structural uplift or downthrow.

Clavos is steeper topographically with rhyolite doming and very steep valleys throughout the property.

Topography varies widely from 60m on the west side to 1190m in the northeast corner of the properties.

Honduras is subject to temperatures ranging from the low 20's into the 40's (degrees Celsius) dependent upon the season. Climate is logically broken up into extremes: the rainy season (June to October) and the dry season (November to May).

Hardy plants and trees populate the region proportional to altitude, soil and water supply although the topographically higher flora resemble the North American Pacific northwest species of plants i.e. open-oak pine forests. Drainages are populated by deciduous jungle flora.

51

GENERAL DRILLING LOCATIONS

N
506000
507000
508000
1470000
1469000
1468000
NW CORNER OF POTOSI
EXPLOITATION CONCESSION
P4
NE CORNER OF POTOSI
EXPLOITATION CONCESSION
P1
P3
SW CORNER OF POTOSI
EXPLOITATION CONCESSION
P2
SE CORNER OF POTOSI
EXPLOITATION CONCESSION
CERRO COPAL
SAN ANTONIO
EL TAJO
CHELLON
PT-97-11
PT-97-9
PT-97-8
PT-97-7
PT-97-10
PT-97-6
PT-97-5
W2-93
W1-93
W1B-93
DH-1-94
W2-95
W2-94
MDD-010
MDD-023
MDD-015
MDD-020
MDD-009
MDD-006
MDD-022
MDD-019
MDD-008
MDD-021
MDD-016
MDD-007
600

POTOSI DRILLS

CONCESSION
COORDINATES SYSTEM
DATUM NAD 27

VERTEX	EAST	NORTH
P1	507999.897	1470000
P2	507999.897	1467999.884
P3	505999.923	1467999.884
P4	505999.923	1470000

AREA= 4,000,180.603m2
40.00 Km2

POTOSI ALL WITH NEW DRILLS COORDENADAS UTM

PIT:	Position X	Position Y	Position Z	AZIMUT:	INCLINATION:	DEPTH:	RESULT-AU-GT:
MDD-006	507645.353	1469790.602	600.000	180°	55°	58.80	0-24.4/24.4m 9.213g
MDD-007	507581.353	1469754.602	585.000	180°	55°	44.30	0-12/12m 5.637g
MDD-008	507647.353	1469789.602	600.000	180°	55°	44.20	0-21.7/21.7m 3.019g
MDD-009	507601.353	1469825.602	580.000	180°	55°	45.70	0-30.5/30.5m 4.681
MDD-010	507605.353	1469942.602	560.000	180°	55°	70.10	30.5-36.6/6.1m 5.682g
MDD-015	507511.649	1469859.136	550.000	180°	55°	57.60	42.8-53.8/11m 5.232g
MDD-016	507419.364	1469724.602	570.000	180°	55°	39.60	21.3-29/7.7m 4.58g
MDD-019	507516.396	1469784.016	570.000	180°	55°	35.00	4.6-21.9/17.3 3.285g
MDD-020	507506.353	1469829.602	560.000	180°	55°	65.80	19.8-38.7/18.9m 3.254g
MDD-021	507719.353	1469784.602	630.000	180°	55°	73.80	Au 1.562/2.513 '1.5-10.7/19.8-37.2 9.2/17.4 @
MDD-022	507720.353	1469826.602	630.000	180°	55°	61.00	Au 4.002/1.025 "9.1-12.9/21.3-26.4/41.1-48.6
MDD-023	507720.353	1469878.602	620.000	180°	55°	74.70	16.5-22.3/5.8m 37.252
DH-1-94	507122.00	1469733.00	558.00	225°	-50°	135.64	6.7-23.00/16.30m 5.18g
PT-97-5	507102.49	1469749.52	956.00	180°	-60°	120.00	107.3-108.2/0.90m 7.24g
PT-97-6	507049.99	1469749.02	975.40	180°	-45°	94.50	75.8-78.4/2.6m 2.02g
PT-97-7	507040.49	1469827.52	943.80	205°	-45°	97.50	25.50-26.90/1.40m 13.36g
PT-97-8	507040.49	1469827.52	943.80	205°	-90°	43.50	29.50-29.80/0.30m 1.75g
PT-97-9	507052.49	1469877.12	924.00	180°	-90°	70.50	25.80-26.60/0.80m 0.23g
PT-97-10	507102.49	1469825.52	930.00	180°	-45°	43.50	29.00-30.00/1.00m 0.34g
PT-97-11	507023.49	1469906.52	923.60	205°	-45°	72.00	33.15-33.60/0.45m 0.83g
W1-93	507120.00	1469740.00	558.00	225°	-45°	13.72	6.1-13.72/7.62m 3.37g
W1B-93	507125.00	1469730.00	558.00	240°	-45°	21.03	8.23-16.7/8.53m 3.1g 16.76-21/4.27m 65.0g
W2-93	507175.00	1469785.00	518.00	216°	-45°	25.00	8.23-21/12.8m 23.73g
W2-94	507247.00	1469620.00	596.3101	225°	-45°	150.00	2.44-6.93/3.66 3.00g 38.20-40.54/2.34 3.30g
W2-95	507058.00	1469665.00	583.00	225°	-45°	215.00	4.26-6.9/2.64m 15.00g 29.00-31.40/2.40 5.00g

GRAPHIC SCALE

0 200 400 600 800 1,000

METROS

PROYECTO:

CONTENIDO: POTOSI DRILLS

FECHA: FEBRERO, 2022

ESCALA: 1:5,000

ESCALE: 1/5,000

52

Introduction

Location and access

The Potosi Project is in the Municipality of Concepcion de Maria in southern Honduras, Department of Choluteca.

Map 2855-IV (Concepcion de Maria - Cinco Pinos, 1:50,000 topographic sheet) covers most of the property. The nearest center of commerce is the fourth largest city in Honduras: Choluteca. This modern city has support services, an airstrip, and the added advantage of being approximately two hours from the national capital of Tegucigalpa via paved highway.

Access to Potosi is best achieved from the San Francisco turn-off on the Pan American Highway east of Choluteca. A 1.5-hour journey from Choluteca by 4x4 to the village of Porteritos via highway and dirt road is the most efficient means of travel. An alternate route is Choluteca - El Corpus - San Judas - Aguacatal. Older reports (E. Cardoze's 1939 "Report on the Potosi Mining Property") refer to access from Nicaragua which may, eventually, become viable given any continuity between Honduras and Nicaraguan gold trends.

Physiography

The Potosi area is rugged with elevations ranging from 300m to 1050m ASL. Saprolite and quartz - rich outcrop provide often treacherous footing on steep hills. Outcrop is sparse with topographic highs being capped either by resistant quartz - veined andesites, Padre Miguel group rocks or rhyolite intrusive doming.

Hardy plants and trees populate the regions proportional to altitude, soil, and water supply. Generally, the topographically higher elevations are covered with pine forests and pine needle carpets. Lower regions, especially in stream and river drainages are covered in deciduous single canopy jungle.

Mining and exploration history

At present, the Potosi area is not being mined by other than small, high-grade operations consisting of one or two local individuals. They focus upon known occurrences such as Tajo, San Antonio and, lately, San Benito with hand tools, cobbing and molinete techniques. The area has seen sporadic gold mining activity since the time of the Spanish colonists 100 hundred years ago. Within the Potosi concession, Rosario Mining performed large scale underground tunneling in the Guadaloupe, San Antonio, Guapinol, El Caballo and Tajo adits using tracked techniques of First World War vintage. Brush-overgrown roads and at least several hundred meters of tunnels, most of them collapsed, are the legacy of this earlier work. An unnamed American company did some small shafts and tunnels at Volcancito, and Jobos. No production records or plans are available.

Geology

Geology Project

Perhaps ten percent of the Potosi area is rock outcrop. In a macro sense the outcrop available for mapping may be broken up into two Tertiary volcanic rock groups: the Oligocene Matagalpa Formation (mainly andesitic in composition) and the Miocene Padre Miguel Group (mainly rhyolite / dacite). Matagalpa Formation rocks contain andesite flows, crystal tuffs, feldspar porphyries, basalt, and finer grained volcano-sediments unconformably overlain by the Padre Miguel rocks (rhyolitic to dacitic tuffs). Later stage rhyolite doming occurs in the San Antonio Mine area and immediately east of the San Benito occurrence. The Cerro Potosi topographic high is probably correlative to the Padre Miguel group rooks. Later stage mafic, intermediate, and felsic diking crosscut the main units. Padre Miguel rocks are invariably bleached white to pink to grey mass of devitrified and silicified rhyolite to dacite, ignimbrite or silicified breccia. White, angular metamorphosed/altered clasts are diagnostic of this occurrence at Pantaleon. Welding is observable in core.

53

At Potosi, the rock types are variations on the Matagalpa theme, except for Pantaleon, where the prime target was gold bearing epithermal quartz veining within Padre Miguel rocks. It was also hoped that the contact between the Padre Miguel and Matagalpa rocks would be a logical horizon for gold alteration zones.

The majority of outcrop mapped on the project is from the Matagalpa group: a flat-lying sequence of medium grained porphyritic tuff breccia of intermediate composition. Markedly porphyritic flows were mapped on surface and logged in drill holes. The size and shape of the light grey/white feldspar phenocrysts varies from millimeter to slightly less than 0,75 cm. More massive, non-porphyritic, fine-grained andesite was identified either as volcanic flow or tuffs. The Matagalpa group is predominantly subaerial with limited sections of banded, lamellar tuffs which may have been subaqueous. Pyroclastic andesite breccias are mapped and logged in all the focus zones. Heterolithic lapilli are common constituents of the lapilli tuff. Heterolithic agglomeratic andesite and medium to coarse tuff breccia is logged in the San Benito drill holes. Fine grained intermediate dykes which may be feeder dykes cut the same drill holes.

Felsic intrusive domes are subaerial in nature. Flow banding and spherulites are common.

The main target of the drilling at San Antonio and Tajo is epithermal quartz veining and attendant alteration and silicification zones.

Structure: The principal trend mapped at San Antonio dips steeply to the north and is coincident with an east - west striking ridge. The trend is traceable on surface from San Antonio through Corales / Guadaloupe where the strike becomes more northerly, increasing from generally east-west to west-north-west (270 to 310/320). There are indications that the west-north-west striking Corales / Guadaloupe Mines exploit a second structure mirroring the Nicaraguan trough. This trend disrupts the east-west trend hosting the San Antonio structure.

Epithermal quartz veining is evidently controlled by structurally prepared fault and fracture zones. These zones have provided the conduit for gold bearing siliceous fluids driven by felsic doming as a "heat engine".

Alteration: Feldspar and clay alteration is to moderate intense in the weathering horizon and adjacent to structurally affected areas and/or within the aura of related, epithermally altered, siliceous zones. This alteration is in direct proportion to proximity of structural movement and quartz veining. The near surface feldspar phenocrysts are soft, crumbly and subhedral to anhedral in form. Sausseritization is common in core.

Hematization is ubiquitous in surface rocks due to the weathering profile created by meteoric water circulation and subsequent oxidation. Faulted and fractured rocks are also commonly hematized to varying extents.

Silicification: All rock units have silicified intersections (usually influenced by epithermal quartz veining) although pervasive silicification has been noted on the metre scales in core and adjacent to quartz breccia zones during the mapping phase. Epidotization is part of a classic zonation especially noticeable at San Benito where pervasive epidote gives way to pyritization and finally to silicification proximal to epithermal quartz veining and associated chalcopyrite, galena, sphalerite, silver minerals and gold.

Sulphides / mineralization: There is a distinct correlation between the presence of sulphide presence, type, and percentages to gold mineralization as noted in zone descriptions and core logs. Sulphides are not consistent as to type or quantity between drilled zones. If indeed there is a gold pathfinder element at Potosi, it is copper. Chalcopyrite, galena, pyrite, sphalerite, silver minerals (acanthite) and their oxide analogues are present in the best mineralized intersections. Visible gold was logged in DDH PT97-1 while V.G. is also seen in the surface oxidation zones at Tajo, Volcancito and San Benito. The gold logged in PT97-1 was coarse (several mm. in diameter) within a vuggy epithermal quartz vein. Other visible gold was noted occurring as <mm. flecks within very oxidized siliceous capstone at known workings on the property.

54

San Antonio

Color Legend	Gold Range	Au ppm Grade	TM	% of ORE	Gold Ounces
	Absent	Absent	0	1.352	0
	0 - 2	1.57	154705.38	10.894	7809.885756
	2 - 3	2.96	407411.663	28.689	38776.15826
	3 - 4	3.48	351999.473	24.787	39387.7224
	4 - 5	4.52	323853.148	22.805	47068.04598
	5 - 9	7.45	118563.909	8.349	28401.96523
	9 - 40	23.5	44363.834	3.124	33522.51124
		7.25	**1400897.41**		**194966.2889**

Legend
Au PPM
[ABSENT]
[0-2]
[2-3]
[3-4]
[4-5]
[5-9]
[9-40]
N
W
E
S
Top-view

55

POTOSI

Drilling at the Tajo showing delineated a quartz vein structure striking WNW and dipping moderately to the northeast. Diamond drill holes PT97-05 to PT97-11 intersected the structure along a strike length of 150m over a 125m down dip extension.

The Tajo Showing is located on a variably dipping (15-30o) north-east facing slope. The Tajo structure was approached through a series of short drill holes. The structure was pierced repeatedly at anticipated depths based on a 295o strike and -35o N dip; except in PT97-11 where the vein was intercepted 20m higher in the hole. This may be explained by a swing in the strike to the northwest or an offset through faulting. Field evidence indicates that the structure begins to strike 315o on the western end of the grid. The best assay was in PT97-7 (2.29g/T over 8.0m including a core zone of 12.2g/T over 1.4m). it is geometrically demonstrable that the core zone corresponds to the base metal rich sulfide intervals of the Tajo vein.

The next drawing is the proved gold reserves from Potosi before naming Tajo with a total of 78,318.27 ounces of Au.

There is much to still explore all around this rich zone, pretty much everywhere you walk we found more gold in area of 30 km.

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Potosi

Color Legend	Gold Range	Au ppm Grade	TM	% of ORE	Gold Ounces
	Absent	Absent	0	1.352	0
	0 - 2	1.49	54457.4022	10.894	2602.048219
	2 - 4	3.52	100781.288	28.689	11406.7567
	4 - 6	5.2	51360.8857	24.787	8587.672214
	6 - 10	6.75	63623.0908	22.805	13808.87018
	10 - 20	12.25	37385.2749	8.349	14725.71119
	20 - 70	27.6	30634.8691	3.124	27187.21506
		9.47	**338242.811**		**78318.27357**

Legend
Au PPM
[ABSENT]
[0-2]
[2-4]
[4-6]
[6-10]
[10-20]
[20-70]
N
W
E
S
Top-view
N
E
W
S
Perspective -view

57

San Benito

Geology

Recommendations: San Benito

Further drilling at San Benito is highly recommended. An approximately 700 x 350m zone has been sampled with highly anomalous Au values obtained. It is open to both east and west and appears to represent stacked epithermal quartz zones with Au, Ag and Cu mineralization. Another hole to the west of the Vespa Pit, possibly drilling under the chimney zone would be useful in extending mineralization; a hole should be drilled to test the eastward extension of the chalcopyrite-bearing quartz veins mapped there. Surface samples in pits and trenches returned more than 10g/T Au values. A program of at least five, 100m drill holes would be necessary to properly test the very wide and persistent zone of base metal and gold enhancement within silicification and quartz veining identified on the grid.

Cerro Copal

Geology

Lithology of Cerro Copal is the same as Tajo.

From 1999 to this day this place is also being mine at a small scale by locals following high gold grades. Ending with complex underground structure that allows us to create a 3D without drilling.

This new exploration area follows the Limon’s trend from Nicaragua Gold belt.

The inferred gold reserves of Cerro Copal are 341,022 ounces with a gold grade of 6.28 g/t:

INFERRED RESERVES

N
CERRO COPAL
1469500

SAMPLES JM-01 A JM-69

SAMPLE CODE	Position X	Position Y	Position Z	RESULT USA
JM-01	507133.892	1469538.676	570.000	2.144
JM-02	507128.246	1469539.919	570.000	19.30
JM-03	507122.943	1469542.378	570.000	2.585
JM-04	507118.068	1469545.822	570.000	4.449
JM-05	507112.561	1469547.161	570.000	0.328
JM-06	507107.891	1469549.252	570.000	0.313
JM-07	507102.802	1469551.711	570.000	5.632
JM-08	507097.713	1469554.169	570.000	1.356
JM-09	507092.982	1469556.770	570.000	2.598
JM-10	507087.393	1469558.800	570.000	0.960
JM-11	507082.447	1469560.973	570.000	0.358
JM-12	507077.429	1469563.216	570.000	1.500
JM-13	507072.126	1469565.746	570.000	1.523
JM-14	507066.966	1469567.996	570.000	3.235
JM-15	507062.163	1469570.162	570.000	1.931
JM-16	507057.146	1469572.478	570.000	1.940
JM-17	507051.985	1469575.579	570.000	3.664
JM-18	507047.034	1469577.610	570.000	7.651
JM-19	507041.808	1469579.906	570.000	7.156
JM-20	507036.648	1469582.311	570.000	1.256
JM-21	507031.559	1469584.626	570.000	0.377
JM-22	507026.542	1469586.942	570.000	0.347
JM-23	507021.596	1469589.114	570.000	3.802
JM-24	507016.292	1469591.787	570.000	2.237
JM-25	507011.347	1469593.816	570.000	3.726
JM-26	507006.401	1469596.203	570.000	12.60
JM-27	507001.241	1469598.590	570.000	6.795
JM-28	506996.152	1469600.905	570.000	9.230
JM-29	506991.349	1469603.149	570.000	18.30
JM-30	506986.046	1469605.536	570.000	13.60
JM-31	506980.671	1469607.566	570.000	13.90
JM-32	506975.725	1469610.095	560.000	8.132
JM-33	506970.708	1469612.268	560.000	4.091
JM-34	506965.619	1469614.726	560.000	5.030
JM-35	506960.316	1469616.327	560.000	7.573
JM-36	506955.441	1469619.428	560.000	4.572
JM-37	506950.138	1469621.458	550.000	2.789
JM-38	506945.336	1469623.773	550.000	25.9
JM-39	506940.104	1469626.160	550.000	20.30
JM-40	506934.943	1469628.619	550.000	9.021
JM-41	506929.926	1469631.006	550.000	13.10
JM-42	506924.909	1469633.106	550.000	13.30
JM-43	506919.891	1469635.422	540.000	15.50
JM-44	506914.517	1469637.808	540.000	5.399
JM-45	506909.428	1469640.124	540.000	6.602
JM-46	506904.339	1469642.296	540.000	3.024
JM-47	506899.250	1469644.755	540.000	2.517
JM-48	506894.162	1469646.927	540.000	3.109
JM-49	506889.075	1469649.242	540.000	2.136
JM-50	506883.984	1469651.558	530.000	6.993
JM-51	506878.895	1469653.873	530.000	14.0
JM-52	506873.886	1469656.189	530.000	11.0
JM-53	506868.718	1469658.504	530.000	10.0
JM-54	506863.629	1469660.819	530.000	9.161
JM-55	506858.540	1469663.135	530.000	10.2
JM-56	506853.451	1469665.450	530.000	8.988
JM-57	506848.363	1469667.765	530.000	9.934
JM-58	506843.540	1469670.258	550.000	10.5
JM-59	506837.875	1469672.219	550.000	3.584
JM-60	506833.096	1469674.933	550.000	4.806
JM-61	506827.874	1469676.628	550.000	3.431
JM-62	506822.965	1469679.741	550.000	1.866
JM-63	506817.697	1469681.569	550.000	1.408
JM-64	506812.875	1469683.619	550.000	1.896
JM-65	506807.342	1469685.896	550.000	2.556
JM-66	506802.342	1469688.205	550.000	4.464
JM-67	506797.165	1469690.609	550.000	5.505
JM-68	506791.987	1469692.836	550.000	3.310
JM-69	506787.031	1469695.506	550.000	2.153

CALCULATION OF INFERRED RESERVES

341,022	AU ONZ
1,688,820	TM
6.28	AU GRADE

LOCATION OF VETA SAMPLES

CERRO COPAL

SCALE: 1/500

LOCALIZACION DE VETA MUESTRAS CERRO COPAL

FEBRERO, 2022

1:500

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Genesis Ore Extraction Process

On March 19, 2023, Star Alliance acquired 51% of the capital stock of Lion Works, including 51% of the intellectual property rights and know-how related to the Genesis proprietary system (“Genesis”) pursuant to the Share Purchase Agreement. This green, environmentally friendly, process, extracts up to 98% of the minerals, including gold and many rare earth elements from Oxide and complex Ores. Furthermore, the process takes 12 - 48 hours which is considerably shorter than the 40 to 120 days other leaching processes take. Furthermore, this heap leaching process only extracts up to 70% of the gold or other minerals from the ore. If left for one to two years it is possible to extract up to 90% of the minerals from the ore using heap leaching methods and compared to CIL plant processing has the same effectiveness without the cost. CIL stands for carbon in leach. This is a gold extraction process called cyanidation where carbon is added to the leach tanks or reaction vessels so that leaching and absorption take place in the same tanks. It is the most commonly used leaching process for the extraction of gold. This process has a higher capital and operating cost but generally has an improved gold recovery of between 20 and 30%. However, this process is still more expensive than our Genesis system, is environmentally unfriendly, is still slow compared to Genesis and in the first 4 to 6 months extracts much less ore than our Genesis system achieves over 12 to 48 hours.

Genesis is the key process that makes economically unviable deposits around the world viable and profitable again.

Genesis is a sustainable extraction method, that yields an improved recovery rate in a much shorter time period even where the presence of gold is as little as 0.10 parts per million. There are no emissions, and the system is environmentally friendly.

The Genesis Oxide System

The Genesis system accelerates the rate of dissolution of gold to nearly an immediate rate, therefore reducing the standard time of extraction from approximately 40-120 days to a mere 12 to 48 hours. Consequently, the costs of production are dramatically reduced. The system is scaleable and the smaller units are modular and can easily be transported from location to location.

Beyond the economic advantages it also provides immediate technical solutions to difficulties caused by fine materials and resolves the need to agglomerate. The speed of extraction of gold is up to 400 times faster than conventional heap leaching.

Versatility

At the heart of the Genesis system is a reactor module that makes the system versatile in its relationship with installation, construction, and repositioning. The system’s conception, design, and its structural development is the innovative solution to older methods of extraction. In addition to the numerous international collaborations it has resulted in the creation and implementation of Genesis for the provision of a practical and economical solution that is effective, feasible, and reliable; characteristics which the mining industry has always required.

The area needed to operate a complete module is merely 2,500 square meters which includes the absorption plant, a convenient reduction in space requirements as compared to Heap leaching.

The Genesis Refractory System

The Genesis Refractory system works on complex ores. This genesis system has up to a 98% transformation rate from double refractory lock gold into free oxide gold. The system operates within a 12 to 48 hour process time, thereby reducing very significantly the time that a heap leaching system would take.

The Genesis system is the only economically feasible solution for complex low-grade deposits and the only Cost-effective process to treat double refractory gold and other minerals.

This system like the Genesis oxide system is an innovative solution that significantly improves the older methods. It is environmentally safe, has no emissions and its speed of extraction is very cost effective. The true benefits are that it can be used on tailing piles, extracting in most instances more minerals than was originally extracted with the older methods. It also cleans up these tailing piles during the extraction process leaving smaller rocks and gravel that can be used on roads and rail tracks etc. The dirtiest of all tailings are coal tailings and our equipment works very efficiently on these tailings extracting minerals and leaving useable rock residue.

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Key Points:

• Lower capital investment needs in comparison to the standard processes available in the industry.

• System is much faster than regular heap leaching methods.
• Improved rate of extraction.

• Solution for low gold grade deposits.

• Solution for economically unviable deposits.

• Genesis has the same efficiency as a CIL plant without the costs.
• Reduced cost of production as compared with standard methods of extraction.

• Environmentally friendly process
• Modular structure system
• Easy to scale
• the smaller units are mobile, designed to be easily transported without any secondary costs
• Easy to adapt and displace in complicated terrains
• Option to substitute cyanide for a green chemical agent
• Lower cost of production per ounce
• The construction of processing plant from scratch would require under 6 months
• Capacity for complete automation
• Precise control and measurement of the recovery of the precious metals.
• Experience in managing conventional mining plants is not required for setting-up Genesis
• Eliminates all risk in setting-up production in under a non-explored gold-bearing zones
• Eliminates the need to grind the mineral ore
• Genesis is a closed system, eliminating the risk for spillages
• Considerably reduces the need for water, making it particularly viable for arid sites
• Water and chemical agents are all reutilized and recycled

• Machine has no emissions, making it very safe.

The Genesis system also solves the problem that mining companies may experience following the decision in 2022 of the U.S. Appellate Court for the 9th Circuit known as the “Rosemont decision. In that decision the Court rules that while federal mining law allows companies to mine on federal land where economically valuable minerals are present, they are not guaranteed the right to use federal land without valuable minerals as a dumping site for the mine. The Genesis system resolves any potential issues related to the mining waste/tailings, since it not only extracts minerals from the tailings, but also cleans tailings leaving the residual as usable gravel for roads and railways.

The cost effectiveness of our Genesis eco-friendly system means that many closed and unprofitable mines can be operated again, due to the significant increase in profitability with the lower cost of operation than conventional methods.

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First Prototype of the GENESIS oxide System

First Industrial Scale GENESIS Refractory System

61

Our Growth Strategies

The Company is planning to reopen the mining properties it acquired from Troy in the third quarter of 2023. and to purchase the equipment necessary to start operations in Honduras and West Africa and actualize commercial production from the mines. We believe that these activities will generate revenues and profit. In order to implement this business plan, it will require the full utilization of our management, financial and other resources and raising the funds necessary for the businesses. Our ability to manage growth effectively will depend on our ability to quickly scale-up operations and to recruit, train and manage operations, management, and technical personnel and to retain the current successful management team and adding experienced personnel to the team to enable us to meet our production expansion plan.

Intellectual Property

We currently do not have any patents or trademarks registered in the name of the Company. As a result of the acquisition of 51% interest in Lion Works, we acquired 51% in the proprietary technology owned by Lion Works, called “Genesis,” however this technology has not been patented, and the Company needs to engage a patent attorney to apply for the patent registration with the United States Patent and Trademark Office. Currently, the Company uses a combination of copyright, non-registered trademark and trade secret laws, as well as confidentiality procedures and licensing arrangements, to establish and protect its intellectual property rights to the Genesis technology and other technologies that the Company may acquire or develop.

Competition

The mining business is highly competitive. Many of our competitors have greater financial resources than we have. As a result, we may experience difficulty competing with other businesses when conducting development and mining activities. In addition, marketing our new Genesis technology will take time to gain traction in the mining industry. Numerous factors beyond our control may affect the marketability of gold recovered from our mining properties. These factors include market fluctuations, the proximity and capacity of natural resource markets and processing equipment, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result our not receiving an adequate return on invested capital.

Compliance with U.S. Government Regulation.

The General Mining Law of May 10, 1872, as amended (30 U.S.C. §§ 22-54 and §§ 611-615) is the major U.S. federal law governing locatable minerals. This law allows citizens of the United States the opportunity to explore for, discover, and purchase certain valuable mineral deposits on those federal lands that are open to mineral entry. The law sets general standards and guidelines for claiming the possessory right to a valuable mineral deposit discovered during exploration. The General Mining Law allows for the enactment of state laws governing location and recording of mining claims and sites that are consistent with federal law. The federal regulations implementing the General Mining Law are found at Title 43 of the Code of Federal Regulations (CFR) in Groups 3700 and 3800.

A mining claim is a selected parcel of U.S. federal land, valuable for a specific mineral deposit or deposits, for which the claimant has asserted a right of possession under the General Mining Law. All rights to the Star Alliance International Corp. Claims are restricted to the exploration and extraction of a mineral deposit. The rights granted by a mining claim protect against a challenge by the United States and other claimants only after the discovery of a valuable mineral deposit. The two types of mining claims are lode and placer. The Star Alliance International Corp. Claims are lode claims. Lode claims cover classic veins or lodes having well-defined boundaries and also include other rock in-place bearing valuable mineral deposits. Lode claims are usually located as parallelograms with the side lines parallel to the vein or lode. The end lines of the lode claim must be parallel to qualify for underground extralateral rights. Extralateral rights involve the rights to minerals in vein or lode form that extend at depth outside the vertical boundaries of the claim. The Star Alliance International Corp. Claims are a mixture of patented and unpatented mining claims. A patented mining claim is one for which the federal government has conveyed title, making it private land. Since October 1, 1994, the BLM has been prohibited by acts of Congress from accepting any new mineral patent applications.

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Generally, all claimants must pay an annual maintenance fee per claim or site to the BLM, or file for a waiver from payment of fees by September 1 of each year. Failure to file for a waiver or pay the fee by September 1 results in the claim or site becoming forfeited by operation of law. Assessment work is work or labor performed that develops the claim for production (43 CFR Part 3836). Geological, geophysical, and geochemical surveys may qualify as assessment work for a limited period. Use of these surveys requires the filing of a detailed report, including basic findings.

State laws also require the annual filing of an affidavit of assessment work with the proper county if the work is performed. The filing of an affidavit of annual assessment work with both the local county office and the proper BLM State Office is required if the claimant elects to file a waiver from payment of the maintenance fees. The affidavit or proof of labor must be filed no later than December 30 following the filing of a waiver in the proper BLM State Office and in the county or borough recorder’s office.

The performance of assessment work must be within a certain period referred to as the assessment year. The assessment year begins at noon of each September 1. It ends at noon September 1 of the next year (43 CFR Part 3836). Performance of assessment work need not occur during the first assessment year of location.

Exploration and mining activities on BLM-administered land are controlled by the regulations of the Secretary of the Interior contained in 43 CFR, Subparts 3715 and 3809. We are required by these regulations to prevent unnecessary or undue degradation of the land. For activities other than casual use, we will be required to submit either a notice or a plan of operations. A plan of operations, which includes a reclamation plan, is required where activities involve the surface disturbance of more than 5 acres. Notices also require the submission of a reclamation plan and are submitted for exploration activities covering 5 acres or less. There is no requirement for notifying the BLM of casual use activities. Casual use activities are those that cause only negligible disturbance of public lands and resources. For example, activities that do not involve the use of earthmoving equipment or explosives may be considered casual use.

We will be required to reclaim any surface disturbing activity, even if the claim or site is declared abandoned and void or forfeited by the BLM. Reclamation will be required if we relinquish the claim or site to the Federal Government. The BLM requires a reclamation bond or other financial security prior to approving a plan of operations or allowing operations under a notice to proceed. Surface Management actions are processed at the local level.

We intend to submit a plan of operations for our planned activities on the Star Alliance International Corp. Claims to the BLM district office. The plan of operations must include appropriate environmental protection and reclamation measures and describe either the entire operation proposed or reasonably foreseeable operations and how they would be conducted, including the nature and location of proposed structures and facilities.

The public has the conditional right to cross mining claims or sites for recreational and other purposes and to access federal lands beyond the claim boundaries. Although claimants have a right of access to a mining claim or site across federal lands, they are not allowed to cause unnecessary or undue degradation of the surface resources. Claimants may be liable for damages if found responsible for unnecessary loss of or injury to property of the United States. We may not construct permanent structures, mobile structures, or store equipment without the prior approval of an authorized federal official.

Employees

The Company currently has two employees, Richard Carey and Anthony Anish who are our three executive officers.

Subsidiaries

As of the date of this prospectus, we have two subsidiaries:

1)	Compania Minera Metalurgica Centro Americana (Commsa), a Honduran corporation, in which the Company owns 51% of capital stock; and
2)	Lion Works, Inc., a Guatemalan corporation, in which the Company owns 51% of capital stock.

Properties

The Company does not own real properties. Our President and Chairman, Mr. Carey, is providing his personal office space at no cost to the Company.

Equity Incentive Plan

The Company does not currently have any equity incentive plan.

Legal Proceedings

There are no pending, threatened or actual legal proceedings in which the Company is a party.

63

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion together with our consolidated financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements that are based on our current expectations, estimates and projections about our business and operations. Our actual results may differ materially from those currently anticipated and expressed in such forward-looking statements.

Overview

The Company is focused on the pursuit of precious metals mining, employing our highly specialized, environmentally safe and patented technologies for the extraction of gold, silver and other metals including lithium and rare earth elements with an additional focus on biodegradable technologies that will dramatically improve many everyday applications.

On August 13, 2019, the Company completed the Troy Asset Acquisition. This purchase includes 78 mining claims, and the equipment located at the mine head. The Company is currently working with the Forestry Service and BLM to finalize the permits to reopen the mine. The Company repaid its obligations under the promissory note in 2022. We expect to restart mining operations utilizing the Genesis process in the third quarter of 2023.

In January 2022, the Company completed the acquisition of 51% of Compania Minera Metalurgica Centro Americana S.A. (“Commsa”) which owns 5 gold mines in Honduras.

On February 7, 2023, the Company executed a 12% convertible promissory note with Quick Capital LLC (“Quick Capital”). The note is convertible at the lessor of 1) $0.05, or a price per share equal to the 65% of the lowest trading price of the Company’s common stock during the 20 consecutive trading days prior to the date on which lender elects to convert all or part of the Note.  In addition, the Company issued Quick Capital warrants to purchase up to 1,211,111 shares of common stock. The Warrants are exercisable for shares of the Company’s common stock at a price of $0.05 per share and expire 5 five years from the date of issuance.

On February 8, 2023, the Company executed a 10% convertible promissory note with AES Capital Management, LLC (“AES”). The note is convertible at the lessor of 1) $0.02, or a price per share equal to the 65% of the lowest trading price of the Company’s common stock during the 20 consecutive trading days prior to the date on which lender elects to convert all or part of the Note.

On March 15, 2023, the Company entered into and executed the Purchase Agreement and a Registration Rights Agreement (the “RRA”) with Keystone, pursuant to which the Company shall have the right, but not the obligation, to direct Keystone, an unrelated third party, to purchase up to 75,000,000 shares of its Common Stock. The Company is registering in this registration statement up to of [75,000,000] shares of Common Stock for resale by Keystone issuable pursuant to the Purchase Agreement. For additional information regarding the issuance of common stock to Keystone covered by this prospectus, see the section titled “Purchase Agreement” above.

On March 19, 2023, the Company acquired 51% capital stock of Lion Works, Inc. including rights to Genesis, subject to the satisfaction of its performance obligations under the Share Purchase Agreement.

Limited operating history and need for additional capital

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have not generated any significant revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

Results of Operations for the Three Months Ended March 31, 2023 as Compared to the Three Months Ended March 31, 2022

Operating expenses

General and administrative expenses (“G&A”) were $80,556 for the three months ended March 31, 2023, compared to $189,558 for the three months ended March 31, 2022, a reduction of $119,002. The reduction was mainly due to much smaller overheads for the Troy mine as no work was performed during this quarter.

Professional fees were $22,130 for the three months ended March 31, 2023, compared to $93,500 for the three months ended March 31, 2022, an reduction of $71,370. Professional fees consist mainly of legal, accounting and audit expense. The decrease in the current period is due to reductions in legal fees during the period.

64

Consulting fees were $16,500 for the three months ended March 31, 2023, compared to $3,827,475 for the three months ended March 31, 2022. The reduction of $3,810,975 was mainly due to a reduction in non cash expenses for consultants during the earlier period.

Director compensation was $60,000 and $1,469,000 for the three months ended March 31, 2023 and 2022, respectively. Our Chairman, signed a new employment agreement on March 15, 2023 and monthly compensation was increased to $20,000 per month commencing January 1, 2023. The reduction of $1,409,000 in director compensation was mainly due to the elimination during the period of non-cash stock compensation payments.

Officer compensation was $45,000 and $817,500 for the three months ended March 31, 2023 and 2022 respectively. Our Chief Financial Officer signed a new employment agreement on March 15, 2023 and monthly compensation to was increased to $15,000 per month commencing January 1, 2023. The reduction of $772,500 in officer compensation was mainly due to the elimination of non-cash stock compensation expenses.

Other income (expense)

For the three months ended March 31, 2023 and 2022, we had interest expense of $56,151 and $6,780, respectively.

Net Loss

Net loss for the three months ended March 31, 2023, was $384,009 compared to $8,016,068 for the three months ended March 31, 2022. The large decrease in our net loss is due to the elimination during the period of non-cash stock compensation expense.

Results of Operations for the nine Months Ended March 31, 2023, as Compared to the Nine Months Ended March 31, 2022

Operating expenses

General and administrative expenses (“G&A”) were $959,158 for the nine months ended March 31, 2023, compared to $1,250,958 for the nine months ended March 31, 2022, a reduction of $291,800. The reduction was primarily due to a reduction in costs at the Troy mine.

Professional fees were $89,130 for the nine months ended March 31, 2023, compared to $106.520 for the nine months ended March 31, 2022, a reduction of $17,390. Professional fees consist mainly of legal, accounting and audit expense. The decrease in the current period is due to a decrease in legal fees.

Consulting fees were $1,110,593 for the nine months ended March 31, 2023, compared to $4,015,837 for the nine months ended March 31, 2022. The reduction in consulting fees expense of $2,905,244 was due to the issuance of stock for non-cash consulting expenses in the prior period.

Director compensation was $3,207,400 and $1,529,000 for the nine months ended March 31, 2023 and 2022, respectively. The increase of $1,678,400 in the current period was due to non-cash stock compensation.

Officer compensation was $2,885,0000 and $907,500 for the nine months ended March 31, 2023 and 2022, respectively. The increase of $1,977,500 in the current period was mainly due to non-cash stock compensation expenses.

Other income (expense)

For the nine months ended March 31, 2023 and 2022, we had interest expense of $259,661 and $8,884, respectively an increase of $250,777 mainly due to interest charges on loans and convertible notes.

Net Loss

Net loss for the nine months ended March 31, 2023 was $9,943,420 compared to $9,420,914 for the nine months ended March 31, 2022. The increase of $522,506 in our net loss is mainly due to non-cash stock compensation expense.

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LIQUIDITY AND CAPITAL RESOURCES

The accompanying unaudited financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business. As shown in the accompanying unaudited financial statements, the Company has an accumulated deficit of $25,001,820 as of March 31, 2023. For the nine months ended March 31, 2023, the Company had a net loss of $9,943,420, which did include over $8 million of non-cash expense incurred for the issuance of common stock for services, loss on conversion of preferred stock and derivatives associated with convertible debt. We used ($405,769) cash in operating activities. Due to these conditions, it raises substantial doubt about the Company’s ability to continue as a going concern.

Net cash used in operating activities was $(405,769) during the three months ended March 31, 2023, compared to $(1,424,871) in the three months ended March 31, 2022. We had a loss on conversion of preferred stock in the amount of $97,249.

Net cash provided by financing activities was $337,652 and $1,589,315 for the three months ended March 31, 2023 and 2022, respectively. In the current period we received $261,200 from the sale of preferred stock.

Over the next twelve months, we expect our principal source of liquidity will be raised from the sale of stock.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

The fiscal year ended June 30, 2022, compared to the fiscal year ended June 30, 2021

Results of Operations for the years ended June 30, 2022 and 2021

Operating expenses

General and administrative expenses were $1,909,581 for the year ended June 30, 2022, compared to $94,508 for the year ended June 30, 2021, an increase of $1,815,073. The increase is due to an increase in filing fees and consulting expenses.

Professional fees were $144,763 for the year ended June 30, 2022, compared to $57,029 for the year ended June 30, 2021, an increase of $87,734. Professional fees consist mainly of legal, accounting and audit expense. The increase is due to an increase in legal and audit fees.

There was a loss on conversion of common stock for Directors compensation of $2,111,500 and officer compensation of $952,500 for the year ended June 30, 2022 compared to $90,000 and $155,000 for the year ended June 30, 2021

Other income (expense)

For the year ended June 30, 2022, we had interest expense of $297,417 and a net loss on conversion of debt of $102,403 compared to interest expense of $10,800 and loss on conversion of debt of $46,200 for the year ended June 30, 2021. In addition, there was a loss on issuance of convertible debt of $575,396 compared to $0 in 2021. Interest expense has increased as a result of interest on notes payable that were added to the Company’s liabilities and the amortization of debt discount associated with our convertible notes.

Net Loss

Net loss for the year ended June 30, 2022 was $11,885,609 compared to $503,017 for the year ended June 30, 2021.

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Plan of Operations

We expect that working capital requirements will continue to be funded through borrowing from related parties and others. Subsequent to the year end the Company acquired the mining claims and equipment assets of Troy Mining Corporation. We also acquired or entered into binding letters of intent to acquire other businesses during the year ended June 30, 2022.

Off Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Material Commitments

As of the date of this registration statement, we do not have any material commitments.

Purchase of Significant Equipment

We do not intend to purchase any significant equipment during the next twelve months.

Liquidity and Capital Resources

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business. As shown in the accompanying financial statements, the Company has accumulated deficit of $15,058,400 and working capital of $1,034,930 as of June 30, 2022, and a net loss of $11,885,609 most of which is non-cash expense. The Company used $739,630 of cash in operating activities for the year ended June 30, 2022. Due to these conditions, it raises substantial doubt about the Company’s ability to continue as a going concern.

Net cash used in operating activities was $739,630 for the year ended June 30, 2022 as compared to the net cash used in operating activities of $355,574 for the year ended June 30, 2021. The increase in net cash used in operating activities from 2022 to 2021 is because expenses increased during the year ended June 30, 2022.

Net cash provided by financing activities was $1,004,565 and $342,305 for the years ended June 30, 2022 and 2021, respectively.

Over the next twelve months, we expect our principal source of liquidity may be dependent on borrowings from related and other parties.

Going Concern Consideration

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. The Company’s cash position may not be sufficient to support its daily operations.

Limited operating history and need for additional capital

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have not generated any significant revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

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Going Concern Consideration

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. The Company’s cash position may not be sufficient to support its daily operations. The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business. As shown in the accompanying financial statements, the Company has accumulated deficit of $15,058,400 and working capital of $1,034,930 as of June 30, 2022, and a net loss of $11,885,609 most of which is non-cash expense. The Company used $739,630 of cash in operating activities for the year ended June 30, 2022. Due to these conditions, it raises substantial doubt about the Company’s ability to continue as a going concern.

Net cash used in operating activities was $739,630 for the year ended June 30, 2022, as compared to the net cash used in operating activities of $355,574 for the year ended June 30, 2021. The increase in net cash used in operating activities from 2022 to 2021 is because expenses increased during the year ended June 30, 2022.

Net cash provided by financing activities was $1,004,565 and $342,305 for the years ended June 30, 2022 and 2021, respectively.

Over the next twelve months, we expect our principal source of liquidity may be dependent on borrowings from related and other parties.

Critical Accounting Policies

We have identified the policies outlined below as critical to our business operations and an understanding of our results of operations. The list is not intended to be a comprehensive list of all of our accounting policies. In many cases, the accounting treatment of a particular transaction is specifically dictated by accounting principles generally accepted in the United States, with no need for management's judgment in their application. The impact and any associated risks related to these policies on our business operations is discussed throughout management's Discussion and Analysis or Plan of Operation where such policies affect our reported and expected financial results. Note that our preparation of the financial statements requires us to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of our financial statements, and the reported amounts of revenue and expenses during the reporting period. There can be no assurance that actual results will not differ from those estimates.

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MANAGEMENT

Directors and Executive Officers

The following table sets forth information regarding our current directors and executive officers. Set forth below is a brief description of the background and business experience of our executive officers and directors.

Name	Age	Position
Richard Carey	84	President, Chairman of the Board, Director
Anthony L. Anish	74	Chief Financial Officer, Secretary, Director
Weverson Correia	49	Chief Executive Officer, Director
Bryan Cappelli	38	Director
Franz Allmayer	33	Vice President Finance, Director
Themis Glatman	64	Treasurer, Director
Fernando Godina	55	Vice President, Director

Richard Carey

President, Director and Chairman of the Board

Richard Carey, 84, has served as the Company’s director since May 14, 2018, and as President and Chairman of the Board of Directors since May 17, 2018. He has several decades of experience in a wide range of industries, including finance, diamond and gold mining operations, oil and gas exploration. Mr. Carey began his career in 1958 when he received a congressional appointment to the US Naval Academy as the son of Congressional Medal of Honor recipient Charles Francis Carey Jr. Upon honorable discharge from the US Navy in 1964, Mr. Carey began a career in finance as a NYLIC underwriter for New York Life. From 1967 to 1973, Mr. Carey worked as a stockbroker and principal of a brokerage firm. In 1973 he began structuring oil and gas limited partnerships for developmental drilling programs. These programs included hundreds of successful oil and gas wells, and a lucrative Geo-Thermal project in Colorado as a general partner with AMEX (an American Stock Exchange listed company).

In the subsequent 40 years, Mr. Carey has founded and co-founded multiple companies in a wide range of industries including diamond and gold mining operations, oil and gas exploration, energy resellers, entertainment, specialty finance and tax offset programs. With his broad experience and an extensive personal and business network, Mr. Carey’s financial acumen has added significant value to every project in which he has participated. With his unique understanding of the diversity of business structures and an ongoing commitment to innovate and adapt to new practices, he continues to build upon the depth of knowledge and success gained throughout his career.

Anthony L. Anish - Chief Financial Officer and Corporate Secretary

Anthony (“Tony”) Anish has served as a director and Chief Financial Officer of the Company since May 2019. Mr. Anish has been involved in public companies in the US for over 20 years.

Mr. Anish became a Member of the Institute of Chartered Accountants (England) in 1972. Mr. Anish ran his own firm of Chartered Accountants from 1973 until 1978 when he sold his share in the firm to his partners.

He moved to the United States in 1979 to run a subsidiary of a UK Company, Performance Tire Ltd. and led a huge expansion increasing sales from $2 million to over $28 million. He left them in 1982 and ran his own group of stores in the car repair and tire business expanding to 9 locations before selling and returning to his accounting and finance background.

From 1985 until 2009, Mr. Anish’s operations provided business financing programs including equipment leasing and asset based financing programs. During this time Mr. Anish consulted on a number of reverse merger transactions.

In 2010, Mr. Anish became a Director of M Line Holdings, Inc. a small public company in the aerospace business and continued with M Line and another public entity Square Chain Corporation until joining Star Alliance International on a temporary consulting position in March 2019.

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Weverson Correia

Weverson Correia, has served as Chief Executive Officer and a director of the Company since January 24, 2022. Mr. Correia’s strategic initiatives for sales, marketing, and new product launches in Global markets helped develop new business. He consistently exceeds expectations through market analysis, customer/distributor education, negotiating program buy-in, and finding new distribution channels. His extensive experience brings innovative ideas to increase margins, improve productivity, and enhance customer service. He analyzes new product requirements, developing sales forecasts, and pricing structure. He can build, train, and manage high performance teams. Weverson develops long-term relationships with strategic partners to improve market position and expand opportunities. Mr. Correia currently service as VP of sale for Mode Chicago, a position he has held since 2021. Amongst the Companies he has worked for are ROKiT in Malibu California as SVP Sales (2018-2019), Duubee Intelligent Technologies Co. Ltd. Located in Miami as CEO (2017-2018) and Samsung Electronics, South America in Miami as Director of Sales (2009-2014).

As well as having a Bachelor of Business Administration in Management & International Business from Florida International University, Landon School of Business, Miami, FL and an MBA, from Nova Southeastern University, H. Wayne Huizenga School of Business, Miami, FL, Mr. Correia is proficient in SAP, MAS 200, Solomon, POS, Salesforce, and MS Office and is fluent in English, Spanish, and Portuguese.

Mr. Correia’s fluency in Spanish and Portuguese makes him invaluable working with our management team at our mining acquisition in Honduras as well as the team working on the “Genesis” program in Guatemala.

Franz Allmayer

Franz Allmayer has served as Vice President of Finance and a director since May, 2018. Franz is located in Austria and has strong connections in Guatemala. Mr. Allmayer has strong connections to innovative technology which led him to introduce Star to the genesis system in Guatemala.

Mr. Allmayer obtained a Bachelor of Science in 2010 from the Applied Sciences Technikum in Vienna, Austria as well as a Master of Science from the London School of Economics in London, England obtained in 2014.

He worked as a co-ordinator for the Advanced development for Africa (ADA) from June 2010 until April 2012 and then worked to harness soft loan financing for eligible countries to finance hospital projects for Vamed Engineering. He continued as an independent contractor for the Clinton health Access Initiative (CHAI) working to leverage CHAI’s existing capabilities and in in 2015 worked with AFAQ Group to develop an strategy for a portfolio of innovative technologies to serve the UAE and middle eastern markets also representing the Royal Family of Dubai.

Since 2018 Mr. Allmayer founded and manages Integrity Earth a digital venture co-operative for applied regenerative development combining proven frameworks of best practices in ecological restoration. In 2019 he also founded SEEDS, a financial ecosystem that gives value to financial contributions in multiple forms of capital bringing together people and organizations worldwide.

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Themis Glatman – Treasurer, Director

Mrs. Glatman, serves as a director and Treasurer, since May, 2018. She supports the management team in relation to the cash flow and use of cash for investments.

Mrs. Glatman was born in Brazil where she studied Chemistry at the Federal University of Parana. She is a highly decorated athlete, having achieved an athletic scholarship that allowed her to come to the United States. There she attended Brigham Young University in Utah, studying Chemical Engineering for three years. She is fluent in English, Spanish, Portuguese with some French and Italian.

In 1981 she moved to Los Angeles pursuing a seventeen-year career in construction including commercial, residential, multi-family as well as smaller remodeling projects. After receiving her accreditation by the California Contactors License Board, she founded Gotham Design and Construction, which allowed her to acquire homes for her own remodeling projects, as well as projects for companies and individual clients. She is well versed in reading blueprints and understands architectural, engineering, and financial requirements of projects from their financing through excavation, grading, paving, and concrete work through final finishes. Her experience will be of great benefit once Star starts developing land after cleaning tailings with the Genesis System.

She has served on many boards and is currently a director of SCYA (Southern California Yachting Association), SMWYC (Santa Monica Windjammers Yacht Club) and for RBOC ( Recreational Boaters of California, a Lobbying firm based in Sacramento).

Fernando Godina – Vice President and Director

Mr. Fernando Godina became a director and Vice President of the Company in 2021. His experience managing various successful business ventures will be beneficial as he will take a significant role managing our mining operations.

In 1998 Mr. Godina started with Ashley furniture as a furniture representative.  By 2001 he increased the territory he managed from $538 K to over $10 million a year.

In 2002, he opened his first Ashley home store in Oahu, Hawaii and then a second store in Reno Nevada in 2003. In 2005 the two stores had revenues of over $43 Million].

In 2003 he and a partner opened 4 mortgage offices with Pinnacle Financial growing the business substantially.

In 2006 Mr. Godina started a private lending and venture capital business that still operates. Mr. Godina has been instrumental in introducing a number of investors to the Company. In addition, over the last ten years, he has successfully built two businesses in partnership with his wife.

Bryan Cappelli – Director

Bryan Cappelli has served as our director since April 20, 2022. Mr. Capelli has financed, developed and/or acquired more than $3.0 billion of real estate projects in the New York Tri State area and has 18 years of development and capital markets experience.

From 2007-2014, Mr. Cappelli served as Chief Operating Officer of the Cappelli Organization overseeing ~$1B of mixed-use developments in Westchester and Fairfield Counties, including The Ritz Carlton Hotel and Condominiums, City Center White Plains, and Trump Parc Residences.

From 2014-2020, Mr. Cappelli served as Co-President of Development for Ceruzzi Holdings and was a member of the investment committee. He oversaw the acquisition and development of the Centrale and Hayworth condominium projects and the Lipstick Building, totaling over 1 million square feet and $1B in value.

 In 2017 Mr. Cappelli founded Blue Line Real Estate Ventures, a dynamic real estate investment vehicle which has served as co-general partner in multiple large scale development and acquisitions across all asset classes in addition to making significant angel investments in various emerging development technologies and operating companies. Mr. Cappelli is currently the CEO of XKCappelli, a division of the Cappelli Organization which is currently developing a $800m mixed use project at 790 7th Avenue in Manhattan, NY.

Mr. Cappelli earned a B.S. in Economics and a Minor in Philosophy from Duke University.

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Term of Office

Our directors are appointed for a one-year term and hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Family Relationships

There are no family relationships between our directors or executive officers.

Involvement in Certain Legal Proceedings

To our knowledge, during the past ten years, none of our current directors, executive officers, promoters, control persons, or nominees has been:

•	the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•	subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or any Federal or State authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

•	found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

•	the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of (a) any Federal or State securities or commodities law or regulation; (b) any law or regulation respecting financial institutions or insurance companies including, but not limited to a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (c) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•	the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26)))any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Board Committees

We do not currently have a standing audit, nominating or compensation committee of the Board of Directors, or any committee performing similar functions.  Our Board of Directors performs the functions of audit, nominating and compensation committees.

Code of Ethics

The Company has not adopted a code of ethics. The Company anticipates that it will adopt a code of ethics when the number of employees increases.

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EXECUTIVE COMPENSATION

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to our named executive officers with compensation exceeding $100,000 for the fiscal year ended June 30, 2022 and 2021.

						Non-Equity	Nonqualified
						Incentive	Deferred
Name and				Stock	Option	Plan	Compensation	All Other
Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Position	Year	US$	US$	US$	US$	US$	US$	US$	US$

Richard Carey	2022	180,000	0	0	0	0	0	0	180,000
Chairman	2021	155,000	0	0	0	0	0	0	155,000

Anthony L. Anish	2022	120,000	0	2,500,000(1)	0	0	0	0	175.000
CFO and Co. Secretary	2021	90,000	0	0	0	0	0	0	90,000

Weverson Correia	2022	0	0	500,000	0	0	0	0	775,000
CEO	2021	0	0	0	0	0	0	0	0

(1)	These shares constitute incentive compensation of Mr. Anish during the fiscal year ended June 30, 2022 under the employment agreement dated August 1, 2019, as amended on January 1, 2021.

Employment Agreements with Key Executives

On August 1, 2019, the Company entered into and executed initial employment agreements with Richard Carey, John Baird and Anthony Anish. Each initial employment agreement provided that the initial term of the employment agreement has the term of 36 months starting from August 1, 2019 and continues until July 31, 2022. Thereafter, such employment agreement may be renewed upon mutual agreement of the parties. The employment agreement also may be terminated by each party upon 30 days’ notice to the other party, provided that in the event the Executive breaches his material obligations to the Company, the Company may terminate the executive employment immediately. Each executive agreement included the compensation for the executive, including the base and incentive salary.

The executive employment agreement with Mr. Carey stated that his annual base salary is $120,000 per annum; the executive employment agreements with each of John Baird and Anthony Anish provided that each executive officer will receive annual base salary of $60,000 per annum. Mr. Baird resigned from his position on August 12, 2020.

On January 1, 2021, the Company amended the employment agreements with Mr. Carey and Mr. Anish, which increased the base annual salaries for Richard Carey from $120,000 per annum to $180,000 per annum, and for Anthony Anish from $60,000 per annum to $120,000 per annum. All other terms of the initial employment agreements with Mr. Carey and Mr. Anish remained unchanged.

On March 14, 2023, the Company renewed the employment agreements with Mr. Carey and Mr. Anish (the “New Employment Agreements”), stating that the effective date of the New Employment Agreement is August 1, 2022 and that they have the term of 36 months, the same as the terms of the initial employment agreements. Except for the compensation provisions, the New Employment Agreements contain the same provisions as the initial employment agreement for each executive.

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Under the terms of the New Employment Agreement, Mr. Carey is entitled to receive the following compensation:

•	For the period from August 1, 2022 to December 31, 2022, Mr. Carey received the base salary equal to $180,000;
•	For the period from January 1, 2023 to July 31, 2024, Mr. Carey will receive the base salary equal to $240,000; and
•	For the period from August 1, 2024 to July 31, 2025, Mr. Carey will receive the base salary equal to $270,000. In addition, Mr. Carey is entitled to receive an equity compensation, as to be determined by the Board of Directors of the Company.

Under the terms of the New Employment Agreement, Mr. Anish is entitled to receive s the following compensation:

•	For the period from August 1, 2022 to December 31, 2022, Mr. Anish received the base salary equal to $120,000;
•	For the period from January 1, 2023 to July 31, 2024, Mr. Anish will receive the base salary equal to $180,000; and
•	For the period from August 1, 2024 to July 31, 2025, Mr. Anish will receive the base salary equal to $210,000. In addition, Mr. Anish is entitled to receive an equity compensation, as to be determined by the Board of Directors of the Company.

As of the date of this prospectus, Mr. Anish received an aggregate of 5,000,000 shares of Common Stock granted to him as equity compensation under his New Employment Agreement.

Director Compensation

We do not have any formal agreements or arrangements with our non-employee directors to pay for their services. We currently have no formal plan for compensating our directors for their services in their capacity, although we may elect to issue stock options to such persons from time to time. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. Our board of directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director. Our non-employee directors received the following compensation for service to the Board during 2022 and 2021:

Name	Year	Paid in Cash	Stock Awards	Total

Themis Glatman	2022	0	1,000,000	$1,400,000
	2021	0

Bryan Cappelli	2022	0
	2021	0

Franz Allmayer	2022	0
	2021	0

Fernando Godina	2022	0	500,000	$39,000
	2021	0

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Outstanding Equity Awards at Fiscal Year-End Table

The Company has not adopted any equity compensation plans. Except for Anthony Anish, none of our named executive officers received any outstanding stock awards as of June 30, 2022 that would be compensatory to the officer.

Long-Term Incentive Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits.

Compensation Committee

We currently do not have a compensation committee of the Board of Directors. The Board of Directors as a whole determines executive compensation.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of June 15, 2023, the number of shares of common stock beneficially owned by (i) each person, entity or group (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) known to the Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each of our directors (iii) each of our Named Executive Officers and (iv) all executive officers and directors as a group. Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the SEC. Under these rules, a person is deemed to be a beneficial owner of a security if that person directly or indirectly has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to dispose or direct the disposition of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary interest. Except as noted below, each person has sole voting and investment power with respect to the shares beneficially owned and each stockholder’s address is c/o Star Alliance International Corp., 5743 Corsa Avenue Suite 218, Westlake Village, CA 91362.

The percentages below are calculated based on 213,603,598 shares of common stock issued and outstanding as of June 15, 2023.

Name of Beneficial Owner	Shares	Percentage	Total Combined Voting Power%
Executive Officers and Directors:
Richard Carey	Common: 57,265,500:	26.8%	26.8%
	Preferred: 1,000,000 Series A(1):	100%	100%

Anthony L. Anish	Common: 10,000,000	4.7%	4.7%
	Preferred: 0	0%	0%

Weverson Correia	Common: 5,500,000	2.6%	2.6%
	Preferred: 0	0%	0%

Themis Glatman	Common: 3,000,000	1.4%	1.4%
	Preferred: 0	0%	0%

Bryan Cappelli	Common: 5,000,000	2.4%	2.4%
	Preferred: 0	0%	0%

Franz Allmayer	Common: 250,000:	0.1%	0.1%
	Preferred: 0	0%	0%

Fernando Godina	Common: 5,552,000	2.6%	2.6%
	Preferred: 0	0%	0%

All officers and directors as a group of (7 persons)	Common: 86,567,500	40.6%	40.6%
	Preferred: 1,000,000	0%	0%

(1)	Each share of Series A Preferred Stock has the right to 500 votes per each share of common stock.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as disclosed below, since the beginning of the last two fiscal years, none of the following persons has had any direct or indirect material interest in any transaction to which our Company was or is a party, or in any proposed transaction to which our Company proposes to be a party:

•	any director or officer of the Company;

•	any proposed director or officer of the Company;

•	any person who beneficially owns, directly or indirectly, more than 5% percent of the voting rights attached to our Common Stock; or

•	any member of the immediate family of any of the foregoing persons (including a spouse, parents, children, siblings, and in-laws).

On July 2, 2020, the Board granted all of the authorized 1,000,000 shares of the Series A preferred stock to the Company’s Chairman and President, Richard Carey, in conversion of $68,556 of accrued compensation.

On January 1, 2021, the Company entered into an amendment to the Carey Agreement, and an amendment to Anish Agreement (the “Amendments”). Pursuant to the Amendments, the annual salary for each executive officer has increased: for Mr. Carey, the annual salary has increased to $180,000, and for Mr. Anish, the annual salary has increased to $120,000. All other terms remain unchanged.

On March 14, 2023, the Company renewed the initial employment agreements for Mr. Carey and Mr. Anish, entering into New Employment Agreements, commencing from August 1, 2022 (the “Effective Date”) until July 31, 2025. For the period from August 1, 2022 through December 31, 2022, Mr. Carey received the base salary equal to $180,000. From August 1, 2022, through December 31, 2022, Mr. Anish received the base salary equal to $120,000. In addition, Mr. Anish received 2,500,000 shares issued on June 3, 2022, under his initial agreement, and 5,000,000 shares issued on August 15, 2022, as equity compensation under Mr. Anish’s New Employment Agreement. The 5,000,000 shares were valued at $0.289 per share, the closing stock price on the date of grant, for total non-cash expense of $1,445,000.

On December 16, 2021, the Company issued 500,000 shares of common stock to Weverson Correia, for his services as Chief Executive Officer.

On February 25, 2022, the Company issued 500,000 shares of common stock to Fernando Godina for his services as a director.

On August 15, 2022, the Company issued 5,000,000 shares of common stock to Fernando Godina, for services as a director. The shares were valued at $0.289 per share, the closing stock price on the date of grant, for total non-cash expense of $1,445,000.

On August 15, 2022, the Company issued 5,000,000 shares of common stock to Bryan Cappelli for his services as a director. The shares were valued at $0.289 per share, the closing stock price on the date of grant, for total non-cash expense of $1,445,000.

On August 15, 2022, the Company issued 5,000,000 shares of common stock to Weverson Correia, CEO and a director, for services. The shares were valued at $0.289 per share, the closing stock price on the date of grant, for total non-cash expense of $1,445,000.

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On November 17, 2022, Our Chairman, Mr. Carey sold 4 million of his own shares of common stock in exchange for $42,000 which was loaned to the Company. The loan to the Company is non-interest bearing and due on demand.

On January 10, 2022 and December 5, 2022, the Company issued a total of 1,000,000 shares of common stock (total of 2,000,000 shares) to Themis Glatman as compensation for her services as a director. The shares were valued at $0.165 per share, the closing stock price on the date of grant, for total non-cash expense of $165,000.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officer(s), director(s) and significant stockholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. On a moving forward basis, our directors will continue to approve any related party transaction.

Director Independence

The Company is not currently required to have a majority of independent directors, as would be required when the Company’s common stock become listed on the national securities exchanges. However, the Board has determined that except Mr. Carey and Mr. Anish all of our directors are independent, as that term is defined by NASDAQ Marketplace Rule 5605(a)(2). In assessing the independence of the directors, the Board considers any transactions, relationships and arrangements between our Company and our independent directors or their affiliated companies. This review is based primarily on responses of the directors to questions in a director and officer questionnaire regarding employment, business, familial, compensation and other relationships with our Company or our management.

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DESCRIPTION OF SECURITIES

Common Stock

The Company’s Articles of Incorporation (the “Articles of Incorporation”) authorizes 500,000 shares of common stock, par value $0.001 per share. There are 213,603,598 total shares of common stock outstanding as of June 15, 2023 held by 111 holders or records.

Dividends. Each share of common stock is entitled to receive an equal dividend, if one is declared, which is unlikely. We have never paid dividends on our common stock and do not intend to do so in the foreseeable future. We intend to retain any future earnings to finance our growth. See Risk Factors.

Liquidation. If our company is liquidated, any assets that remain after the creditors are paid, and the owners of preferred stock receive any liquidation preferences, will be distributed to the owners of our common stock pro-rata.

Voting Rights. Each share of our common stock entitles the owner to one vote. There is no cumulative voting. A simple majority can elect all of the directors at a given meeting and the minority would not be able to elect any directors at that meeting.

Preemptive Rights. Owners of our common stock have no preemptive rights. We may sell shares of our common stock to third parties without first offering it to current stockholders.

Redemption Rights. We do not have the right to buy back shares of our common stock except in extraordinary transactions such as mergers and court approved bankruptcy reorganizations. Owners of our common stock do not ordinarily have the right to require us to buy their common stock. We do not have a sinking fund to provide assets for any buy back.

Conversion Rights. Shares of our common stock cannot be converted into any other kind of stock except in extraordinary transactions, such as mergers and court approved bankruptcy reorganizations.

Preferred Stock

The Articles of Incorporation also authorizes 25,000,000 shares of preferred stock. As the date of this prospectus, 1,000,000 shares are designated as Series A Preferred Stock, all of which are issued and outstanding; 1,900,000 shares are designated as Series B Preferred Stock, of which 1,883,000 shares are issued and outstanding and 1,000,000 shares are designated as Series C Preferred Stock, out of which 221,700 shares are issued and outstanding.

Series A Preferred Stock

On July 27, 2020, the Company created and designated Series A Preferred Stock by amending its Articles of Incorporation. Series A Stock has the following rights, limitations, qualifications, and restrictions:

Rank. Shares of Series A Preferred Stock is pari passu to the Common Stock.

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Voting Rights. The Holder of outstanding shares of Series A Preferred Stock shall be entitled to notice of any shareholders' meeting and to vote as a single class with the Common Stock upon any matter submitted for approval by the Holder of the Common Stock. Each share of Preferred Stock shall have 500 votes per share.

Dividends. The Holder of the Series A Preferred Stock shall not be entitled to participate with the holders of common stock in any dividends or distributions.

Liquidation Rights/Cancellation/Redemption. Upon any liquidation, dissolution or winding up of a Corporation, the Holder of outstanding shares of Series A Preferred Stock will be entitled to be paid the "Liquidation Preference", which is defined and calculated as follows: $1,000,000 in aggregate (not on a share basis), less any and all gross proceeds in cash from the sale or other conversion of the Series A Preferred Stock and/or common stock into which shares of Series A Preferred Stock shall have been converted and less any payments in redemption of shares of Series A Preferred Stock.

Conversion Rights: Each share of Series A Preferred Stock is convertible after 60 days from the date of the issuance to 500 shares of the Company’s common stock and is not subject to dilution.

On July 2, 2020, the Board granted all 1,000,000 shares of the Series A Preferred stock to the Company’s Chairman and CEO, Richard Carey, in conversion of $68,556 of accrued compensation.

Series B Preferred Stock

On August 13, 2019, the Company filed the Amendment to its Articles of Incorporation, designating 1,900,000 shares of Series B Preferred Stock, $0.01 par value per share, having the following rights, limitations, qualifications and restrictions:

Rank. The Series B Preferred Stock is pari passu, to the Common Stock.

Voting Rights. Holders of outstanding shares of Series B Preferred Stock shall be entitled to notice of any shareholders' meeting and to vote as a single class with the Common Stock upon any matter submitted for approval by the Holder of the Common Stock. Each share of Preferred Stock shall have one vote per share.

Dividends. Holders of the Series B Preferred Stock shall not be entitled to participate with the holders of common stock in any dividends or distributions.

Liquidation Rights/Cancellation/Redemption: Upon any liquidation, dissolution or winding up of a Corporation, the holders of outstanding shares of Series B Preferred Stock will be entitled to be paid the "Liquidation Preference", which is defined and calculated as follows: $1,900,000 in aggregate (not on a share basis), less any and all gross proceeds in cash from the sale or other conversion of the Series B Preferred Stock and/or common stock into which shares of Series B Preferred Stock shall have been converted and less any payments in redemption of shares of Series Preferred Stock.

Conversion:

Each share of Series B Preferred Stock shall be convertible into two shares of common stock. Common Shares for and will not be subject to dilution.

Transfer of Shares: Only one person or entity is entitled to be designated as the owner of all of the Series B Preferred Stock (the “Holder”), in whose name the initial certificates representing the Series B Preferred Stock shall be issued. Any transfer of the Series B Preferred Stock to a different Holder must be approved in advance by the Company; provided, however, the Holder shall have the right to transfer the Series B Preferred Stock, or any portion thereof, to any affiliate of Holder or nominee of Holder, without the approval of the Corporation.

In connection with the Troy Asset Acquisition, and in consideration thereof, the Company issued an aggregate of 1,883,000 shares of Series B Preferred Stock to Troy’s shareholders.

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Series C Preferred Stock

On March 30, 2022, the Company created and designated 1,000,000 shares of Series C Preferred Stock (“Series C”) with a stated value of $1.00.

Rank: pari passu to the Common Stock

Voting Rights: holders of Series C Preferred Stock do not have voting rights.

Dividend: Holders of Series C Preferred Stock have annual cumulative dividend of 8% and has no voting rights.

Conversion: Series C is convertible into shares of common stock at 65% of the lowest trading price for the ten days prior to the conversion date.

On March 28, 2022, the Company sold 154,750 shares of Series C to Geneva Roth Remark Holdings Inc. On January 3, 2023, the Company sold 57,750 shares of Series C Preferred shares to Geneva Roth Remark Holdings Inc. On January 17, 2023, the Company sold 56,950 shares of Series C Preferred shares to Geneva Roth Remark Holdings Inc. Geneva Roth converted 153,750 shares of Series C preferred stock into 4,447,781 shares of common stock.

Limitations on Stockholder Actions

Title 7 of the Nevada Revised Statutes (“NRS”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he is not liable or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Title 7 of the NRS further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he is not liable pursuant to Title 7 of the Washington Revised Statutes or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court or other court of competent jurisdiction in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court or other court of competent jurisdiction shall deem proper.

Our bylaws provide as follows:

(a) Any person made a party to any action, suit or proceeding, by reason of the fact that he, his testator or interstate representative is or was a director, officer or employee of the Corporation or of any corporation in which he served as such at the request of the Corporation shall be indemnified by the Corporation against the reasonable expenses, including attorney’s fees, actually and necessarily incurred by him in connection with the defense of such action, suit or proceeding, or in connection with any appeal therein, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding, or in connection with any appeal therein that such officer, director or employee is liable for gross negligence or misconduct in the performance of his duties.

(b) The foregoing right of indemnification shall not be deemed exclusive of any other rights to which any officer, director or employee may be entitled apart from the provisions of this section.

(c) The amount of indemnity to which any officer or any director may be entitled shall be fixed by the Board of Directors, except that in any case in which there is no disinterested majority of the Board available, the amount shall be fixed by arbitration pursuant to the then existing rules of the American Arbitration Association.

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Transfer Agent

The transfer agent of our Common and Preferred stock is Vstock Transfer, LLC.

Penny Stock Regulation

Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on national securities exchanges or listed on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities are provided by the exchange or system. The penny stock rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Because of these penny stock rules, broker-dealers may be restricted in their ability to sell the Company’s Common Stock. The foregoing required penny stock restrictions will not apply to the Company’s Common Stock if such stock reaches and maintains a market price of $5.00 per share or greater.

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SHARES ELIGIBLE FOR FUTURE SALE

Market sales of shares of our Common Stock after this Offering and from time to time, and the availability of shares for future sale, may reduce the market price of our Common Stock. Sales of substantial amounts of our Common Stock, or the perception that these sales could occur, could adversely affect prevailing market prices for our Common Stock and could impair our future ability to obtain capital, especially through an offering of equity securities. After the effective date of the registration statement of which this Prospectus is a part, all of the shares registered in this Offering will be freely tradable without restrictions or further registration under the Securities Act of 1933, unless the shares are purchased by our affiliates, as that term is defined in Rule 144 under the Securities Act. The balance of shares which are not being registered will be eligible for sale pursuant to exemptions from registration. However, these shares not being registered are held by our management and other affiliates who are limited to selling only 1% of our issued and outstanding shares every 90 days.

Our Common Stock is considered a “penny stock” and will continue to be considered a penny stock so long as it trades below $5.00 per share and, as such, trading in our Common Stock is subject to the requirements of Rule 15g-9 under the Securities Exchange Act of 1934. Under this rule, broker/dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements. The broker/dealer must make an individualized written suitability determination for the purchaser and receive the purchaser’s written consent prior to the transaction.

SEC regulations also require additional disclosure in connection with any trades involving a “penny stock,” including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from recommending transactions in our securities, which could severely limit the liquidity of our securities and consequently adversely affect the market price for our securities. In addition, few broker or dealers are likely to undertake these compliance activities. Other risks associated with trading in penny stocks could also be price fluctuations and the lack of a liquid market. See “Risk Factors.”

RULE 144

In general, under Rule 144, a person who has beneficially owned restricted shares for at least six months would be entitled to sell those securities provided that (1) such person is not deemed to have been one of our affiliates at the time of, or at any time during the 90 days preceding, a sale and (2) we have been subject to the Exchange Act periodic reporting requirements for at least 90 days before the sale and are current in filing our periodic reports. Persons who have beneficially owned restricted shares of common stock for at least six months but who are our affiliates at the time of, or any time during the 90 days preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed 1% of the number of shares of common stock outstanding. Such sales by affiliates must also comply with the manner of sale and notice provisions of Rule 144 and to the availability of current public information about us.

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LEGAL MATTERS

The validity of the shares of common stock being offered by this prospectus has been passed upon for us by The Crone Law Group, P.C.

EXPERTS

The consolidated financial statements included in this prospectus and in the registration statement for the years ended June 30, 2022 and June 30, 2021 have been audited by Gries and Associates, LLC, an independent registered public accounting firm, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DISCLOSURE OF COMMISSION POSITION ON

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

In the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act and is, therefore, unenforceable. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a Registration Statement on Form S-1 we have filed with the SEC. We have not included in this prospectus all of the information contained in the Registration Statement and you should refer to our Registration Statement and its exhibits for further information. You can obtain a copy of the Registration Statement, including the exhibits filed with it, from the SEC as indicated below.

We will file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any materials we file with the SEC at their Public Reference Room at 100 F Street, NE, Washington, DC 20549, on official business days during the hours of 10 a.m. to 3 p.m. You may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. Therefore, if anyone gives you different or additional information, you should not rely on it. The information contained in this prospectus is correct as of its date. It may not continue to be correct after this date.

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85

STAR ALLIANCE INTERNATIONAL CORP.

BALANCE SHEETS

	March 31, 2023	June 30, 2022
	(Unaudited)	(Audited)
ASSETS
Current assets:
Cash	$3,607	$71,724
Prepaids and other assets	507,500	547,350
Prepaid stock for services	–	1,813,854
Total current assets	511,107	2,432,928

Property and equipment	450,000	450,000
Mining claims	57,532	57,532
Total other assets	507,532	507,532

Total Assets	$1,018,639	$2,940,460

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$61,037	$52,760
Accrued expenses	73,485	25,961
Accrued expenses–related party	8,043	–
Loan payable – related party	42,000	–
Accrued compensation	298,637	212,428
Notes payable	91,312	119,215
Convertible notes payable, net of discount of $81,753 and $191,248, respectively	401,803	323,752
Derivative liability	943,821	689,231
Note payable – former related party	32,000	32,000
Due to former related party	42,651	42,651
Total current liabilities	1,994,789	1,497,998

Total Liabilities	1,994,789	1,497,998

COMMITMENTS AND CONTINGENCIES (see footnotes)

Stockholders’ Equity (Deficit):
Preferred stock, $0.001 par value, 25,000,000 authorized:	–	–
Series A preferred stock, $0.001 par value, 1,000,000 authorized, 1,000,000 shares issued and outstanding	1,000	1,000
Series B preferred stock, $0.001 par value, 1,900,000 authorized, 1,833,000 issued and outstanding	1,883	1,883
Series C preferred stock, $0.001 par value, 1,000,000 shares authorized, 221,700 and 207,500 shares issued and outstanding, respectively	223	208
Common stock, $0.001 par value, 500,000,000 shares authorized, 209,519,429 and 162,788,028 shares issued and outstanding, respectively	209,520	162,788
Additional paid-in capital	23,869,294	16,384,983
Stock subscription receivable	(56,250)	(50,000)
Accumulated deficit	(25,001,820)	(15,058,400)
Total stockholders’ equity (deficit)	(976,150)	1,442,462

Total liabilities and stockholders’ deficit	$1,018,639	$2,940,460

The accompanying notes are an integral part of these unaudited financial statements.

F-1

STAR ALLIANCE INTERNATIONAL CORP.

STATEMENTS OF OPERATIONS (UNAUDITED)

	For the Three Months Ended		For the Nine Months Ended
	March 31,		March 31,
	2023	2022	2023	2022
Operating expenses:
General and administrative	$80,556	$189,558	$959,158	$1,237,958
General and administrative – related party	–	10,000	–	13,000
Mine development	–	788,500	–	788,500
Professional fees	22,130	93,500	89,130	106,520
Consulting	16,500	3,827,475	1,110,593	4,015,837
Director compensation	60,000	1,469,000	3,207,400	1,529,000
Officer compensation	45,000	817,500	2,995,000	907,500

Total operating expenses	224,186	7,195,533	8,361,281	8,598,315

Loss from operations	(224,186)	(7,195,533)	(8,361,281)	(8,598,315)

Other expense:
Interest expense	(56,151)	(6,780)	(259,661)	(8,844)
Loss on conversion of preferred stock	(152,985)	–	(911,109)	–
Loss on conversion of debt	(97,249)	(343,120)	(97,249)	(343,120)
Change in fair value of derivative	146,562	(470,635)	(314,120)	(470,635)
Total other expense	(159,823)	(820,535)	(1,582,139)	(822,599)

Loss before provision for income taxes	(384,009)	(8,016,068)	(9,943,420)	(9,420,914)

Provision for income taxes	–	–	–	–

Net loss	$(384,009)	$(8,016,068	$(9,943,420)	$(9,420,914)

Net loss per common share - basic and diluted	$(0.00)	$(0.05)	$(0.05)	$(0.07)
Weighted average common shares outstanding – basic and diluted	201,814,961	152,311,461	186,334,124	140,588,063

The accompanying notes are an integral part of these unaudited financial statements.

F-2

STAR ALLIANCE INTERNATIONAL CORP.

STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE THREE AND NINE MONTHS ENDED MARCH 31, 2023

(Unaudited)

	Preferred Stock Series A		Preferred Stock Series B		Preferred Stock Series C
	Shares	Amount	Shares	Amount	Shares	Amount
Balance, June 30, 2022	1,000,000	$1,000	1,833,000	$1,883	207,500	$208
Preferred stock sold for cash	—	—	—	—	46,500	47
Stock sold for cash	—	—	—	—	—	—
Stock issued for services – related party	—	—	—	—	—	—
Net loss	—	—	—	—	—	—
Balance, September 30, 2022	1,000,000	1,000	1,833,000	1,883	254,000	255
Preferred stock sold for cash	—	—	—	—	57,750	58
Preferred stock converted to common stock	—	—	—	—	(153,750)	(154)
Stock issued for conversion of debt	—	—	—	—	—	—
Stock issued for services – related party	—	—	—	—	—	—
Stock issued for services	—	—	—	—	—	—
Preferred stock issued for asset acquisitions	—	—	—	—	—	—
Net loss	—	—	—	—	—	—
Balance, December 31, 2022	1,000,000	1,000	1,833,000	1,883	158,000	159
Preferred stock sold for cash	—	—	—	—	163,950	164
Preferred stock converted to common stock	—	—	—	—	(100,250)	(100)
Stock issued for conversion of debt	—	—	—	—	—	—
Stock issued for services	—	—	—	—	—	—
Warrants issued	—	—	—	—	—	—
Preferred dividends	—	—	—	—	—	—
Net loss	—	—	—	—	—	—
Balance, March 31, 2023	1,000,000	$1,000	1,833,000	$1,883	221,700	$223

	Common Stock		Additional Paid-in		Stock Subscription	Accumulated
	Shares	Amount	Capital		Receivable	Deficit	Total
Balance, June 30, 2022	162,788,028	$162,788	$16,384,983	–	$(50,000)	$(15,058,400)	$1,442,462)
Preferred stock sold for cash	–	–	46,453		–	–	46,500
Stock sold for cash	50,000	50	6,200		(6,250)	–	–
Stock issued for services – related party	20,000,000	20,000	5,730,000		–	–	5,750,000
Net loss	–	–	–	–	–	(7,376,679)	(7,376,679)
Balance, September 30, 2022	182,838,028	182,838	22,167,636	–	(56,250)	(22,435,079)	(137,717)
Preferred stock sold for cash	–	–	50,692		–	–	50,750
Preferred stock converted to common stock	4,447,871	4,448	762,251		–	–	766,545
Stock issued for conversion of debt	1,538,461	1,538	102,385		–	–	103,923
Stock issued for services – related party	1,000,000	1,000	164,000		–	–	165,000
Stock issued for services	2,025,000	2,025	67,880		–	–	69,905
Preferred stock issued for asset acquisitions	–	–			–	–	400,000
Net loss	–	–	–	–	–	(2,182,732)	(2,182,732)
Balance, December 31, 2022	191,849,360	191,849	23,314,844	–	(56,250)	(24,617,811)	(764,326)
Preferred stock sold for cash	–	–	163,786		–	–	163,950
Preferred stock converted to common stock	9,157,912	9,159	143,927		–	–	152,986
Stock issued for conversion of debt	7,512,157	7,512	221,020		–	–	228,532
Stock issued for services	1,000,000	1,000	15,000		–	–	16,000
Warrants issued	–	–	24,092		–	–	24,092
Preferred dividends	–	–	(13,375)		–	–	(13,375)
Net loss	–	–	–	–	–	(384,009)	(384,009)
Balance, March 31, 2023	209,519,429	$209,520	$23,869,294	–	$(56,250)	$(25,001,820)	$(976,150)

F-3

STAR ALLIANCE INTERNATIONAL CORP.

STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE THREE AND NINE MONTHS ENDED MARCH 31, 2022

(Unaudited)

	Preferred Stock Series A		Preferred Stock Series B				Common Stock
	Shares	Amount	Shares	Amount			Shares	Amount
Balance, June 30, 2021	1,000,000	$1,000	1,833,000	$1,883	–	-	124,319,584	$124,320
Stock issued for services	–	–	–	–			4,444	4
Stock sold for cash	–	–	–	–			10,790,000	10,790
Net loss	–	–	–	–		–	–	–
Balance, September 30, 2021	1,000,000	1,000	1,833,000	1,883	–	-	135,114,028	135,114
Stock sold for cash	–	–	–	–			300,000	300
Cash not collectible	–	–	–	–			–	–
Stock issued for services	–	–	–	–			2,562,000	2,562
Net loss	–	–	–	–		–	–	–
Balance, December 31, 2021	1,000,000	1,000	1,833,000	1,883	–	-	137,976,029	137,976
Stock sold for cash	–	–	–	–			10,565,000	10,565
Stock issued for services	–	–	–	–			8,100,000	8,100
Stock issued for debt	–	–	–	–			672,000	672
Stock issued for investment	–	–	–	–			200,000	200
Net loss	–	–	–	–		–	–	–
Balance, March 31, 2022	1,000,000	$1,000	1,833,000	$1,883	–	-	157,513,029	$157,513

	Additional Paid-in	Common Stock To Be	Stock Subscription	Accumulated
	Capital	Issued	Receivable	Deficit	Total
Balance, June 30, 2021	$2,793,609	$41,633	$(20,000)	$(3,172,791)	$(230,346)
Stock issued for services	19,996	—	—	—	20,000
Stock sold for cash	574,210	(35,000)	(550,000)	—	—
Net loss	—	—	—	(88,444)	(88,444)
Balance, September 30, 2021	3,387,815	6,633	(570,000)	(3,261,235)	(298,790)
Stock sold for cash	29,700	19,000	(10,000)	—	39,000
Cash not collectible	(520,000)	—	520,000	—	—
Stock issued for services	3,951,738	2,000,000	—	—	5,954,300
Net loss	—	—	—	(1,316,402)	(1,316,402)
Balance, December 31, 2021	6,849,253	2,025,633	(60,000)	(4,577,637)	4,378,108
Stock sold for cash	1,150,435	(22,633)	(100,000)	—	1,038,367
Stock issued for services	6,414,600	(2,003,000)	—	—	4,419,700
Stock issued for debt	394,628	—	—	—	395,300
Stock issued for investment	299,800	—	—	—	300,000
Net loss	—	—	—	(8,016,068)	(8,016,068)
Balance, March 31, 2022	$15,108,716	$—	$(160,000)	$(12,593,705)	$2,515,407

The accompanying notes are an integral part of these unaudited financial statements.

F-4

STAR ALLIANCE INTERNATIONAL CORP.

STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Nine Months Ended March 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(9,943,420)	$(9,420,914)
Adjustments to reconcile net loss to net cash used in operating activities:
Prepaid stock issued for services	1,813,853	–
Common stock issued for services - related party	5,915,000	–
Common stock issued for services	85,905	7,495,770
Change in fair value of derivative	314,120	470,635
Debt discount amortization	208,050	5,698
Loss on conversion of debt	97,249	343,120
Loss on conversion of preferred stock	911,109	–
Changes in assets and liabilities:
Prepaids and other assets	39,850	(364,061)
Accounts payable	8,277	(6,795)
Accrued expenses	49,985	13,640
Accrued expenses – related party	8,043	–
Accrued compensation	86,209	38,036
Net cash used in operating activities	(405,769)	(1,424,871)

CASH FLOWS FROM INVESTING ACTIVITIES:	–	–

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds of borrowings from a related party	42,000	6,344
Proceeds from the sale of common stock	–	1,084,000
Proceeds from convertible notes payable	77,355	400,000
Repayment of convertible note payable	(15,000)	–
Proceeds from the sale of preferred stock	261,200	–
Proceeds from notes payable	–	118,971
Payment on notes payable	(27,903)	(20,000)
Net cash provided by financing activities	337,652	1,589,315

Net change in cash	(68,117)	164,444
Cash at the beginning of period	71,724	6,789
Cash at the end of period	$3,607	$171,233

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$–	$–
Income taxes paid	$–	$–

NON-CASH TRANSACTIONS:
Common stock issued for prepaid services	$1,813,854	$4,755,104
Common stock issued for investment	$–	$300,000
Common stock issued for conversion of debt	$–	$395,300

The accompanying notes are an integral part of these unaudited financial statements.

F-5

STAR ALLIANCE INTERNATIONAL CORP.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

MARCH 31, 2023

NOTE 1 – NATURE OF BUSINESS

Star Alliance International Corp. (“the Company”, “we”, “us”) was originally incorporated with the name Asteriko Corp. in the State of Nevada on April 17, 2014 under the laws of the state of Nevada, for the purpose of acquiring and developing gold mining as well as certain other mining properties worldwide.

NOTE 2 – SIGNIFICANT AND CRITICAL ACCOUNTING POLICIES AND PRACTICES

Basis of Presentation

The accompanying unaudited interim financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission ("SEC"), and should be read in conjunction with the audited financial statements and notes thereto contained in the Company's latest Annual Report on Form 10-K filed with the SEC. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of operations for the full year. Notes to the financial statements which would substantially duplicate the disclosures contained in the audited financial statements for the most recent fiscal year, as reported in the Form 10-K for the fiscal year ended June 30, 2022, have been omitted.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP) and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three broad levels.  The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1:	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2:	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3:	Pricing inputs that are generally unobservable inputs and not corroborated by market data.

The carrying amount of the Company’s financial assets and liabilities, such as cash, prepaid expenses and accrued expenses approximate their fair value because of the short maturity of those instruments. The Company’s notes payable approximates the fair value of such instruments as the notes bear interest rates that are consistent with current market rates.

F-6

The following table classifies the Company’s liabilities measured at fair value on a recurring basis into the fair value hierarchy as of March 31, 2023:

At March 31, 2023
Description	Level 1	Level 2	Level 3
Derivative	$–	$–	$943,821
Total	$–	$–	$943,821

At June 30, 2022
Description	Level 1	Level 2	Level 3
Derivative	$–	$–	$689,231
Total	$–	$–	$689,231

NOTE 3 – GOING CONCERN

The accompanying unaudited financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business. As shown in the accompanying unaudited financial statements, the Company has an accumulated deficit of $25,001,820 as of March 31, 2023. For the nine months ended March 31, 2023, the Company had a net loss of $9,943,420, which did include $9,345,287 of non-cash expense incurred for the issuance of common stock for services, loss on conversion of preferred stock and derivatives associated with convertible debt. We used $405,769 of cash in operating activities. Due to these conditions, it raises substantial doubt about the Company’s ability to continue as a going concern.

The Company is attempting to commence operations and generate sufficient revenue; however, the Company’s cash position may not be sufficient to support its daily operations. While the Company believes in the viability of its strategy to commence operations and generate sufficient revenue and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon its ability to further implement its business plan and generate sufficient revenue and its ability to raise additional funds. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that may result should the Company be unable to continue as a going concern.

NOTE 4 – ACQUISITIONS

On January 1, 2022, the Company acquired 51% of the capital stock of Compania Minera Metalurgica Centro Americana (Commsa), a Honduran Corporation, pursuant to the share exchange agreement dated December 15, 2021 between the Company and Commsa’s sole shareholder, Juan Lemus (the “Share Exchange Agreement”), in consideration for $1,000,000 in cash and the issuance of 5,000,000 shares of the Company’s common stock to Mr. Lemus. In addition, the Company has agreed to provide up to $7,500,000 working capital to expand the mining operations in a gold mining project (Rio Jalan Project) in Olancho state in the highlands of Central Honduras. As the result of this acquisition, the Company now owns the mining rights to five operating mines that run along a 12.5-mile stretch of the Rio Jalan River that are being prepared for production. As of the date of this report, the Company is not in compliance with its obligations under the Share Exchange Agreement, since it issued to Mr. Lemus only 200,000 shares of Common Stock of the Company and paid $75,000 toward $1,000,000 cash payment.

On May 9, 2022, a binding letter of intent was signed for the acquisition of 51% of NSM USA a Wyoming corporation that owns 100% of four lithium mines in West Africa. The cost of these mines is $2 million, most of which was to be used for the growth of the four mines. This transaction was due to close early 2023 and full production was expected to start in the second quarter of 2023. This transaction was cancelled on March 10, 2023, due to insufficient ability to complete the due diligence and the lack of necessary funding for the project

F-7

On May 11, 2022, a binding letter of intent was signed for the acquisition of 51% of NGM USA a Wyoming corporation that owns 100% of three gold mines in West Africa. The cost of this acquisition is $2 million, most of which will be used for equipment and growth of the mines. This transaction was due to close early 2023. All exploration work has been completed and production was anticipated to start in the second quarter of 2023. This transaction was cancelled on March 10, 2023, due to insufficient ability to complete the due diligence and the lack of funding for the project.

On March 19, 2023, the Company entered into and executed a share purchase agreement (the “Share Purchase Agreement”) with Lion Works Advertising, SA, a Guatemalan corporation (“Lion Works”) and Juan Lemus, the sole shareholder of Lion Works, pursuant to which it acquired from Mr. Lemus 51% of the capital stock of Lion Works, including 51% of the intellectual property rights and know-how related to the Genesis extraction system (“Genesis”), The Share Purchase Agreement superseded the terms of the binding Letter of Intent that the parties entered into and executed by the parties on November 21, 2021. Pursuant to the terms of the Share Purchase Agreement, Genesis will be managed by a new company, in which the Company will own 51% interest, with the remaining 49% interest to be owned by Juan Lemus. The Company’s title and rights to Genesis are subject to the satisfaction of the following obligations:

•	The Company shall pay the total purchase price of $5,100,000 in cash, with the first minimum payment in the amount of $2,550,000 to be paid by September 30, 2023, and the remaining outstanding balance of $2,550,000 to be paid by September 30, 2024, within 12 months of the first payment.

•	The Company will invest an additional 5,000,000 as a working capital toward development of the Genesis plants, with $2,000,000 to be paid by July 31, 2023 and the remaining $3,000,000 to be paid by July 31, 2024, within 12 months of the first payment.

•	The Company will engage a patent attorney and pay for the cost of that patent attorney to prepare the patent application related to Genesis and to register that patent, provided that Lion Works will engage an expert to prepare a report on the Genesis system, to be used in this patent application. for the acquisition of Genesis

To secure the Company’s obligations under the Share Purchase Agreement, Juan Lemus placed the lien on the Company’s 51% ownership in Lion Works, and, upon formation of a new company, that lien will be placed on the Company’s ownership in that newly formed subsidiary. Such lien shall continue until the Company performs all its obligations under the Share Purchase Agreement, which subjects the Company to the risk of losing its title to Genesis in the event of breach of its obligations set forth in the Share Purchase Agreement.

NOTE 5 – PROPERTY AND EQUIPMENT

Long lived assets, including property and equipment assets to be held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of the assets may not be recoverable. Impairment losses are recognized if expected future cash flows of the related assets are less than their carrying values. Measurement of an impairment loss is based on the fair value of the asset. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell.

Property and equipment are first recorded at cost. Depreciation and is computed using the straight-line method over the estimated useful lives of the various classes of assets.

Maintenance and repair expenses, as incurred, are charged to expense. Betterments and renewals are capitalized in plant and equipment accounts. Cost and accumulated depreciation applicable to items replaced or retired are eliminated from the related accounts with any gain or loss on the disposition included as income.

F-8

Assets stated at cost, less accumulated depreciation consisted of the following:

	March 31 2023	June 30, 2022
Mine Assets	$450,000	$450,000
Total	$450,000	$450,000

Once operations utilizing the property and equipment have begun, the Company will begin depreciation of the assets.

NOTE 6 – RELATED PARTY TRANSACTIONS

On January 1, 2021, the Company amended employment agreements for Richard Carey and Anthony Anish, which increased their base annual salary for Mr. Carey from $120,000 to $180,000 and for Mr. Anish from $60,000 to $120,000 per annum respectively.

On March 14, 2023, the Company renewed the employment agreements with Mr. Carey and Mr. Anish (the “New Employment Agreements”), stating that the effective date of the New Employment Agreement is August 1, 2022 and that they have a term of 36 months, the same as the terms of the initial employment agreements. The new employment agreements, except for the compensation provisions, contain the same provisions as the initial employment agreement for each executive.

Under the terms of the New Employment Agreement, Mr. Carey is entitled to receive the following compensation:

•	For the period from August 1, 2022 to December 31, 2022, Mr. Carey received a base salary equal to $180,000;
•	For the period from January 1, 2023 to July 31, 2024, Mr. Carey will receive a base salary equal to $240,000; and
•	For the period from August 1, 2024 to July 31, 2025, Mr. Carey will receive a base salary equal to $270,000. In addition, Mr. Carey is entitled to receive equity compensation, as to be determined by the Board of Directors of the Company.

Under the terms of the New Employment Agreement, Mr. Anish is entitled to receive s the following compensation:

•	For the period from August 1, 2022 to December 31, 2022, Mr. Anish received a base salary equal to $120,000;
•	For the period from January 1, 2023 to July 31, 2024, Mr. Anish will receive a base salary equal to $180,000; and
•	For the period from August 1, 2024 to July 31, 2025, Mr. Anish will receive a base salary equal to $210,000. In addition, Mr. Anish is entitled to receive equity compensation, as to be determined by the Board of Directors of the Company.

As of March 31, 2023, the Company has accrued compensation due to Mr. Carey of $86,263 and Mr. Anish of $152,375. As of June 30, 2022, the Company has accrued compensation due to Mr. Carey of $52,600 and Mr. Anish of $99,828. In addition, the Company has accrued salary to Mr. Baird (a former officer) of $60,000. Mr. Baird resigned his position on August 12, 2020.

Mr. Carey is using his personal office space at no cost to the Company.

F-9

On August 15, 2022, the Company issued 5,000,000 shares of common stock Fernando Godina, Director, for services. The shares were valued at $0.289 per share, the closing stock price on the date of grant, for total non-cash expense of $1,445,000.

On August 15, 2022, the Company issued 5,000,000 shares of common stock Bryan Cappelli, Director, for services. The shares were valued at $0.289 per share, the closing stock price on the date of grant, for total non-cash expense of $1,445,000.

On August 15, 2022, the Company issued 5,000,000 shares of common stock to Weverson Correia, CEO and Director, for his services as the CEO. The shares were valued at $0.289 per share, the closing stock price on the date of grant, for total non-cash expense of $1,445,000.

On August 15, 2022, the Company issued 5,000,000 shares of common stock to Anthony Anish, CFO and director, for services as CFO. The shares were valued at $0.289 per share, the closing stock price on the date of grant, for total non-cash expense of $1,445,000.

On November 17, 2022, Mr. Carey agreed to give 4 million of his own shares of common stock in exchange for $42,000 which was loaned to the Company. The loan is non-interest bearing and due on demand.

On December 5, 2022, the Company issued 1,000,000 shares of common stock Themis Caldwell, Director, for services. The shares were valued at $0.165 per share, the closing stock price on the date of grant, for total non-cash expense of $165,000.

NOTE 7 – NOTES PAYABLE

As of March 31, 2023 and June 30, 2022, the Company owed Kok Chee Lee, the former CEO and Director of the Company, $42,651 and $42,651, respectively for operating expenses he paid on behalf of the Company during the year ended June 30, 2018. The borrowing is unsecured, non-interest-bearing and due on demand.

On June 1, 2018, the Company executed a promissory note in the amount of $32,000 with the former Secretary of the Board for $30,128 of accrued expenses for services previously provided and an additional $1,872 for services rendered. The note is unsecured, bears interest at 5% per annum and matures on December 1, 2018. As of March 31, 2023 and June 30, 2022, there is $7,762 and $6,562, respectively, of accrued interest due on the note. The note is past due and in default.

F-10

As of March 31, 2023 and June 30, 2022, the Company owes various other individuals and entities $77,400 and $119,215, respectively. All the loans are non-interest bearing and due on demand.

NOTE 8 - CONVERTIBLE NOTES

On March 28, 2022, we received short term financing from a private investor under a 10% Fixed Convertible Secured Promissory Note in the principal amount of $400,000 (the “Note”). The Note bears interest at a fixed rate of 10% per annum with all principal and interest due at maturity on July 31, 2022. The Note is secured by a security interest and lien on all equipment located at our Troy mine in Mariposa County, California. At the option of the investor, and at any time prior to the maturity date, the principal and interest owing under the Note may be converted into shares of our common stock at a conversion price equal to 50% of the lowest closing market price for our common stock during the five trading days preceding the conversion.

On June 8, 2022, the Company executed a 10% convertible promissory note with Fast Capital LLC (“Fast Capital”). The note is convertible at a price per share equal to the 65% of the lowest trading price of the Company’s common stock during the 20 consecutive trading days up to the date on which lender elects to convert all or part of the Note.

On February 7, 2023, the Company executed a 12% convertible promissory note with Quick Capital LLC (“Quick Capital”). The note is convertible at the lessor of 1) $0.05, or a price per share equal to the 65% of the lowest trading price of the Company’s common stock during the 20 consecutive trading days prior to the date on which lender elects to convert all or part of the Note.  In addition the Company issued Quick Capital warrants to purchase up to 1,211,111 shares of common stock. The Warrants are exercisable for shares of the Company’s common stock at a price of $0.05 per share and expire 5 five years from the date of issuance.

On February 8, 2023, the Company executed a 10% convertible promissory note with AES Capital Management, LLC (“AES”). The note is convertible at the lessor of 1) $0.02, or a price per share equal to the 65% of the lowest trading price of the Company’s common stock during the 20 consecutive trading days prior to the date on which lender elects to convert all or part of the Note.

The following table summarizes the convertible notes outstanding as of March 31, 2023:

Note Holder	Date	Maturity Date	Interest	Balance June 30, 2022	Additions	Payments / Conversions	Balance March 31, 2023
Private investor	3/28/2022	7/31/2022	14%	$400,000	$–	$(15,000)	$385,000
Fast Capital LLC	6/8/2022	6/8/2023	10%	115,000	–	(115,000)	–
Quick Capital LLC	2/7/2023	11/8/2023	12%	–	60,556	–	60,556
AES Capital Management, LLC	2/8/2023	2/7/2024	10%	–	38,000	–	38,000
Total				$515,000	$98,556	$(130,000)	$483,556
Less debt discount				$(191,248)			$(81,753)
Convertible notes payable, net				$323,752			$401,803

F-11

A summary of the activity of the derivative liability for the notes above is as follows:

Balance at June 30, 2021	$–
Increase to derivative due to new issuances	552,517
Derivative loss due to mark to market adjustment	136,714
Balance at June 30, 2022	689,231
Increase to derivative due to new issuances	150,512
Decrease to derivative due to conversion	(210,042)
Derivative loss due to mark to market adjustment	314,120
Balance at March 31, 2023	$943,821

A summary of quantitative information about significant unobservable inputs (Level 3 inputs) used in measuring the Company’s derivative liability that are categorized within Level 3 of the fair value hierarchy as of March 31, 2023, is as follows:

Inputs	March 31, 2023	Initial Valuation
Stock price	$0.0175	$0.032 - 0.42
Conversion price	$0.0066 - 0.0086	$0.015 - 0.2995
Volatility (annual)	184.54% - 299.51%	299.13% - 381.28%
Risk-free rate	4.74% – 4.93%	0.59% - 4.93%
Dividend rate	–	–
Years to maturity	0 - .86	.34 - 1

NOTE 9 – PREFERRED STOCK

Of the 25,000,000 shares of the Company's authorized Preferred Stock, $0.001 par value per share, 1,000,000 are designated Series A preferred stock, 1,900,000 shares are designated as Series B Preferred Stock and 1,000,000 shares are designated Series C preferred stock.

Series A Preferred Stock

Each Share of Series A preferred stock has 500 votes per share and each share can be converted into 500 shares of common stock. The holders of the Series A preferred stock are not entitled to dividends.

On July 2, 2020, the Board granted all 1,000,000 shares of the Series A preferred stock to the Company’s Chairman and CEO, Richard Carey, in conversion of $68,556 of accrued compensation.

Series B Preferred Stock

Only one person or entity, is entitled to be designated as the owner of all of the Series B Preferred Stock (the “Holder”), in whose name the initial certificates representing the Series B Preferred Stock shall be issued. Any transfer of the Series B Preferred Stock to a different Holder must be approved in advance by the Corporation; provided, however, the Holder shall have the right to transfer the Series B Preferred Stock, or any portion thereof, to any affiliate of Holder or nominee of Holder, without the approval of the Corporation. Each share of Preferred Stock has one vote per share. Holder is not entitled to dividends or distributions and each share of Series B Preferred Stock shall be convertible at the rate of two Common Shares for each one B Preferred stock.

In conjunction with the APA with Troy, the company issued 1,883,000 shares of Series B Preferred Stock, the shares were valued at $0.002 or $7,532 as if they had been converted into 3,666,000 shares of common stock.

F-12

On October 9, 2019, the parties have agreed to extend the date for filing the registration statement relating to the preferred shares of the Company to be issued to the Troy shareholders and that would in turn extend the date that the shares would become free trading. This extension will be for 150 days for filing the registration statement and obtaining approval for the shares to become free trading. All the remaining terms included in the contract will remain the same.

Series C Preferred Stock

On March 30, 2022, the Company created and designated 1,000,000 shares of Series C Preferred Stock (“Series C”) with a stated value of $1.00. The Series C has an annual cumulative dividend of 8%, has no voting rights. The Series C is convertible into shares of common stock at 65% of the lowest trading price for the ten days prior to the conversion date.

During the nine months ended March 31, 2023, the Company sold 268,200 shares of Series C to Geneva Roth Remark Holdings Inc for total proceeds of $268,200.

During the nine months ended March 31, 2023, Geneva Roth converted 254,000 shares of Series C preferred stock into 13,605,783 shares of common stock. The Company recognized a loss on conversion of $911,109.

NOTE 10 – COMMON STOCK

During the nine months ended March 31, 2023, the Company sold 50,000 shares of common stock for total cash proceeds of $6,250. The funds have not been received as of March 31, 2023.

During the nine months ended March 31, 2023, Fast Capital converted $115,000 of its note payable along with $7,414 of accrued interest into 9,050,618 shares of common stock.

During the nine months ended March 31, 2023, the Company issued 2,025,000 shares of common stock for services. The shares were valued at the closing price on the date of grant, for total non-cash expense of $69,905.

On March 15, 2023, pursuant to the terms Common Stock Purchase Agreement and a Registration Rights Agreement with Keystone Capital Partners, LLC (“Keystone”) the Company issued 1,000,000 commitment shares to Keystone. The shares were valued at $0.016, the price on the date of grant, for total non-cash expense of $16,000.

Refer to Note 5 for shares issued to related parties.

NOTE 11 – SUBSEQUENT EVENTS

Management has evaluated subsequent events pursuant to the requirements of ASC Topic 855, from the balance sheet date through the date the unaudited financial statements were issued and has determined that no material subsequent events exist other than the following.

The Company is discussing the terms of the purchase of certain assets with The Mepe Trust and the LBZNESS Trust related to “Barotex” proprietary technology. At the time of this report, the Company has not yet entered into definitive agreements. The definitive agreements will supersede the terms of the Letter of Intent dated May 23, 2022, between the Company and the Mepe Trust.

F-13

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Star Alliance International Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Star Alliance International Corp. (the Company) as of June 30, 2022 and the related statement of operations, stockholders’ deficit and cash flows for the period then ended and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2022, and the results of its operations and its cash flows for each of the period then ended in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion

.

Going Concern Uncertainty

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 3 to the financial statements, the Company has incurred losses since inception of $15,058,400. For the year ended June 30, 2022, the Company had a net loss of $11,885,609. These factors create an uncertainty as to the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Emphasis of Matters-Risks and Uncertainties

The Company is not able to predict the ultimate impact that COVID -19 will have on its business. However, if the current economic conditions continue, the pandemic could have an adverse impact on the economies and financial markets of many countries, including the geographical area in which the Company plans to operate.

Emphasis of Matters-Risks and Uncertainties

The Company has had significant transactions and relationships with related parties, including the Company’s Co-Chairman, which are described in the financial statements. Transactions involving related parties cannot be presumed to be carried out on an arm’s length basis, as the requisite conditions of competitive, free market dealings may not exist.

/s/ Gries & Associates, LLC

We have served as the Company’s auditor since 2021.

Denver, Colorado

November 22, 2022

PCAOB# 6778

F-14

STAR ALLIANCE INTERNATIONAL CORP.

BALANCE SHEETS

	June 30, 2022	June 30, 2021
ASSETS
Current assets:
Cash	$71,724	$6,789
Prepaids and other assets	547,350	–
Prepaid stock for services	1,813,854	–
Total current assets	2,432,928	6,789

Property and equipment	450,000	450,000
Mining claims	57,532	57,532
Total other assets	507,532	507,532

Total Assets	$2,940,460	$514,321

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$52,760	$18,378
Accrued expenses	25,961	12,888
Accrued compensation	212,428	171,370
Notes payable	119,215	467,380
Convertible notes payable, net of discount of $191,248	323,752	–
Derivative liability	689,231	–
Note payable – former related party	32,000	32,000
Due to former related party	42,651	42,651
Total current liabilities	1,497,998	744,667

Total liabilities	1,497,998	744,667

COMMITMENTS AND CONTINGENCIES (see footnotes)

Stockholders’ Equity (Deficit):
Preferred stock, $0.001 par value, 25,000,000 authorized, none issued and outstanding	–	–
Series A preferred stock, $0.001 par value, 1,000,000 authorized, 1,000,000 shares issued and outstanding	1,000	1,000
Series B preferred stock, $0.001 par value, 1,900,000 authorized, 1,833,000 issued and outstanding	1,883	1,883
Series C preferred stock, $0.001 par value, 1,000,000 shares authorized, 207,500 and 0 shares issued and outstanding, respectively	208	–
Common stock, $0.001 par value, 500,000,000 shares authorized, 162,788,028 and 124,319,584 shares issued and outstanding, respectively	162,788	124,320
Additional paid-in capital	16,384,983	2,793,609
Common stock to be issued	–	41,633
Stock subscription receivable	(50,000)	(20,000)
Accumulated deficit	(15,058,400)	(3,172,791)
Total stockholders’ equity (deficit)	1,442,462	(230,346)

Total liabilities and stockholders’ deficit	$2,940,460	$514,321

The accompanying notes are an integral part of these financial statements.

F-15

STAR ALLIANCE INTERNATIONAL CORP.

STATEMENTS OF OPERATIONS

	For the Years Ended June 30,
	2022	2021
Operating expenses:
General and administrative	$1,897,581	$94,508
General and administrative – related party	12,000	15,000
Mine development	791,500	–
Professional fees	144,763	57,029
Consulting	4,843,835	38,350
Director compensation	2,111,500	90,000
Officer compensation	952,500	155,000

Total operating expenses	10,753,679	449,887

Loss from operations	(10,753,679)	(449,887)

Other expense:
Interest expense	(297,417)	(10,800)
Change in fair value of derivative	(136,714)	–
Loss on conversion of debt	(102,403)	(46,200)
Loss on issuance of convertible debt	(575,396)	–
Other expense	(20,000)	–
Gain on forgiveness of debt	–	3,870
Total other expense	(1,131,930)	(53,130)

Loss before provision for income taxes	(11,885,609)	(503,017)

Provision for income taxes	–	–

Net loss	$(11,885,609)	$(503,017)

Net loss per common share - basic and diluted	$(0.08)	$(0.00)
Weighted average common shares outstanding – basic and diluted	145,317,205	114,938,142

The accompanying notes are an integral part of these financial statements.

F-16

STAR ALLIANCE INTERNATIONAL CORP.

STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE YEARS ENDED JUNE 30, 2022 AND 2021

	Preferred Stock Series A		Preferred Stock Series B		Preferred Stock Series C		Common Stock		Additional Paid-in	Common Stock To Be	Stock Subscription	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Issued	Receivable	Deficit	Total
Balance, June 30, 2020	–	$–	1,833,000	$1,883	–	$–	107,313,334	$107,314	$2,382,859	$8,633	$(9,900)	$(2,669,774)	$(178,985)
Stock issued for services	–	–	–	–	–	–	1,250,000	1,250	23,750	–	–	–	25,000

Stock issued for debt	–	–	–	–	–	–	6,375,000	6,375	222,325	–	–	–	228,700
Stock sold for cash	–	–	–	–	–	–	9,381,250	9,381	97,119	33,000	(10,100)	–	129,400
Stock issued for accrued officer compensation	1,000,000	1,000	–	–	–	–	–	–	67,556	–	–	–	68,556
Net loss	–	–	–	–	–	–	–	–	–	–	–	(503,017)	(503,017)
Balance, June 30, 2021	1,000,000	1,000	1,833,000	1,883	–	–	124,319,584	124,320	2,793,609	41,633	(20,000)	(3,172,791)	(230,346)
Stock sold for cash	–	–	–	–	–	–	21,955,000	21,955	604,045	(32,000)	(30,000)	–	564,000
Preferred Stock sold for cash	–	–	–	–	207,500	208	–	–	207,292	–	–	–	207,500
Stock issued for services	–	–	–	–	–	–	9,866,444	9,866	9,042,634	(3,000)	–	–	9,049,500
Stock issued for services – related party	–	–	–	–	–	–	4,500,000	4,500	2,757,000	–	–	–	2,761,500
Stock issued for debt	–	–	–	–	–	–	1,947,000	1,947	680,603	(6,633)	–	–	675,917
Stock issued for acquisition	–	–	–	–	–	–	200,000	200	299,800	–	–	–	300,000
Net loss	–	–	–	–	–	–	–	–	–	–	–	(11,885,609)	(11,885,609)
Balance, June 30, 2022	1,000,000	$1,000	1,833,000	$1,883	207,500	$208	162,788,028	$162,788	$16,384,983	$–	$(50,000)	$(15,058,400)	$1,442,462

The accompanying notes are an integral part of these financial statements.

F-17

STAR ALLIANCE INTERNATIONAL CORP.

STATEMENTS OF CASH FLOWS

	For the Years Ended June 30,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(11,885,609)	$(503,017)

Adjustments to reconcile net loss to net cash used in operating activities:
Common stock issued for services	7,235,646	25,000
Common stock issued for services - related party	2,761,500	–
Loss on conversion of debt	102,403	46,200
Loss on issuance of convertible debt	575,396	–
Other expense	20,000	–
Change in fair value of derivative	136,714	–
Debt discount amortization	272,616	–
Gain of forgiveness of debt	–	(3,870)
Changes in assets and liabilities:
Prepaids and other assets	(47,350)	–
Accounts payable	34,382	(22,253)
Accrued expenses	20,247	6,800
Accrued compensation	34,425	95,566
Net cash used in operating activities	(739,630)	(355,574)

CASH FLOWS FROM INVESTING ACTIVITIES:
Prepaids and other assets	(200,000)	–
Net cash used in investing activities	(200,000)	–

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds of borrowings from a related party	–	53,433
Repayment to related party	–	(31,008)
Proceeds from the sale of common stock	544,000	129,400
Proceeds from the sale of preferred stock	207,500	–
Proceeds from convertible note payable	501,250	–
Proceeds from notes payable	138,971	288,500
Payment on notes payable	(387,156)	(98,020)
Net cash provided by financing activities	1,004,565	342,305

Net change in cash	64,935	(13,269)
Cash at the beginning of period	6,789	20,058
Cash at the end of period	$71,724	$6,789

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$–	$–
Income taxes paid	$–	$–

NON-CASH TRANSACTIONS:
Conversion of debt	$97,154	$182,500
Accrued compensation converted to common shares	$–	$68,556
Common stock issued for investment	$300,000	$–
Common stock issued for prepaid services	$1,813,854	$–

The accompanying notes are an integral part of these financial statements.

F-18

STAR ALLIANCE INTERNATIONAL CORP.

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2022

NOTE 1 – NATURE OF BUSINESS

Star Alliance International Corp. (“the Company”, “we”, “us”) was originally incorporated with the name Asteriko Corp. in the State of Nevada on April 17, 2014 under the laws of the state of Nevada, for the purpose of acquiring and developing gold mining as well as certain other mining properties worldwide.

NOTE 2 – SIGNIFICANT AND CRITICAL ACCOUNTING POLICIES AND PRACTICES

Basis of Presentation

The accompanying financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and the rules of the Securities and Exchange Commission (“SEC”).

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. There were no cash equivalents for the years ended June 30, 2022 or 2021.

Long Lived Assets

Property consists of mining equipment not yet used. Our company assesses the impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying value may not be recoverable. When we determine that the carrying value of long-lived assets may not be recoverable based upon the existence of one or more indicators of impairment and the carrying value of the asset cannot be recovered from projected undiscounted cash flows, we record an impairment charge. Our company measures any impairment based on a projected discounted cash flow method using a discount rate determined by management to be commensurate with the risk inherent in the current business model. Significant management judgment is required in determining whether an indicator of impairment exists and in projecting cash flows.

Stock-based Compensation

The Company records stock-based compensation in accordance with FASB ASC Topic 718, “Compensation – Stock Compensation.” FASB ASC Topic 718 requires companies to measure compensation cost for stock-based employee compensation at fair value at the grant date and recognize the expense over the employee’s requisite service period. The Company recognizes in the statement of operations the grant-date fair value of stock options and other equity-based compensation issued to employees and non-employees. The Company accounts for stock-based compensation in accordance with the provision of ASC 505-50, Equity Based Payments to Non-Employees, which requires that such equity instruments are recorded at their fair value on the measurement date. The measurement of stock-based compensation is subject to periodic adjustment as the underlying equity instruments vest.

Net income (loss) per common share

Net loss per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock and potentially dilutive outstanding shares of common stock during the period to reflect the potential dilution that could occur from common shares issuable through contingent share arrangements, stock options and warrants. The diluted loss per share is the same as the basic loss per share for the years ended July 31, 2022 and 2021, as the inclusion of any potential shares would have had an antidilutive effect due to our loss from operations.

F-19

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP) and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three broad levels.  The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1:	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2:	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3:	Pricing inputs that are generally unobservable inputs and not corroborated by market data.

The carrying amount of the Company’s financial assets and liabilities, such as cash, prepaid expenses and accrued expenses approximate their fair value because of the short maturity of those instruments. The Company’s notes payable approximates the fair value of such instruments as the notes bear interest rates that are consistent with current market rates.

The following table classifies the Company’s liabilities measured at fair value on a recurring basis into the fair value hierarchy as of June 30, 2022:

Description	Level 1	Level 2	Level 3
Derivative	$–	$–	$689,231
Total	$–	$–	$689,231

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business. As shown in the accompanying financial statements, the Company has an accumulated deficit of $15,058,400 as of June 30, 2022. For the year ended June 30, 2022, the Company had a net loss of $11,885,609, which did include $11,104,275 of non-cash expense incurred for the issuance of common stock for services and derivatives associated with convertible debt. We used $739,630 of cash in operating activities. Due to these conditions, it raises substantial doubt about the Company’s ability to continue as a going concern.

The Company is attempting to commence operations and generate sufficient revenue; however, the Company’s cash position may not be sufficient to support its daily operations. While the Company believes in the viability of its strategy to commence operations and generate sufficient revenue and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon its ability to further implement its business plan and generate sufficient revenue and its ability to raise additional funds. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that may result should the Company be unable to continue as a going concern.

F-20

NOTE 4 – ACQUISITION

On August 13, 2019, The Company closed an Asset Purchase Agreement (the “APA”) with Troy Mining Corporation (“Troy”). Under the APA, the company acquired 78 gold mining claims consisting of approximately 4,800 acres, located east/southeast of El Portal, California, in Mariposa County, together with all of Troy’s rights to related equipment and buildings currently located on the mining claims. In exchange for the mining claims and related assets, the company agreed to issue 1,883,000 shares of a new class of preferred stock designated Series B Preferred Stock; and agreed to make total cash payments in the amount of $500,000 under a Promissory Note (the “Purchase Note”).

Under the Purchase Note, we paid $50,000 at the time of the closing, and are required to pay an additional $50,000 within sixty days of the closing, and $25,000 every other month thereafter, with the entire remaining amount due no later than March 31, 2020. In the event of default under the Purchase Note, all assets acquired under the APA will be forfeited back to Troy. We are current on all the terms of the agreement.

On October 9, 2019, a contract extension was agreed between Star Alliance International Corporation and Troy Mining Corporation. The agreement gives the Company 150 days to file an S-1 registration statement and obtain approval for the shares that are to be issued to the Troy shareholders to become free trading. The S-1 registration was filed on August 14, 2020.

On July 14, 2020 a contract extension was agreed between Star Alliance International Corporation and Troy Mining Corporation. The agreement provides for a sixty-day extension on the loan agreement with Troy mining Corporation and also an extension to file the S-1 registration.

On February 16, 2021, a contract extension for ninety (90) days was signed between Troy Mining Corporation and Star Alliance International Corporation.

On October 21, 2021, a contract extension for ninety (90) days was signed between Troy Mining Corporation and Star Alliance International Corporation and the remaining balance due under the note was paid.

On November 22, 2021, a binding Letter of Intent was signed for the acquisition of 49% of “Genesis”. Genesis is a patented technology for extracting gold from Oxide and other complex ore, in a sustainable method, that also yields a vastly improved recovery rate even where the presence of gold is as little as 0.25 parts per million. This is a clean, green and ecofriendly method with up to a 98% recovery rate. This project will be owned by a newly formed wholly owned subsidiary of Star Alliance International Corp. Since the original letter of Intent was signed the terms have now been renegotiated and Star’s new subsidiary will acquire 51% of Genesis. This is expected to close early in 2023.

On December 17, 2021, the Company agreed to purchase 51% of Compania Minera Metalurgica Centro Americana (“Commsa”), a Honduran Corporation. Commsa owns the mining rights to five operating mines that run along a 12.5 mile stretch of the Rio Jalan River. This acquisition becomes effective in January, 2022. The Company has issued to date 250,000 shares of Common stock and paid $75,000 towards the purchase price.

On May 9, 2022, a binding letter of intent was signed for the acquisition of 51% of NSM USA a Wyoming corporation that owns 100% of four lithium mines in West Africa. The cost of these mines is $2 million, most of which is to be used for the growth of the four mines. These mines that are already producing small amounts of Lithium will be greatly expanded with the purchase of equipment. This transaction is due to close early 2023 with full production expected in the second quarter of 2023.

On May 11, 2022, a binding letter of intent was signed for the acquisition of 51% of NGM USA a Wyoming corporation that owns 100% of three gold mines in West Africa. The cost of this acquisition is $2 million, most of which will be used for equipment and growth of the mines. This transaction is due to close early 2023. All exploration work has been completed and production is anticipated to start in the second quarter of 2023.

On May 23, 2022, a binding letter of intent was signed for the acquisition of 75% of Magma International Inc. (“MII”). This acquisition for stock and cash will result in MII owning the Intellectual property, Building, equipment and significant inventory as well as the know how to produce Barotex. Mr. Lilo Benzicron the original inventor of this product will join Barotex as CEO and will be driving the innovation of new products for MII. This transaction is expected to close early 2023.

F-21

NOTE 5 – RELATED PARTY TRANSACTIONS

On January 1, 2021, the employment agreements for Richard Carey and Anthony Anish were updated to include salaries of $180,000 and $120,000 per annum respectively. As of June 30, 2022, the Company has accrued compensation due to Mr. Carey of $52,600 and Mr. Anish of $99,828. As of June 30, 2021, the Company has accrued compensation due to Mr. Carey of $48,628 and Mr. Anish of $126,778. In addition, the Company has accrued salary to Mr. Baird (a former officer) of $60,000. Mr. Baird resigned his position on August 12, 2020.

Mr. Carey is using his personal office space at no cost to the Company.

On January 10, 2022, the Company issued 1,000,000 shares of common stock to Themis Glatman, director, for services. The shares were valued at $1.40 per share, the closing stock price on the date of grant, for total non-cash expense of $1,400,000.

On January 24, 2022, the Board of Directors appointed Mr. Weverson Correia as the Chief Executive Officer and Director of the Company. Mr. Correia was issued 500,000 shares of common stock on December 16, 2021. The shares were valued at $1.55 per share, the closing stock price on the date of grant, for total non-cash expense of $772,500.

On June 3, 2022, the Company issued 2,500,000 shares of common stock to Anthony Anish, CFO and director, for services. The shares were valued at $0.22 per share, the closing stock price on the date of grant, for total non-cash expense of $550,000.

NOTE 6 – NOTES PAYABLE

As of June 30, 2022 and 2021, the Company owed Kok Chee Lee, the former CEO and Director of the Company, $42,651 and $42,651, respectively for operating expenses he paid on behalf of the Company during the year ended June 30, 2018. The borrowing is unsecured, non-interest-bearing and due on demand.

On June 1, 2018, the Company executed a promissory note in the amount of $32,000 with the former Secretary of the Board for $30,128 of accrued expenses for services previously provided and an additional $1,872 for services rendered. The note is unsecured, bears interest at 5% per annum and matures on December 1, 2018. As of June 30, 2022 and 2021, there is $6,562 and $6,159, respectively, of accrued interest due on the note. The note is past due and in default.

On June 11, 2019, the company executed a promissory note with Troy for $500,000. The Company paid the initial $50,000 due on the note on August 13, 2019. As of June 30, 2022, there is $0 due on this note (Note 4).

On June 26, 2020, an individual loaned the Company $25,000, $6,000 of which was converted into 600,000 shares of common stock on July 27, 2020. On February 24, 2021, he loaned an additional $20,000 to the Company. During April 2021, another $14,000 was converted into 1,400,000 shares of common stock. On June 3, 2022, the remaining balance of principal and interest was fully converted into 750,000 shares of common stock.

As of June 30, 2022 and 2021, the Company owes various other individuals and entities $119,215 and $467,380, respectively. All the loans are non-interest bearing and due on demand.

NOTE 7 - CONVERTIBLE NOTES

On March 28, 2022, we received short term financing from a private investor under a 10% Fixed Convertible Secured Promissory Note in the principal amount of $400,000 (the “Note”). The Note bears interest at a fixed rate of 10% per annum with all principal and interest due at maturity on July 31, 2022. The Note is secured by a security interest and lien on all equipment located at our Troy mine in Mariposa County, California. At the option of the investor, and at any time prior to the maturity date, the principal and interest owing under the Note may be converted into shares of our common stock at a conversion price equal to 50% of the lowest closing market price for our common stock during the five trading days preceding the conversion.

F-22

On June 8, 2022, the Company executed a 10% convertible promissory note with Fast Capital LLC. The note is convertible at a price per share equal to the 65% of the lowest trading price of the Company’s common stock during the 20 consecutive trading days up to the date on which lender elects to convert all or part of the Note.

A summary of the activity of the derivative liability for the notes above is as follows:

Balance at June 30, 2021	$–
Increase to derivative due to new issuances	552,517
Derivative loss due to mark to market adjustment	136,714
Balance at June 30, 2022	$689,231

A summary of quantitative information about significant unobservable inputs (Level 3 inputs) used in measuring the Company’s derivative liability that are categorized within Level 3 of the fair value hierarchy as of June 30, 2022, is as follows:

Inputs	June 30, 2022	Initial Valuation
Stock price	$.1791	$.24 - .42
Conversion price	$.1061 - .0816	$.03 - .2995
Volatility (annual)	199.87% - 369.39%	256.36% - 381.28%
Risk-free rate	1.28 - 2.8%	0.59% - 2.29%
Dividend rate	–	–
Years to maturity	.08 - .94	.34 - 1

NOTE 8 – PREFERRED STOCK

Of the 25,000,000 shares of the Company's authorized Preferred Stock, $0.001 par value per share, 1,000,000 are designated Series A preferred stock, 1,900,000 shares are designated as Series B Preferred Stock and 1,000,000 shares are designated Series C preferred stock.

Series A Preferred Stock

Each Share of Series A preferred stock shall have 500 votes per share and each share can be converted into 500 shares of common stock. The holders of the Series A preferred stock are not entitled to dividends.

On July 2, 2020, the Board granted all 1,000,000 shares of the Series A preferred stock to the Company’s Chairman and CEO, Richard Carey, in conversion of $68,556 of accrued compensation.

Series B Preferred Stock

Only one person or entity, is entitled to be designated as the owner of all of the Series B Preferred Stock (the “Holder”), in whose name the initial certificates representing the Series B Preferred Stock shall be issued. Any transfer of the Series B Preferred Stock to a different Holder must be approved in advance by the Corporation; provided, however, the Holder shall have the right to transfer the Series B Preferred Stock, or any portion thereof, to any affiliate of Holder or nominee of Holder, without the approval of the Corporation. Each share of Preferred Stock shall have one vote per share. Holder is not entitled to dividends or distributions and each share of Series B Preferred Stock shall be convertible at the rate of two Common Shares for each one B Preferred stock.

In conjunction with the APA with Troy, the company issued 1,883,000 shares of Series B Preferred Stock, the shares were valued at $0.002 or $7,532 as if they had been converted into 3,666,000 shares of common stock.

F-23

On October 9, 2019, the parties have agreed to extend the date for filing the registration statement relating to the preferred shares of the Company to be issued to the Troy shareholders and that would in turn extend the date that the shares would become free trading. This extension will be for 150 days for filing the registration statement and obtaining approval for the shares to become free trading. All the remaining terms included in the contract will remain the same.

Series C Preferred Stock

On March 30, 2022, the Company created and designated 1,000,000 shares of Series C Preferred Stock (“Series C”) with a stated value of $1.00. The Series C has an annual cumulative dividend of 8%, has no voting rights. The Series C is convertible into shares of common stock at 65% of the lowest trading price for the ten days prior to the conversion date.

During the quarter ended June 30, 2022, the Company sold 207,500 shares of Series C to Geneva Roth Remark Holdings Inc for total proceeds of $207,500.

NOTE 9 – COMMON STOCK

During the year ended June 30, 2021, the Company granted 1,250,000 shares of common stock for services. The shares were valued at $0.02 per share for total non-cash expense of $25,000.

During the year ended June 30, 2021, the Company issued 1,375,000 shares of common stock in conversion of a $83,500 of principal. The Company recognized a $46,200 loss on the conversion.

During the year ended June 30, 2021, the Company sold 9,381,000 shares of common stock for total cash proceeds of $129,400, $20,000 of which is a receivable as of June 30, 2021. In addition, the Company has common stock be issued from the sale of $41,633.

On August 1,2021, the Company granted 4,444 shares of common stock for services. The shares were valued at $4.50 per share, based on the value of the services as provided by the services provider’s invoice, for total non-cash expense of $20,000. The $20,000 is being amortized over the one-year service term for the services being provided.

On November 11, 2021, the Company granted 4,000,000 shares of common stock for services. The shares were valued at $0.50 per share, based on the value of the services as provided by the services provider’s invoice, for total non-cash expense of $2,000,000. The $2,000,000 is being amortized over the one-year service term for the services being provided.

On December 16, 2021, the Company granted 1,500,000 shares of common stock for services. The shares were valued at $1.55 per share, the closing stock price on the date of grant, for total non-cash expense of $2,317,500. The $2,317,500 is being amortized over the one-year service term for the services being provided.

During the year ended June 30, 2022, the Company issued 4,362,000 shares of common stock for various consulting and professional fees. The shares were issued at the closing stock price on the date of grant for total non-cash expense of $4,712,000.

During the year ended June 30, 2022, the Company issued 1,947,000 shares of common stock in conversion of $97,154 of debt. A loss of $575,396 was recognized on the conversions. The shares were valued on the closing stock price on the date of grant for total non-cash expense of

During the year ended June 30, 2022, the Company sold 21,955,000 shares of common stock for total cash proceeds of $564,000. Of the stock sold $50,000 is still to be received. The Company also issued 4,770,000 shares that were sold in the prior year.

Refer to Note 5 for shares issued to related parties.

F-24

NOTE 10 – SIGNIFICANT TRANSACTIONS

On December 15, 2021, the Company signed a definitive agreement to purchase 51% of Compania Minera Metalurgica Centro Americana SA. (“Commsa”) for $1,000,000 in cash and 5,000,000 in restricted shares of common stock. In addition, the Company has agreed to provide up to $7,500,000 working capital to expand the mining operations in a gold mining project (Rio Jalan Project) in Olancho state in the highlands of Central Honduras. This transaction has become effective as of January 1, 2022.

This project, that runs along a 12.5 mile stretch of the Rio Jalan River, is a peaceful agrarian area, with only farmers and ranchers in the nearby five villages.

The environmental licenses have been obtained and exploration is ongoing. The mines will be producing gold early in 2022 and will be expanded early next year. Local small mining operations are producing a minimum of 250 to 300 oz of gold per site per month while losing approximately 50% of the recoverable gold particles. Our expanded operations, using modern equipment and our new Genesis program, should result in up to a 98% rate of recoverable gold, leading to significantly higher quantities of gold per site.

As an important part of this transaction, STAR has agreed to continue the distribution of aid to the five local villages with 2% of mining profits per village to be used for expanded school facilities, a medical center, college scholarships and a community center to be used by adults and kids alike. Additional projects, beneficial to the community, may be considered in the future.

Gold resources are in excess of 1 million oz. This estimate came from a limited appraisal of the area in which the mines are located.

This acquisition become effective in January, 2022. The Company has issued to date 250,000 shares of Common stock and paid $75,000 towards the purchase price.

On May 9, 2022, a binding letter of intent was signed for the acquisition of 51% of NSM USA a Wyoming corporation that owns 100% of four lithium mines in West Africa. The cost of these mines is $2 million, most of which is to be used for the growth of the four mines. These mines that are already producing small amounts of Lithium will be greatly expanded with the purchase of equipment. This transaction is due to close early 2023 with full production expected in the second quarter of 2023.

On May 11, 2022, a binding letter of intent was signed for the acquisition of 51% of NGM USA a Wyoming corporation that owns 100% of three gold mines in West Africa. The cost of this acquisition is $2 million, most of which will be used for equipment and growth of the mines. This transaction is due to close early 2023. All exploration work has been completed and production is anticipated to start in the second quarter of 2023.

On May 23, 2022, a binding letter of intent was signed for the acquisition of 75% of Magma International Inc. (“MII”). This acquisition for stock and cash will result in MII owning the Intellectual property, Building, equipment and significant inventory as well as the know how to produce Barotex. Mr. Lilo Benzicron the original inventor of this product will join Barotex as CEO and will be driving the innovation of new products for MII. This transaction is expected to close early 2023.

NOTE 11 – INCOME TAX

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The Company has evaluated Staff Accounting Bulletin No. 118 regarding the impact of the decreased tax rates of the Tax Cuts & Jobs Act. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. The U.S. federal income tax rate of 21% is being used due to the new tax law recently enacted.

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Net deferred tax assets consist of the following components as of June 30:

	2022	2021
Deferred Tax Assets:
NOL Carryover	$830,300	$666,300
Less valuation allowance	(830,300)	(666,300)
Net deferred tax assets	$–	$–

At June 30, 2022, the Company had net operating loss carry forwards of approximately $830,300 that may be offset against future taxable income. No tax benefit has been reported in the June 30, 2022 or 2021 financial statements; any tax benefit is offset by a valuation allowance of the same amount.

On December 22, 2017, the U.S. government enacted comprehensive tax legislation commonly referred to as the Tax Cut and Jobs Act (the “Tax Act”). The Tax Act establishes new tax laws that affects 2018 and future years, including a reduction in the U.S. federal corporate income tax rate to 21% effective January 1, 2018.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards for federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carry forwards may be limited as to use in future years.

ASC Topic 740 provides guidance on the accounting for uncertainty in income taxes recognized in a company’s financial statements. Topic 740 requires a company to determine whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position. If the more-likely-than-not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements.

The Company includes interest and penalties arising from the underpayment of income taxes in the statements of operations in the provision for income taxes. As of June 30, 2022, the Company had no accrued interest or penalties related to uncertain tax positions.

With few exceptions, the Company is no longer subject to U.S. federal, state and local income tax examinations by tax authorities for years before 2015.

NOTE 12 – SUBSEQUENT EVENTS

Management has evaluated subsequent events pursuant to the requirements of ASC Topic 855, from the balance sheet date through the date the financial statements were available to be issued, and has determined that no material subsequent events exist other than the following.

Subsequent to June 30, 2022, the Company issued 20,050,000 shares of common stock for services.

On August 31, 2022, the Company sold 46,500 shares of Series C Preferred shares to Geneva Roth Remark Holdings Inc.

On November 17, 2022, the Chairman, Richard Carey agreed to give 4 million of his own shares of common stock in exchange for $42,000 which was loaned to the Company

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PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the expenses expected to be incurred in connection with the issuance and distribution of the securities being registered (also included in the Use of Proceeds table).

SEC Registration*	$
Legal Fees and Expenses
Accounting Fees*
Miscellaneous*
Total	$

* Estimated

The Issuer will pay all fees and expenses associated with this offering with the Selling Shareholders paying none of the expenses.

Item 14. Indemnification of Directors and Officers

Our bylaws contain provisions which require that the company indemnify its officers, directors, employees and agents, in substantially the same language as Title 7 of the Nevada Revised Statutes. Section 7 of the Company’s Articles of Incorporation and Article IX of our bylaws provides for the Company’s ability to indemnify its officers, directors, employees and agents, subject to the limitations provided in NRS, for expenses actually and reasonably incurred. No indemnification shall be made in relation to matters as to which it shall be adjudged in such action, suit or proceeding, or in connection with any appeal therein that such officer, director or employee is liable for gross negligence or misconduct in the performance of his duties.

The foregoing right of indemnification shall not be deemed exclusive of any other rights to which any officer, director or employee may be entitled apart from the provisions of this section.

The amount of indemnity to which any officer or any director may be entitled shall be fixed by the Board of Directors, except that in any case in which there is no disinterested majority of the Board available, the amount shall be fixed by arbitration pursuant to the then existing rules of the American Arbitration Association.

Item 15. Recent Sales of Unregistered Securities

Since June 29, 2020, we have issued the following securities which were not registered under the Securities Act:

Securities issued to Officers, Directors and Consultants

On December 16, 2021, we issued 500,000 shares of common stock to Weverson Correia, for his services as CEO.

On January 10, 2022, we issued 1,000,000 shares of common stock to Themis Glatman, for his services as a director .

On February 25, 2022, we issued 500,000 shares of common stock to Fernando Godina for his services as a director.

On June 3, 2022, we issued 2,500,000 shares of common stock to Anthony Anish for his services as CFO.

On August 15, 2022, we issued 5,000,000 shares of common stock to Anthony Anish for his services as CFO.

On February 25, 2022, the Company issued 500,000 shares of common stock to Fernando Godina for his services as a director.

On August 15, 2022, the Company issued 5,000,000 shares of common stock to Fernando Godina, for services as a director.

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On August 15, 2022, the Company issued 5,000,000 shares of common stock to Bryan Cappelli for his services as a director.

On August 15, 2022, the Company issued 5,000,000 shares of common stock to Weverson Correia for this services as CEO.

On August 3, 2020, we issued 1,250,000 shares of common stock as consulting fees to investment bank, for consulting fees.

On July 5, 2021, we issued 4,770,000 shares of common stock to a consultant for business and IR services.

On August 31, 2021, we issued 4,444 shares of common stock to SRAX for investor relations services.

On December 16, 2021, we issued 1,000,000 shares of common stock as legal and business consulting fees and 500,000 shares of common stock to a consultant for business and investor relations services.

On December 20, 2021, we issued 52,000 shares of common stock to a consultant for business and marketing services.

On January 10, 2022, we issued 1,500,000 shares of common stock to, a consultant for business and marketing services.

On January 4, 2022, we issued 4,000,000 shares of common stock to SRAX for investor relations services.

On January 28, 2022, we issued 277,000 shares of common stock to 2 consultants for business advice.

On March 11, 2022, we issued 60,000 shares of common stock to Arnold Sock as legal fees.

On June 3, 2022, we issued 100,000 shares of common stock to our bookkeeper for accounting services.

On December 5, 2022, we issued 100,000 shares of common stock to a consultant for accounting services.

On December 26, 2022, we issued 1,000,000 shares of common stock to attorneys for legal services.

On March 7, 2023, we issued 190,114 shares of common stock to investment bankers as retaining fees.

On April 11, 2023, we issued 250,000 shares of common stock to a consultant for marketing advice.

On June 2, 2023, we issued 1,358,341 shares of common stock to an investment banker for services.

Shares issued in connection with the Private Offerings

Between June 29, 2020, and December 31, 2020, the Company sold an aggregate of 5,231,250 Shares of common stock to 20 accredited investors and one non-accredited investor at various prices per share for a total purchase price of $194,000.

Between March 24, 2021, and December 31, 2021, the Company sold an aggregate of 19,975,000 shares of common stock to 20 accredited investors and one non-accredited investor at various prices per share for a total purchase price of $642,350.

Between January 4, 2022, to December 31, 2022, the Company sold an aggregate of 14,050,000 Shares of common stock to 19 accredited investors for a total purchase price of $642,350.

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On June 2, the Company sold 285,714 Shares of common stock to an investor at the purchase price of $5,000.

Securities issued in connection with Convertible Notes

On November 30, 2022, the Company issued 2,518,892 shares of common stock to Geneva Roth Holdings, Inc. as a conversion of the $100,000 convertible promissory note.

On December 6, 2022, the Company issued 1,928,979 Shares of common stock to Geneva Roth Holdings, Inc. as a conversion of the $139,851 convertible promissory note.

On December 21, 2022, the Company issued 1,538,461 Shares of common stock to Fast Capital, LLC upon conversion of the $40,000 convertible promissory note.

On January 5, 2023, the Company issued 1,539,385 Shares of common stock to Geneva Roth Holdings, Inc. as a conversion of the $30,018 convertible promissory note.

On January 11, 2023, the Company issued 2,012,821 Shares of common stock to Geneva Roth Holdings, Inc. as a conversion of the $31,400 convertible promissory note.

On January 17, 2023, the Company issued 1,472,372 Shares of common stock were converted to Geneva Roth Holdings, Inc. as a conversion of the $22,969 convertible promissory note.

On January 19, 2023, the Company issued 3,424,657 Shares of common stock to Fast Capital, LLC as a conversion of the $50,000 convertible promissory note.

On March 3, 2023, the Company issued 1,777,778 Shares of common stock to Geneva Roth Holdings, Inc. as a conversion of the $20,800 convertible promissory note.

On March 9, 2023, the Company issued 2,355,556 Shares of common stock to Geneva Roth Holdings, Inc. as a conversion of the $27,560 convertible promissory note.

On March 21, 2023, the Company issued 4,087,500 shares of common stock to Fast Capital, LLC as a conversion of the $32,500 convertible promissory note.

Shares issued in connection with the acquisitions.

On March 21, 2022, we issued 200,000 shares of common stock to Juan Lemus as downpayment in connection with the acquisition of 51% of the capital stock of Compania Minera Metalurgica Centro Americana (Commsa).

Shares issued to the Selling Stockholder

On March 16, 2023, we issued 1,000,000 shares of common stock as commitment shares to Keystone, pursuant to the Purchase Agreement.

The above issuances did not involve any underwriters, underwriting discounts or commissions, or any public offering and are exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(2) thereof and/or Regulation D promulgated thereunder.

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EXHIBITS

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

Certain exhibits listed below are incorporated by reference as so marked with the date and filing with which such exhibits were filed with the Securities and Exchange Commission)

Exhibit	Description

3.1	Articles of Incorporation (incorporated by reference to the Registration Statement on Form S-1 filed on July 20, 2014)
3.2	Bylaws (incorporated by reference to the Registration Statement on Form S-1 filed on July 20, 2014)
3.3	Articles of Amendment to Articles of Incorporation dated January 6, 2017 with respect to the change of the name of the Company to Star Alliance International Corp.
3.4	Articles of Amendment to Articles of Incorporation dated June 16, 2019 increasing the authorized capital of the Registrant
3.5	Certificate of Designations of Series A Preferred Stock dated July 27, 2020 (incorporated by reference to the Registration Statement on Form S-1 filed August 14, 2020)
3.6	Articles of Designations of Series B Preferred Stock dated November 16, 2019 (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed with the SEC on August 19, 2019)
3.7*	Certificate of Designations of Series C Preferred Stock, dated March 28, 2022
3.8*	Articles of Amendment to the Articles of Incorporation, dated May 30, 2022, increasing the authorized capital of the Registrant
5.1**	Opinion of The Crone Law Group
10.1	Asset Purchase Agreement dated June 13, 2019 between the Registrant and Troy (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K dated August 19, 2019)
10.2	Share Exchange Agreement dated December 15, 2021 by and between the Registrant and Juan Lemus (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K dated December 22, 2021).
10.3	Common Stock Purchase Agreement by and between Keystone and the Registrant dated March 15, 2023 (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K dated March 20, 2023)
10.4	Registration Rights Agreement by and between Keystone and the Registrant dated March 15, 2023 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K dated March 20, 2023)
10.5*	Share Purchase Agreement dated March 19, 2023 by and among the Registrant, Lion Works and Juan Lemus
10.6*	12% Convertible promissory note issued to Quick Capital LLC on February 7, 2023
10.7*	10% Convertible promissory note issued to AES Capital Management, LLC on February 8, 2023
10.8	Employment Agreement between the Registrant and Richard Carey, effective as of August 1, 2022 (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q dated May 22, 2023)
10.9	Employment Agreement between the Registrant and Anthony Anish, effective as of August 1, 2022 (incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q dated May 22, 2023)
10.10*	Series C Preferred Purchase Agreement by and between the Registrant and Geneva Roth Remark Holdings, Inc. dated January 17, 2023
10.11*	Series C Preferred Purchase Agreement by and between the Registrant and Geneva Roth Remark Holdings, Inc. dated February 16, 2023
21.1*	Subsidiaries of the Registrant
23.1*	Consent of Gries and Associates, LLC, independent public accounting firm
99.1*	Garcia Valuation and Gold Reserves Report with respect to mines acquired from Troy
107*	Fee Table

______________

*	Filed herewith
**	To be filed by amendment.

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Item 17. Undertakings

The undersigned hereby undertakes:

(1)            to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

(i)	include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	include any additional or changed material information on the plan of distribution.

(2)            that for determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)            to file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

 (4)            that for determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)	Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser

(5)            Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a directors, officers or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Westlake Village, California on June 15th, 2023.

STAR ALLIANCE INTERNATIONAL INC.

/s/ Richard Carey
Richard Carey
President and Chairman (Principal Executive Officer)

We, the undersigned officers and directors of Star Alliance International Inc. hereby severally constitute and appoint Richard Carey as our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution in for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Richard Carey	President, Chairman and Director	June 15, 2023
Richard Carey	(Principal Executive Officer)

/s/ Anthony Anish	Chief Financial Officer, Corporate Secretary and Director	June 15, 2023
Anthony Anish	(Principal Financial and Accounting Officer)

/s/ Weverson Correia	Chief Executive Officer and Director	June 15, 2023
Weverson Correia

/s/ Franz Allmayer	Vice President Finance and Director	June 15, 2023
Franz Allmayer

/s/ Themis Glatman	Treasurer and Director	June 15, 2023
Themis Glatman

/s/ Fernando Godina	Vice President and Director	June 15, 2023
Fernando Godina

/s/ Bryan Cappelli	Director	June 15, 2023
Bryan Cappelli

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